                                                                   EXHIBIT 10.18

                              303 EAST WACKER DRIVE
                                CHICAGO, ILLINOIS

                                  OFFICE LEASE

                                     BETWEEN

                            303 WACKER REALTY L.L.C.

                                    LANDLORD

                                       AND

                                  IMANAGE, INC.

                                     TENANT

                           DATED AS OF MARCH 17, 2003

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.      CERTAIN PROVISIONS AND DEFINITIONS ...............................    1

2.      GRANT AND ACCEPTANCE OF LEASE ....................................    3

3.      RENT .............................................................    3

4.      BASE RENT ........................................................    4

5.      ADDITIONAL RENT ..................................................    4

6.      USE OF PREMISES ..................................................    9

7.      DELIVERY OF POSSESSION; TENANT'S WORK; LANDLORD'S WORK ...........   10

8.      SERVICES .........................................................   12

9.      CONDITION AND CARE OF PREMISES ...................................   16

10.     SURRENDER OF PREMISES ............................................   20

11.     HOLDING OVER .....................................................   22

12.     RULES AND REGULATIONS ............................................   22

13.     RIGHTS RESERVED TO LANDLORD ......................................   23

14.     ALTERATIONS ......................................................   26

15.     ASSIGNMENT AND SUBLETTING ........................................   28

16.     WAIVER OF CERTAIN CLAIMS, INDEMNITY BY TENANT ....................   32

17.     DAMAGE OR DESTRUCTION BY CASUALTY ................................   33

18.     EMINENT DOMAIN ...................................................   36

19.     DEFAULT; LANDLORD'S RIGHTS AND REMEDIES ..........................   37

20.     RIGHTS OF MORTGAGEES AND GROUND LESSORS ..........................   42

21.     DEFAULT UNDER OTHER LEASES .......................................   45

22.     INSURANCE AND SUBROGATION ........................................   45

23.     NONWAIVER ........................................................   47

24.     ESTOPPEL CERTIFICATE .............................................   47

25.     TENANT CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP .....   47

26.     REAL ESTATE BROKERS ..............................................   48

27.     NOTICES ..........................................................   48

28.     MISCELLANEOUS ....................................................   49

29.     SECURITY DEPOSIT .................................................   53

30.     SUBSTITUTION FOR PARTIAL FLOOR PREMISES ..........................   56

31.     LANDLORD .........................................................   58

32.     TITLE AND COVENANT AGAINST LIENS .................................   58

33.     COVENANT OF QUIET ENJOYMENT ......................................   58

34.     RIGHT OF FIRST OFFER .............................................   58

35.     RENEWAL OPTION ...................................................   62

36.     MARKET RENTAL RATE ...............................................   63

37.     BUILDING DIRECTORY ...............................................   65

38.     PARKING ..........................................................   65

39.     SIGNAGE ..........................................................   66

40.     SATELLITE DISH ...................................................   67

41.     ERISA MATTERS ....................................................   68

42.     PRE-OCCUPANCY CONTRACTION/EXPANSION OPTION .......................   69

43.     STORAGE CLOSET/STORAGE AREA ......................................   71

44.     EXCULPATORY PROVISIONS ...........................................   72

EXHIBITS
--------
   A        Floor Plan(s) of Premises
   B        Workletter
   C        Other Definitions
   D        Rules and Regulations
   E        Cleaning Specifications
   F        Existing 10% Plans
   G        Description of Existing FF&E

                                  OFFICE LEASE

DATED AS OF:      March 17, 2003

BETWEEN:          303 Wacker Realty L.L.C.                          ("LANDLORD")
(Address)         303 East Wacker Drive
                  Chicago, Illinois 60601

AND:              iManage, Inc.                                      ("TENANT")
(Address)         950 Tower Lane - Suite 500
                  Foster City, California  94404

LOCATION:         Entire 28th Floor and a portion of the 27th  Floor,  303 East
                  Wacker  Drive,  Chicago,  Illinois 60601-5210

Landlord and Tenant hereby covenant and agree as follows:

      1. CERTAIN PROVISIONS AND DEFINITIONS. The following provisions and definitions are an integral part of this lease:

            (a) "BASE RENT": The respective amounts for each Lease Year of the Initial Term set forth in the following table (based on the respective rates of Base Rent per square foot of Rentable Area set forth in the following table):

                                                           ANNUAL BASE RENT
                                                          PER SQUARE FOOT OF
      LEASE            ANNUAL               MONTHLY         RENTABLE AREA OF
      YEAR            BASE RENT            BASE RENT         THE PREMISES
      ----           -----------          -----------     ------------------
        1            $588,495.00          $ 49,041.25            $15.00

        2            $606,149.85          $ 50,512.49            $15.45

        3            $624,197.03          $ 52,016.42            $15.91

        4            $643,028.87          $ 53,585.74            $16.39

        5            $662,253.04          $ 55,187.75            $16.88

        6            $682,261.87          $ 56,855.16            $17.39

        7            $702,663.03          $ 58,555.25            $17.91

        8            $723,848.85          $ 60,320.74            $18.45

        9            $745,427.00          $ 62,118.92            $19.00

       10            $767,789.81          $ 63,982.48            $19.57

       11            $790,937.28          $ 65,911.44            $20.16

       12            $814,477.08          $ 67,873.09            $20.76

13 (through end
of Initial Term)     $839,193.87          $ 69,932.82            $21.39

            (b) "BROKER(S)": Cushman & Wakefield of Illinois, Inc.

            (c) "BUILDING": The office building located at 303 East Wacker Drive, Chicago, Illinois 60601-5210.

            (d) "COMMENCEMENT DATE": The first to occur of (i) August 1, 2003, and (ii) the date Tenant occupies the Premises for the conduct of any business operations therefrom..

            (e) "EXPIRATION DATE": July 31, 2016.

            (f) "INITIAL TERM": The period beginning on the Commencement Date and ending on the Expiration Date.

            (g) "LAND": The parcel(s) of real estate on which the Building is located.

            (h) "LANDLORD'S WORK": The work to be performed by or on behalf of Landlord to ready the Premises for initial occupancy by Tenant, as more particularly described in Section 7(c) hereof.

            (i) "LEASE YEAR": If the Commencement Date is the first day of a calendar month, the period of twelve (12) consecutive months commencing on the Commencement Date; if the Commencement Date is not the first day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month of the Term; and, in either case, each consecutive twelve (12) month period thereafter which falls in whole or in part during the Term.

            (j) "PREMISES": The area indicated on Exhibit A on the 27th and 28th floors of the Building, deemed to consist of 39,233 square feet of Rentable Area (being 30,919 square feet of Rentable Area on the 28th floor and 8,314 square feet of Rentable Area on the 27th floor), subject to pre-occupancy contraction or expansion as described in Section 42 hereof.

            (k) "PROJECT": The Land and the Building, together with any other improvements located on the Land, all equipment, fixtures, machinery, systems, apparatus and personal property of Landlord located at or used in connection with the Land or the Building from time to time.

            (l) "SECURITY DEPOSIT": See Section 29.

            (m) "TENANT ALTERATIONS": Any alteration, improvements or additions (including decorations) to the Premises performed or to be performed by or on behalf of Tenant, including, without limitation, the Tenant's Work, but excluding any of Landlord's Work to be performed by or on behalf of Landlord hereunder.

            (n) "TENANT'S WORK": The work to be performed by or on behalf of Tenant to ready the Premises for initial occupancy by Tenant, as more particularly described in Section 7(b) hereof and in the Workletter.

            (o) "TERM": The Initial Term and any extension or renewal of the Initial Term specifically provided herein.

            (p) "USE": General office use and other ancillary legally permitted uses compatible and consistent with office usage at first-class office buildings in Chicago, Illinois.

            (q) "WORKLETTER": The Workletter attached hereto as Exhibit B.

            SEE EXHIBIT C AND THE WORKLETTER FOR OTHER DEFINITIONS OF TERMS USED HEREIN.

      2. GRANT AND ACCEPTANCE OF LEASE. Landlord hereby leases the Premises to Tenant and Tenant hereby accepts and leases the Premises from Landlord to have and to hold during the Term, subject to the terms and conditions of this lease.

      3. RENT. Base Rent, Additional Rent, Additional Rent Estimate and all other amounts becoming due from Tenant to Landlord hereunder (collectively "RENT") shall be paid in lawful money of the United States to Landlord at the following address: 303 East Wacker Drive, Chicago, Illinois 60601 or such other address as Landlord shall designate in writing to Tenant from time to time, without any demand and without any reduction, abatement, counterclaim, deduction or set-off whatsoever, except as expressly provided herein, at the times and in the manner hereinafter provided. Unpaid Rent which remains unpaid for five (5) days after the due date shall bear interest at the Default Rate from the date due until paid. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this lease.

      4. BASE RENT.

            (a) MONTHLY BASE RENT. Tenant shall pay Base Rent to Landlord in equal monthly installments (herein called "MONTHLY BASE Rent"), in advance, on or before the Commencement Date and on or before the first day of each and every subsequent calendar month during the Term. If the Term shall begin on any day other than the first day of a calendar month or end on any day other than the last day of a calendar month, then the Monthly Base Rent for any partial calendar month within the Term shall be prorated on a per diem basis.

            (b) BASE RENT ABATEMENT. Notwithstanding the terms of Section 4(a) above, it is agreed that, so long as Tenant is not in default under this lease beyond any applicable notice and cure period during any applicable Abatement Month (as hereinafter defined), then, subject to the terms of the last sentence of this subclause (b), Tenant shall be entitled to an abatement of Monthly Base Rent attributable to the initial Premises being leased hereunder for each of the following full calendar months (each such month, an "ABATEMENT MONTH"): (i) the first twelve (12) full calendar months of the Term, and (ii) the last two (2) full calendar months of Lease Years 2, 3 and 4 (as the term "Lease Year" is defined in Section 1 above). The foregoing abatement of Base Rent shall not otherwise affect Tenant's obligation to pay all other rentals due and owing during each such respective Abatement Month, nor shall it affect any other obligations of Tenant hereunder; and provided further, that Tenant shall not be entitled to any such Base Rent abatement for any Abatement Month during which Tenant is in default under this lease beyond any applicable notice and cure period. The rental abatements described in this Section 4 shall not apply with respect to any first offer space leased by Tenant under
      Section 34 hereinbelow. Notwithstanding anything herein to the contrary, Landlord shall have the right, at any time and from time to time during the Term, to elect, by written notice to Tenant, to make a cash payment to Tenant equal to the Monthly Base Rent attributable to the initial Premises being leased hereunder for any one or more Abatement Months which have not theretofore occurred, discounted to present value as of the date Landlord makes such payment using a discount factor equal to one and one-half percent (1 1/2%), in which case Tenant shall no longer be entitled to the aforementioned abatement of Base Rent for the applicable Abatement Month(s) for which Landlord has made such cash payment. Further, notwithstanding anything herein to the contrary, if Tenant is in default during any applicable Abatement Month, which default is not cured within applicable notice and cure periods hereunder, then Tenant shall no longer be entitled to any abatement of Monthly Base Rent under this subclause (b) relative to such month, and such Monthly Base Rent shall be immediately due and payable upon Landlord's demand therefor.

      5. ADDITIONAL RENT. In addition to paying the Base Rent, Tenant shall also pay as additional rent the amounts (collectively "ADDITIONAL RENT") determined to be Tax Adjustment and Expense Adjustment in accordance with this Section 5:

            (a) COMPUTATION OF ADDITIONAL RENT. Tenant shall pay as Additional Rent for each Calculation Year the following amounts:

                  (i) Tenant's Proportionate Share of Taxes for such Calculation
            Year (the "TAX ADJUSTMENT"); plus

                  (ii) Tenant's Proportionate Share of Expenses for such
            Calculation Year (the "EXPENSE ADJUSTMENT").

            (b) PAYMENTS OF ADDITIONAL RENT; ADDITIONAL RENT ESTIMATE; PROJECTIONS. Tenant shall pay Additional Rent to Landlord in the manner hereinafter provided. The aggregate of payments required to be made by Tenant on account of Additional Rent for any Calculation Year until actual Additional Rent is determined is herein called "ADDITIONAL RENT ESTIMATE".

                  (i) Landlord may, at any time and from time to time prior to the first Calculation Date and during the Term, deliver to Tenant a written notice or notices ("PROJECTION NOTICE") setting forth:

                        (A) Landlord's reasonable estimates, forecasts or
                  projections (collectively, the "PROJECTIONS") of any or all of Taxes and Expenses for such Calculation Year, and

                        (B) Tenant's Additional Rent Estimate (setting forth the
                  Expense Adjustment component and Tax Adjustment component separately) based upon the Projections, being the Tenant's Proportionate Share of the Projections. For information purposes, it is hereby confirmed that, as of the date hereof, Tenant's Additional Rent Estimate for the 2003 Calculation Year is $13.84 per square foot of Rentable Area of the Premises (subject to adjustment as permitted hereunder).

                  (ii) On or before the first (1st) day of the next calendar month following Landlord's service of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of the Additional Rent Estimate shown in the Projection Notice. Within thirty (30) days following Landlord's service of a Projection Notice, to bring Tenant's payments of Additional Rent Estimate current, Tenant shall also pay Landlord the amount set forth in the Projection Notice, which shall equal the Additional Rent Estimate shown in the Projection Notice less (A) any previous payments on account of Additional Rent Estimate made for such Calculation Year, and (B) total monthly installments on account of Additional Rent Estimate not yet due and payable for the remainder of such Calculation Year. Until such time as Landlord furnishes a Projection Notice for a Calculation Year, Tenant shall pay to Landlord a monthly installment of Additional Rent Estimate on the first day of each month equal to the greater of the latest monthly installment of Additional Rent Estimate or one-twelfth (1/12) of Tenant's latest determined Additional Rent.

            (c) READJUSTMENTS.

                  (i) Within one hundred eighty (180) days following the end of each Calculation Year (or as soon thereafter as is reasonably practicable), Landlord shall notify Tenant in writing (any such notice of Expenses and Expense Adjustment herein called "LANDLORD'S EXPENSE STATEMENT") of the amount of Expenses to be used in calculating the Expense Adjustment for such Calculation Year, and of Tenant's Expense Adjustment for such Calculation Year. If the Expense Adjustment owed for such Calculation Year exceeds the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year, then Tenant shall, within thirty (30) days after the date of Landlord's Expense Statement, pay to Landlord an amount equal to the excess of the Expense Adjustment over the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year. If the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year exceeds the Expense Adjustment owed for such Calculation Year, then Landlord shall credit such excess to Rent payable after the date of Landlord's Expense Statement until such excess has been exhausted, or may, at its option, pay such excess to Tenant within thirty (30) days after delivery of Landlord's Expense Statement. If this lease shall expire or be terminated prior to full application of such excess, Landlord shall, within thirty (30) days thereafter, pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Calculation Year in which the lease expires, subject to Tenant's obligations under Section 5(e) hereof, provided Tenant shall have vacated the Premises and otherwise surrendered the Premises to Landlord in accordance with this lease and Tenant is not then in default under this lease (provided that if any such default is cured within applicable cure periods, then Tenant shall again be entitled to such excess). Landlord's obligation to refund any such unapplied excess shall survive the expiration or earlier termination of this lease.

                  (ii) Following the end of each Calculation Year and within a reasonable time period after Landlord shall have determined the actual amount of Taxes to be used in calculating the Tax Adjustment for such Calculation Year, Landlord shall notify Tenant in writing (any such notice of Taxes and Tax Adjustment herein called "LANDLORD'S TAX STATEMENT") of such Taxes for such Calculation Year. If the Tax Adjustment owed for such Calculation Year exceeds the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year, then Tenant shall, within thirty (30) days after the date of Landlord's Tax Statement, pay to Landlord an amount equal to the excess of the Tax Adjustment over the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year. If the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year exceeds the Tax Adjustment owed for such Calculation Year, then Landlord shall credit such excess to Rent payable after the date of Landlord's Tax Statement until such excess has been exhausted, or may, at its option, pay such excess to Tenant within thirty (30) days after delivery of Landlord's Tax Statement. If this lease shall expire or be terminated prior to full application of such excess, Landlord shall, within thirty (30) days thereafter, pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Calculation Year in which the lease expires, subject to Tenant's obligations under Section 5(e) hereof, provided Tenant shall have vacated the Premises and otherwise surrendered the Premises to Landlord in accordance with this lease and Tenant is not then in default under this lease (provided that if any such default is cured within applicable cure periods, then Tenant shall again be entitled to such excess). Landlord's obligation to refund any such unapplied excess shall survive the expiration or earlier termination of this lease.

                  (d) BOOKS AND RECORDS. Landlord shall maintain books and
            records showing Taxes and Expenses in accordance with sound accounting and management practices. Tenant and its Representative (as hereinafter defined) shall have the right to examine such books and records showing Taxes and Expenses upon reasonable prior notice and during normal business hours at any time within thirty (30) days following Tenant's receipt of Landlord's Expense Statement (as it relates to an examination of Expenses) or Landlord's Tax Statement (as it relates to an examination of Taxes) provided for in Section 5(c). Unless Tenant shall take written exception to any item of Taxes or Expenses, specifying in detail the reasons for such exception as to a particular item within sixty (60) days after Tenant's receipt of Landlord's Expense Statement or Landlord's Tax Statement (as the case may be), Landlord's Expense Statement and Landlord's Tax Statement, as applicable, shall be considered as final and accepted by Tenant. Notwithstanding any exception made by Tenant, Tenant shall pay Landlord the full amount of its Additional Rent Estimate and its Additional Rent as determined by Landlord, subject to readjustment at such time as any such exception may be resolved in favor of Tenant. For purposes of the foregoing, the term "REPRESENTATIVE" shall mean either a nationally recognized independent certified public accounting firm licensed to do business in the State of Illinois, or another accounting firm reasonably acceptable to Landlord. For each examination of Landlord's books and records, the employees of Tenant's Representative who personally examine such books and records shall include a certified public accountant, but if deemed necessary or appropriate by the accountant may also include other real estate professionals who are experienced in management of first-class office buildings. Tenant shall not retain its Representative on a contingent fee basis. In the event any audit conducted by Tenant's Representative determines that Landlord's Expense Statement and Landlords Tax Statement overstated Tenant's Additional Rent from the actual amount so required hereunder for any Calculation Year by an amount in excess of five percent (5%), Landlord shall be responsible for the prompt payment of reasonable audit fees incurred by Tenant under this Section 5(d); otherwise (i) Tenant shall be responsible for the prompt payment of all audit and examination fees incurred under this Section 5(d), and
            (ii) Tenant shall pay Landlord all out-of-pocket costs and expenses incurred by Landlord in connection with such audit.

                  (e) PRORATION AND SURVIVAL. With respect to any Calculation
            Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such Calculation Year only a pro rata share of Additional Rent as hereinabove determined, based upon the number of days of the Term falling within the Calculation Year. Following expiration or termination of this lease, Tenant shall pay any Additional Rent due to Landlord within thirty (30) days after the date of Landlord's Expense Statement or Landlord's Tax Statement (as the case may be) sent to Tenant. Without limiting other obligations of Tenant which survive the expiration or termination of this lease, the obligations of Tenant to pay Additional Rent provided for in this Section 5 shall survive the expiration or earlier termination of this lease. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Section 5.

                  (f) NO DECREASE IN BASE RENT. In no event shall any Additional
            Rent result in a decrease of the Base Rent payable hereunder.

                  (g) NO REPRESENTATION OR WARRANTY. Tenant acknowledges that neither Landlord, nor any of its respective agents or employees, has made or does hereby make any representation or warranty whatsoever to Tenant as to the amount of Taxes, Expenses, Tax Adjustment or Expense Adjustment or any component thereof which may become payable during the Term.

                  (h) ADDITIONAL RENT ABATEMENT. Notwithstanding the terms set forth above in this Section 5, it is agreed that, so long as Tenant is not in default under this lease beyond any applicable notice and cure period during any applicable Additional Rent Abatement Month (as hereinafter defined), then, subject to the terms of the last sentence of this subclause (h), Tenant shall be entitled to an abatement of Additional Rent attributable to the initial Premises being leased hereunder for each of the following full calendar months (each such month, an "ADDITIONAL RENT ABATEMENT MONTH": the first twelve (12) full calendar months of the Term. The foregoing abatement of Additional Rent shall not otherwise affect Tenant's obligation to pay all other amounts due and owing under this lease during each such respective Additional Rent Abatement Month, nor shall it affect any other obligations of Tenant hereunder; and provided further, that Tenant shall not be entitled to any such Additional Rent abatement for any Additional Rent Abatement Month during which Tenant is in default under this lease beyond any applicable notice and cure period. The rental abatements described in this Section 5 shall not apply with respect to any first offer space leased by Tenant under Section 34 hereinbelow. Notwithstanding anything herein to the contrary, Landlord shall have the right, at any time and from time to time during the Term, to elect, by written notice to Tenant, to make a cash payment to Tenant equal to the Additional Rent attributable to the initial Premises being leased hereunder for any one or more Additional Rent Abatement Months which have not theretofore occurred, using the then Additional Rent Estimate in effect at the time of such payment, all discounted to present value as of the date Landlord makes such payment using a discount factor equal to one and one-half percent (1 1/2%), in which case Tenant shall no longer be entitled to the aforementioned abatement of Additional Rent for the applicable Additional Rent Abatement Month(s) for which Landlord has made such cash payment; provided further, that Tenant's Additional Rent obligations under this lease relative to any such Additional Rent Abatement Month(s) for which Landlord has made such cash payment shall be fixed at the monthly "Additional Rent Estimate" amount used as the basis for such cash payment calculation, and there shall be no adjustment or reconciliation on account of actual Expenses or Taxes relative to such month(s) under Section 5(c) above. Further, notwithstanding anything herein to the contrary, if Tenant is in default during any applicable Additional Rent Abatement Month, which default is not cured within applicable notice and cure periods hereunder, then Tenant shall no longer be entitled to any abatement of Additional Rent under this subclause (h) relative to such month, and such Additional Rent payable for such Additional Rent Abatement Month shall be immediately due and payable upon Landlord's demand therefor.

      6. USE OF PREMISES.

            (a) USE. Tenant shall use and occupy the Premises as set forth in
      Section 1(p) hereof only and for no other use or purpose.

            (b) COMPLIANCE WITH REQUIREMENTS. Subject to the terms of the next succeeding sentence, Tenant shall comply, in all material respects, with all applicable Laws (hereinafter defined) now or hereafter in force, and with all applicable insurance underwriters regulations and other requirements, respecting all matters of occupancy, condition or maintenance of the Premises, whether any of the foregoing shall be directed to Tenant or Landlord and whether imposed on the owner or occupant of the Premises. Notwithstanding the foregoing, but subject to the provisions of Section 9(e) and 9(f) regarding Tenant's obligations with respect to "Hazardous Substances" and "ADA" (as such terms are defined therein), Tenant shall not be obligated to make any structural alterations or capital improvements required by changes in Laws following the Commencement Date, to the extent similar alterations or improvements will be required to be made in the Building as a whole as a result of such changes in Law (i.e., as distinguished from alterations or improvements made necessary by Tenant's particular use of the Premises or required to be made to, or made necessary by, Tenant's Work or other Tenant Alterations), and all such structural alterations or capital improvements which are not so required to be made by Tenant shall instead be made by Landlord (subject to reimbursement as part of "Expenses", as and to the extent permitted in Exhibit C hereto). "LAWS" means all statutes, laws, ordinances, codes, rules and regulations, orders and directions of public officials or other acts having the force or effect of law, of all federal, state, county, municipal and other agencies, authorities or bodies having jurisdiction over the Premises. Tenant shall not make or permit any use of the Premises or the Building, or do or permit to be done anything in or upon the Premises or the Building, or bring or keep anything in the Premises or the Building, which directly or indirectly is forbidden by any of the foregoing or which may be dangerous to persons or property, or which may invalidate or increase the rate of insurance on the Building, its appurtenances, contents or operations, or which would tend to create or continue a nuisance or which is contrary to or prohibited by the terms and conditions of this lease.

            (c) LANDLORD COMPLIANCE. Without limiting Landlord's obligations under Section 6(a) above (i.e., as it relates to certain structural or capital improvements required based on changes in Laws following the Commencement Date) and under Section 9 hereof, but subject to Section 16 and Section 17 below, Landlord shall comply, in all materials respect, with all applicable Laws pertaining to the "core and shell" of the Building (as defined in Section 17(e) below), including the public areas of the Building, or otherwise relating to Landlord's performance of any maintenance or repair obligations imposed upon Landlord hereunder. For purposes of this Section 6(c), it is understood and agreed that (i) any costs incurred by Landlord relative to such compliance activities under this Section 6(c) may be included as part of "Expenses" hereunder (subject to the terms of Section 9 hereof and subject to the limitations expressly provided in the definition of Expenses in Exhibit C hereto), and (ii) Tenant shall have no claim against Landlord relative to noncompliance of Laws under this Section 6(c) or Section 6(b) above or Section 9 below if any such noncompliance of Laws does not materially adversely impact Tenant's use and quiet enjoyment of any portion of the Premises in accordance with the terms of this lease, and (iii) Tenant shall reasonably cooperate with Landlord in allowing access to the Premises, subject to prior scheduling with Tenant, to enable Landlord to perform any compliance work under this Section 6(c) or under Section 6(b) above which is required within the Premises.

      7. DELIVERY OF POSSESSION; TENANT'S WORK; LANDLORD'S WORK.

            (a) DELIVERY OF POSSESSION. Landlord shall deliver possession of the Premises to Tenant within three (3) business days following the date of mutual execution of this lease by Landlord and Tenant, in order for Tenant to commence with the Tenant's Work as described in Section 7(b) below. The date Landlord so delivers possession of the Premises to Tenant is referred to herein as the "TURNOVER DATE".

            (b) TENANT'S WORK.

                  (i) Subject to the terms of Section 7(c) below pertaining to
            Landlord's Work and the terms of the Workletter pertaining to Landlord's disbursement of the "Allowance" and the "Space Plan Allowance" described therein, Tenant shall, at its sole cost and expense, perform such work as may be necessary or desired by Tenant to improve the Premises for occupancy, all subject to and in accordance with the provisions of this lease, including, without limitation, the provisions of the Workletter attached hereto. All work referred to in this subparagraph, which work is to be constructed prior to the Commencement Date hereof, is hereinafter referred to as "TENANT'S WORK". Tenant, at Tenant's option, may retain Landlord as construction manager for all or any portion of the Tenant's Work, if Landlord agrees to perform such construction management services. In the event Tenant elects to retain Landlord as construction manager, and Landlord agrees to perform such construction management services, Tenant and Landlord shall, at Landlord's request, enter Landlord's standard form of Tenant Construction Agreement for similar work in the Building, including such fees payable to Landlord as may be mutually agreed-upon by the parties. In the event Tenant does not elect to engage Landlord as construction manager, then Tenant shall have the right to retain its own general contractor for construction of the Tenant's Work, which general contractor shall be subject to Landlord's approval, not to be unreasonably withheld), as provided in the Workletter. Tenant hereby acknowledges and agrees that, in connection with the Tenant's Work, Tenant and any and all contractors performing Tenant's Work shall comply, in all respects, with Landlord's construction-related rules and regulations for the Building, a copy of the current draft of which having heretofore been made available to Tenant for review (it being understood that Landlord may hereafter revise, finalize and/or update said rules and regulations from time to time and Tenant shall comply with all such revised construction-related rules and regulations so long as any material changes from the draft thereof heretofore made available to Tenant are uniformly imposed, in general, upon other tenants performing construction work at the Building).

                  (ii) In the event Tenant elects to employ an engineer
            designated by Landlord in the preparation of any portion of the plans, or for the performance of any portion of Tenant's Work, Tenant shall employ and be responsible for all fees of said engineer in preparing the plans or portion thereof and for any portion of Tenant's Work performed by said engineer. In the event Tenant has elected not to employ Landlord's designated engineer in the preparation of the plans, Landlord reserves the right to have the plans reviewed by Landlord's designated engineer and Tenant shall reimburse Landlord for all out-of-pocket expenses incurred by Landlord for such review. Landlord's approval shall be required of engineering plans and specifications, whether prepared by Landlord's designated engineer or another engineer, which approval shall not be unreasonably withheld, conditioned or delayed as provided in the Workletter. Tenant shall not permit noise from construction of Tenant's Work to disturb other tenants in the Building. Tenant's Work which does so disturb other tenants shall be performed after regular working hours.

                  (iii) During any occupancy of the Premises from and after the date Landlord delivers possession thereof to Tenant and prior to the Commencement Date, all of the terms and provisions of this lease shall govern and control, except that (A) Tenant shall have no obligation to pay Base Rent or Additional Rent during any such period prior to the Commencement Date, and (B) except for HVAC as provided in the Workletter, Landlord shall have no obligation to perform any cleaning, janitorial or other Building services within any such portion of the Premises during any such period prior to the Commencement Date.

            (c) LANDLORD'S WORK. Landlord hereby agrees to build out a common area corridor on Floor 27 (the "CORRIDOR WORK"), and to separately demise (i.e., install building standard demising walls) that portion of Floor 27 included as part of the Premises (the "DEMISING WALL WORK") (collectively, the "LANDLORD'S WORK"). Landlord shall be responsible for the cost of the Corridor Work, which cost shall not be deducted from the Allowance (as defined in Exhibit B attached hereto). Landlord and Tenant shall each be responsible for one-half of the cost of the Demising Wall Work, with Tenant's portion being payable within ten (10) business days after Landlord's demand therefor from time to time (which amount payable by Tenant may, at Landlord's option, be deducted and disbursed from said Allowance). The Landlord's Work shall include installation of a separate electric meter for that portion of the Premises located on Floor 27 (or in the alternative, Landlord may allow Tenant to utilize the existing meter controlling the 27th Floor which is located on Floor 28 as of the date of this lease), at no cost to Tenant; provided that, in either such case, Tenant shall make all necessary arrangements with the electric utility company and shall be responsible for all costs associated with subdividing the distribution of electricity so that any such meter only monitors/controls electricity distribution to the Premises, and assuring that the balance of the 27th floor continues to have electrical service separate and apart from Tenant's meter(s). Without limitation of other rights of Landlord set forth herein, it is acknowledged and agreed that Tenant shall allow Landlord and its representatives, upon reasonable notice to Tenant, to have reasonable access to any electrical closets located within the Premises, so that Landlord can coordinate the hook-up and servicing of electrical requirements of other occupants at the Building. The Landlord's Work shall be performed in a good and workmanlike manner and in compliance, in all material respects, with all applicable Laws. It is acknowledged that the Landlord's Work may be performed following the date Landlord delivers possession of the Premises to Tenant under Section 7(a) above, and Tenant shall cooperate with Landlord in all reasonable respects to coordinate and schedule such Landlord's Work with Tenant's on-going activities at the Premises. Landlord shall use reasonable efforts to substantially complete the Landlord's Work within the "Landlord Work Period" (as hereinafter defined), subject to delays caused by Tenant or other delays beyond Landlord's reasonable control. For purposes of the foregoing, the term "LANDLORD WORK PERIOD" shall mean the period commencing on the date hereof and continuing through the forty-fifth
      (45th) day following final determination of the Rentable Area of the 27th Floor Space under Section 42 below (provided that if Tenant does not exercise its contraction or expansion rights under Section 42, then the Landlord Work Period shall end on the 45th day following the "Outside Exercise Date" described in said Section 42).

      8. SERVICES.

            (a) GENERAL DESCRIPTION OF SERVICES. During the Term, Landlord shall furnish the following services (the cost of which may be included in Expenses):

                  (i) Air conditioning and heat when necessary to provide a
            temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations, Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturdays from 9:00 A.M. to 1:00 P.M., Holidays excepted. Levels of heating and air conditioning are subject to adjustments pursuant to mandatory and voluntary compliance by Landlord with Laws and guidelines relating to energy use.

                  (ii) Domestic water in common with other tenants for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord within the core of the Building, and warm water in common with other tenants for lavatory purposes from the same regular Building supply and fixtures.

                  (iii) Customary janitor and cleaning service in and about the
            Premises and common areas of the Building in accordance with the specifications attached hereto as Exhibit E. Tenant shall not provide or use any other janitor or cleaning service.

                  (iv) Passenger elevator service in common with Landlord and other persons, Monday through Friday from 8:00 A.M. to 6:00 P.M. (Saturdays from 8:00 A.M. to 1:00 P.M.), Sundays and Holidays excepted; and freight elevator service in common with Landlord and other persons, and subject to prior scheduling with Landlord, Monday through Friday from 8:00 A.M. to 4:00 P.M., Saturdays, Sundays and Holidays excepted. Limited passenger elevator service shall be provided daily at all times (i.e., 24 hours a day, seven days a week) when the aforesaid passenger elevator service is not furnished.

            (b) ELECTRICITY. Except as hereinafter provided, electricity shall not be furnished by Landlord, but shall be furnished by Commonwealth Edison Company or another electric utility company serving the area selected by Landlord. Landlord shall permit Tenant to receive such service direct from such utility company at Tenant's cost, and shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. Except as provided in Section 7(c) above, Tenant shall make all necessary arrangements with the utility company for metering and paying for electric current furnished by it to Tenant, and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant's occupancy thereof. Tenant shall make no alterations or additions to the electric equipment or systems in the Premises or the Building without the prior written consent of Landlord in each instance (which consent shall not be unreasonably withheld as more particularly described in Article 14 hereinbelow). Tenant also agrees to purchase from Landlord or its agents, as Landlord shall direct, all lamps, bulbs, ballasts and starters used in the Premises during the Term so long as the charges therefor are at reasonably competitive rates. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon. Notwithstanding the foregoing, Landlord reserves the right to provide electricity to the Premises in whole or in part, and in such event Tenant agrees to purchase such electricity from Landlord, at Landlord's then current charges (which rates charged by Landlord shall not exceed the reasonably competitive rates for such service charged to tenants by other electrical utility providers in downtown Chicago, Illinois for space comparable in size to the space leased to Tenant).

            (c) TELEPHONE. All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing (which approval shall not be unreasonably withheld), before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord (which approval shall not be unreasonably withheld) and shall be subject to the direction of Landlord. Tenant reserves the right to designate the entity or entities providing telephone or other communication cable installation, repair and maintenance for the Premises subject to obtaining Landlord's prior consent thereto (which consent shall not be unreasonably withheld or delayed so long as the Tenant's use of such service provider would not, in Landlord's reasonable judgment, materially adversely affect operations at the Building or otherwise result in any increase in Landlord's cost or expenses); provided that Landlord shall have the right to impose reasonable controls upon such entity or entities and to restrict and control access to telephone cabinets and risers at the Building. Tenant shall abide by any and all reasonable rules and regulations established by Landlord from time to time relative to telephone riser management at the Building. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith and Landlord shall have no liability to Tenant by reason thereof). Upon the expiration or earlier termination of the term of this lease or Tenant's right to possession, Tenant agrees to remove all telephone cables and related wiring installed by Tenant for and during Tenant's occupancy, which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building.

            (d) EXTRA OR ADDITIONAL SERVICES. Tenant may request Landlord to provide services which are extra or additional services to those described in Section 8(a), by delivery to Landlord of an advance written request therefor. If Landlord shall agree to so provide any such services which are extra or in addition to those services described in Section 8(a), Tenant shall pay for any such extra or additional services so provided by Landlord at Landlord's established rates therefor from time to time, or if there are no established rates, then at the rate of 115% of the cost of providing such service, or as otherwise agreed by Landlord and Tenant. All charges for any such extra or additional services so provided by Landlord shall be deemed to be additional Rent hereunder and shall be due and payable within ten (10) business days after Tenant receives Landlord's bill therefor, or in installments as may be designated by Landlord to Tenant in writing. If Tenant fails to pay when due Landlord's proper charges for any such extra or additional services, Landlord shall have the right, in addition to all other rights and remedies available to Landlord, to discontinue furnishing any such extra or additional services for which Tenant has failed to pay. If Landlord discontinues any such extra or additional services as provided in this Section 8(d), no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the Premises or render Landlord liable for damages or relieve Tenant from performance of Tenant's obligations under this lease. Without limiting the foregoing, if Tenant desires air conditioning or heat during times or on days on which Landlord is not required to provide such service pursuant to Section 8(a)(i) above, Landlord shall provide such service to Tenant provided that (i) Tenant notifies Landlord on or before 5:00 p.m. on any business day on which Tenant desires air conditioning or heat after hours on such business day, or before 5:00 p.m. on the business day immediately preceding any holiday or weekend day for which Tenant desires such service, and (ii) Tenant shall pay Landlord, Landlord's then after-hours HVAC charges in connection with such after-hours service. The current charges by Landlord to Tenant and payable by Tenant hereunder for after-hours air conditioning are $140.00 per hour per floor for all or any portion of any one tenant floor at the Building for which such service is furnished, and the current charges by Landlord to Tenant and payable by Tenant hereunder for after-hours heat are $118.00 per hour per floor for all or any portion of any one tenant floor at the Building for which such service is furnished; all subject to adjustment based upon Landlord's actual costs from time to time; provided, however, that if adjusted, the charges shall not exceed 115% of Landlord's actual costs.

            (e) HOLIDAYS. For purposes of this Section 8, "HOLIDAYS" means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other day designated as a Building Holiday by Landlord (so long as any such other day so designated as a Building Holiday is customarily designated as a holiday by other landlords operating first-class office buildings in downtown Chicago, Illinois).

            (f) INTERRUPTION OF SERVICES. Tenant agrees that neither Landlord, nor any of Landlord's constituent members, nor any of their respective agents, partners or employees, shall be liable for damage or injury to person, property or business or for loss or interruption of business, or for any other matter, in the event there is any failure, delay, interruption or diminution in furnishing any service. No such failure, delay, interruption or diminution shall be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises, in whole or in part, actual or constructive, nor entitle Tenant to any claim for set-off, abatement (except as hereinafter expressly provided) or reduction of Rent, nor render Landlord liable for damages, nor relieve Tenant from the performance of or affect any of Tenant's obligations under this lease. Notwithstanding the foregoing, if due to Landlord's negligence or willful misconduct, any of the services described in Section 8(a)(i),
      (ii) (limited to water supplied to base building washrooms) or (iv) above, are interrupted, so that Tenant is not able and actually ceases to conduct any business activities in the Premises for a period of five (5) consecutive business days, then, as Tenant's sole recourse therefor, Base Rent and Additional Rent shall abate as of the sixth (6th) consecutive business day and thereafter until such time as service is restored so that Tenant is able to or actually resumes occupancy of the Premises for any of its customary business activities. Landlord shall use commercially reasonable efforts to minimize any failure, delay, interruption or diminution in furnishing any of the services described in this Section 8.

            (g) TENANT'S COOPERATION. Tenant agrees to cooperate fully with Landlord, at all times, in abiding by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises or the Project. Landlord and its contractors shall have free access to any and all mechanical installations in the Premises, and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner adversely affect Landlord's mechanical installations in the Premises or the Project.

            (h) SUPPLEMENTAL HEATING OR COOLING. Whenever, in Landlord's reasonable judgment, Tenant's use or occupation of the Premises, including lighting, personnel, heat generating machines or equipment, or airborne emissions of smoke or other particulates, individually or cumulatively, causes the design loads for the system providing heat and air-cooling to be exceeded, or otherwise affects adversely the temperature, humidity or air quality otherwise maintained by the heating, ventilating and air handling or conditioning system in the Premises or the Building, and Tenant fails to cure such effect by adjusting Tenant's loads or installing supplementary heating or air handling or conditioning units within thirty
      (30) days after written notice from Landlord (provided that no such notice or cure period shall be required in the case of an emergency), Landlord may, but shall not be obligated to, temper such excess loads by installing supplementary heating or air handling or conditioning units in the Premises or elsewhere where necessary. In such event, the cost of such units and the expense of installation, including, without limitation, the cost of preparing working drawings and specifications, plus ten percent (10%) of such cost as an overhead and supervision fee, shall be paid by Tenant as additional Rent within ten (10) business days after Landlord's demand therefor. Alternatively, Landlord may require Tenant to install such supplementary heating or air handling or conditioning units at Tenant's sole expense. Landlord may operate and maintain any such supplementary units, but shall have no continuing obligation to do so or liability in connection therewith. The expense resulting from the operation and maintenance of any such supplementary heating or air handling or conditioning units, including utility charges, charges for condenser water, repair costs, labor costs and rent for space occupied by any supplementary heating or air handling or conditioning units installed in Rentable Area outside the Premises, shall be paid by Tenant to Landlord as additional rent at rates fixed by Landlord. Alternatively, Landlord may require Tenant to operate and maintain any such supplementary units, also at Tenant's sole expense.

      9. CONDITION AND CARE OF PREMISES.

            (a) CONDITION OF PREMISES. Tenant's taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that such portion of the Premises was then in good order and satisfactory condition, subject to Landlord's obligation to complete the Landlord's Work as described in Section 7(c) above, and subject to Landlord's continuing obligation to maintain base-Building items in good order, condition and repair, as and to the extent described in Section 9(c) below. Tenant acknowledges that, except as expressly set forth herein, the Premises shall be accepted by Tenant in their "AS-IS" condition, and that no promise by or on behalf of Landlord, any of Landlord's constituent members, the leasing agent of the Project or any of their respective agents, partners or employees, to alter, remodel, improve, repair, decorate or clean the Premises has been made to or relied upon by Tenant, and that no representation respecting the condition of the Premises or the Project by or on behalf of Landlord, its constituent members, or any of their respective agents, partners or employees has been made to or relied upon by Tenant, except to the extent expressly set forth in this lease. Without limitation of the foregoing, it is acknowledged and agreed that Landlord shall deliver the Premises to Tenant inclusive of those items described in Exhibit G attached hereto, to the extent (and only to the extent) currently owned by Landlord and located in the Premises or elsewhere on the 27th Floor at the Building (collectively, the "EXISTING

      FF&E"), for use by Tenant in connection with its business operations at the Premises during the entire Term hereof. Landlord gives no representations or warranties, whatsoever, regarding ownership, liens, encumbrances, condition or any other matter pertaining to the Existing FF&E, all of which shall be delivered in its "as-is" condition and shall remain the property of Landlord during the entire Term, and shall be maintained by Tenant in good working order during the Term (subject to ordinary wear and tear), and such Existing FF&E shall be surrendered to Landlord at the end of the Term (or the end of Tenant's right to possession of the Premises) as provided in Section 10(d) hereinbelow. If any of the Existing FF&E is located outside of the Premises and outside of the "Storage Closet" (as defined in Section 43 below) on the 27th floor as of the date hereof (which items so located outside of the Premises and outside of the Storage Closet are identified as being located on the "27th Floor outside premises" on Exhibit G), Tenant shall be responsible, at its expense, for moving such items to the Premises within thirty (30) days following the date of this lease, and Tenant shall promptly repair and/or restore any damage to any areas at the Building caused or resulting during the course of such moving activities, all at Tenant's cost and expense. Notwithstanding anything to the contrary in this Section 9(a), Tenant shall be entitled, at any time prior to the Commencement Date, to provide Landlord a written "punch-list" of items regarding any structural component(s) of the Premises or air conditioning, heating, electrical and plumbing systems serving the Premises (including the Landlord's Work but expressly excluding the Tenant's Work and any Existing FF&E), which consist of items for which Landlord is responsible for maintenance and repair under Section 9(c) below and which were not in good working order and/or in material compliance with applicable Laws as of the Turnover Date through no fault of Tenant, and Landlord shall thereafter repair such component(s) of the Premises or remedy such noncompliance with applicable Laws, at no cost to Tenant, within a reasonable period of time after receipt of Tenant's punch-list.

            (b) TENANT'S REPAIRS. Subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof, Tenant, at its expense, shall (i) keep the Premises (including all Tenant Alterations) in good order, repair and condition at all times during the Term, and (ii) promptly and adequately repair all damage to the Premises, including damage to interior windows and to any portion of the Building air conditioning, heating, electrical and plumbing systems which run through the Premises and which serve the Premises, caused by Tenant or its contractors, agents, employees or invitees. Tenant shall give prompt notice to Landlord of any material repair, maintenance or replacement items required under this Section 9(b). All work with respect to any such maintenance, repair or replacement shall be performed within a reasonable period after the need for such action arises and shall be subject to the provisions of Section 14 hereof. If Tenant fails to perform such work within a period of ten (10) days after written or oral notice to Tenant from Landlord (except in the case of an emergency, when no such notice or cure period shall be required), or if Tenant otherwise requests Landlord to perform such work prior to the expiration of any such 10-business day period, then, Landlord may, in its sole discretion, elect to effect such repairs and, in such case, Tenant shall pay Landlord the cost thereof plus a coordination and management fee equal to ten percent (10%) of such cost, within ten (10) business days after Landlord's written demand.

            (c) LANDLORD'S REPAIRS. Subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof, Landlord shall (i) keep the foundations, roofs, exterior walls, and the structural elements of the Building, and the public areas in the Building, exclusive of the Premises and other tenant spaces occupied by or under the control of tenants, in good order, repair and condition at all times during the Term, and (ii) keep in good order, condition and repair all outside windows of the Premises and the electrical, plumbing, heating, ventilating and air conditioning systems servicing the Premises (other than as set forth in Section 9(b) above). Notwithstanding the foregoing, (A) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building's standard systems which are located within the Premises and are supplemental or special to the Building's standard systems; and (B) the cost of performing any of said maintenance or repairs, whether to the Premises or to the Building, caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant within ten (10) business days after Landlord's demand therefor. Upon reasonable notice (except in the case of an emergency, where no such notice shall be required), and so long as Landlord uses good faith efforts to maintain reasonable access to the Premises and to minimize unreasonable interference with the conduct of Tenant's business, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall deem necessary or desirable or as Landlord may be required to make by governmental authority or court order or decree.

            (d) NO RIGHTS TO LIGHT, AIR OR VIEW. This lease does not grant any rights to light, air or view over or about the real property of Landlord or any other real property. Landlord specifically excepts and reserves to itself all rights to and the use of any roofs, the exterior portions of the Premises, the land, improvements and air and other rights below the improved floor level of the Premises, the improvements and air and other rights above the improved ceiling of Premises, the improvements and air and other rights located outside the demising walls of the Premises and such areas within the Premises as are required for installation of utility lines and other installations required to serve the Building or any occupants of the Building, and Landlord specifically reserves to itself the right to use, maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.

            (e) HAZARDOUS SUBSTANCES.

                  (i) Tenant shall comply, at its sole expense, with all Laws relating to the protection of public health, safety and welfare and with all environmental Laws in the use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances (as hereinafter defined) shall be used, located, stored or processed on the Premises or be brought into the Building by Tenant (except for minor quantities of cleaning materials and other items consistent with office usage at first class office buildings and, in any event, in compliance with all applicable Laws), and Tenant further agrees that no Hazardous Substances will be released or discharged from the Premises (including, but not limited to, ground water contamination). The term "HAZARDOUS SUBSTANCES" shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB's, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any environmental Laws or that would pose a health, safety or environmental hazard. In the event that Tenant is notified of any investigation or violation of any environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice (herein, a "HAZARDOUS SUBSTANCES NOTICE"). In the event (a) Tenant so receives a Hazardous Substances Notice, or (b) Landlord reasonably believes that a violation of environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with environmental Laws or the alleged presence of Hazardous Substances upon the Premises as Landlord deems necessary or desirable, which, in the case of any tests or studies following a Hazardous Substances Notice, or in any event in the case that such tests or reports indicate that a violation of environmental Law by Tenant exists at the Premises, shall be completed at Tenant's expense. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless Landlord, its constituent members, and their respective officers, directors, members, partners, agents, employees, successors and assigns (collectively, the "LANDLORD PARTIES"), from and against any and all loss, claim, expense, liability and cost (including attorneys' fees) arising out of or in any way related to the presence of any Hazardous Substance introduced to the Premises during the Term by Tenant, its agents, employees, contractors or other representatives or invitees.

                  (ii) Landlord agrees, (A) as to any Hazardous Substances (as now defined) existing in the common areas of the Building as of the Commencement Date and in violation of environmental Laws existing as of said Commencement Date, and (B) as to any Hazardous Substances hereafter brought to the Building by Landlord or its agents or employees and in violation of environmental Laws existing as of the date so brought to the Building by any such parties, to remove or otherwise remediate such Hazardous Substances if and to the extent required by Law as existing as of the Commencement Date (as it relates to matters described in subclause (A) above) or as of the date such Hazardous Substances are brought to the Building by Landlord, its agents or employees (as it relates to matters described in subclause (B) above), at Landlord's sole cost and expense. Tenant shall cooperate with Landlord in allowing proper access to the Premises to perform the foregoing removal or remediation activities, and, without limiting Landlord's obligations under this Section 9(e)(ii), shall use reasonable efforts not to take any action which may worsen any such environmental condition once discovered. Landlord shall restore any damage caused to the Premises as a result of such access by Landlord under this Section 9(e)(ii), to the extent such damage was not caused by Tenant's negligence or willful misconduct or Tenant's breach of its obligations hereunder. In any entry into the Premises under this

            Section 9(e)(ii), Landlord shall use commercially reasonable efforts to minimize interference with Tenant's business operations therefrom. Tenant shall have no claim against Landlord under this
            Section 9(e)(ii) with respect to any Hazardous Substances located within the Building but external to the Premises, unless such Hazardous Materials materially adversely impact Tenant's use and enjoyment of the Premises in accordance with the terms of this lease.

            (f) AMERICANS WITH DISABILITIES ACT. Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C.ss.12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant's business is deemed a "PUBLIC ACCOMMODATION" or "COMMERCIAL FACILITY", (2) whether such requirements are "READILY ACHIEVABLE", and (3) whether a given alteration affects a primary function area or triggers "PATH OF TRAVEL" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the common areas of the Building, except as provided below,
      (b) Tenant shall be responsible for ADA Title III compliance in the Premises to the extent Tenant is responsible for compliance with Laws under Section 6(b) above, including any leasehold improvements or other work to be performed in the Premises under or in connection with this lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises performed by Tenant, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the common areas of the Building necessitated by the Premises or the Building being deemed to be a "PUBLIC ACCOMMODATION" instead of a "COMMERCIAL FACILITY" solely as a result of Tenant's particular use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

      10. SURRENDER OF PREMISES.

            (a) SURRENDER. Upon the termination of this lease by lapse of time or otherwise or upon the earlier termination of Tenant's right of possession, Tenant shall surrender possession of the Premises to Landlord and deliver all keys, computer cards or codes and other entry devices to the Premises to Landlord and make known to Landlord the combinations of all locks of vaults then remaining in the Premises, and shall, subject to the following subparagraphs, return the Premises and all equipment and fixtures of Landlord therein to Landlord in as good condition as when Tenant originally took possession, except for ordinary wear and tear, and except for any Tenant Alterations which are to remain at the Premises as described in Section 10(b) below, and except for loss or damage by fire or other insured casualty or condemnation (which Tenant is not required to restore pursuant to Section 17 of this lease), failing which Landlord may restore the Premises and such equipment and fixtures to such condition, and Tenant shall pay the cost thereof to Landlord on demand.

            (b) OWNERSHIP OF IMPROVEMENTS. All installations, additions, partitions, hardware, fixtures and improvements, temporary or permanent (including Landlord's Work and Tenant Alterations), except movable furniture and equipment and other personal property or trade fixtures belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall, upon the termination of this lease by lapse of time or otherwise or upon the earlier termination of Tenant's right of possession, become Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if at the time Landlord consents to Tenant's installation of Tenant Alterations or other installations, additions, partitions, hardware, fixtures and improvements or at any other time prior to termination of this lease or Tenant's right to possession (but subject, in any event, to the terms set forth in the last sentence of this Section 10(b) hereinbelow), Landlord provides written notice to Tenant requiring removal of the same upon termination, then Tenant, at Tenant's sole cost and expense, upon termination of this lease by lapse of time or otherwise or upon the earlier termination of Tenant's right of possession, shall promptly remove such designated items, and Tenant shall thereafter repair any damage to the Premises or the Project caused by such removal, failing which Landlord may remove the same and repair the Premises or the Project, as the case may be, and Tenant shall pay the cost thereof to Landlord within ten (10) business days after written demand. Without limitation of the foregoing, if any of the Tenant Alterations or Landlord's Work involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant, at Landlord's written request given to Tenant at any time prior to termination of this lease or Tenant's right to possession (but subject, in any event, to the terms set forth in the last sentence of this Section 10(b) hereinbelow), shall also be obligated to return such surfaces to their condition prior to the date of this lease. Further, at Landlord's written request given to Tenant at any time prior to termination of this lease or Tenant's right to possession (but subject, in any event, to the terms set forth in the last sentence of this Section 10(b) hereinbelow), Tenant shall be required to close any staircases or other openings between floors within the Premises. Tenant's failure to perform the work described in this Section 10(b) on or before the expiration or earlier termination of this lease or Tenant's right of possession hereunder, shall, without limitation on other rights or remedies available to Landlord, give rise to the right of Landlord to perform such work, and Tenant shall pay the costs thereof to Landlord within ten (10) business days after written demand. Notwithstanding the foregoing, Tenant shall have the right, at such time as Tenant is requesting Landlord's consent to any Tenant Alterations, to specifically request, in writing, a waiver of Landlord's right to require Tenant's removal of any particular item included in such Landlord's Work or Tenant Alterations at the end of the Term hereof, and/or a waiver of any restoration obligations described in this Section 10(b) relating thereto, and any such waiver granted in writing by Landlord shall be binding on Landlord at expiration or termination of this lease.

            (c) REMOVAL OF PERSONAL PROPERTY. Upon the termination of this lease by lapse of time or otherwise or upon the earlier termination of Tenant's right of possession, Tenant shall remove from the Premises Tenant's furniture, machinery, safes and other items of movable personal property of every kind and description and Tenant's trade fixtures, and Tenant shall restore any damage to the Premises or the Project caused thereby (such removal and restoration to be performed prior to the expiration of the Term or earlier termination of this lease or Tenant's right of possession), failing which Landlord may do so and thereupon the provisions of Section 19(b)(iv) shall apply; provided, however, if this lease or Tenant's possession terminates prior to the then stated expiration date hereunder as a result of a Default hereunder, Tenant may not, without Landlord's prior written consent, remove any of its furniture, trade fixtures or other personal property for which Landlord paid or gave Tenant an allowance, in whole or in part, in which case, at Landlord's election, such property shall be deemed to have been conveyed to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

            (d) EXISTING FF&E. It is acknowledged and agreed that the "Existing FF&E", as defined in Section 9(a) above, shall remain the sole property of Landlord, and such Existing FF&E shall not be removed by Tenant at any time during the Term, and shall be surrendered to Landlord upon the expiration or termination of this lease (or Tenant's right to possession hereunder) in the same condition as existing on the Turnover Date hereunder, except for ordinary wear and tear and except for loss or damage by fire or other insured casualty or condemnation (to the extent Tenant is not required to restore pursuant to Section 17 of this lease).

            (e) SURVIVAL. Without limitation of any other obligations of Tenant which shall survive the expiration or termination of this lease, all obligations of Tenant under this Section 10 shall survive the expiration or earlier termination of this lease.

      11. HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of this lease by lapse of time or otherwise or after the earlier termination of Tenant's right of possession, Tenant shall pay to Landlord as Rent during such holdover period an amount equal to one hundred fifty percent (150%) of the Rent (based on the Base Rent plus the most current Additional Rent Estimate owed by Tenant during the most recent year for the entire Premises) or one hundred fifty percent (150%) of the prevailing market rent (as determined by Landlord), if greater, on a per diem basis. In addition to and without limiting any other rights and remedies which Landlord may have on account of such holding over by Tenant, Tenant shall indemnify Landlord from and against any and all damages suffered by Landlord on account of such holding over by Tenant, including any damages and claims by tenants entitled to future possession. Upon Tenant's written request, made at any time within the last six
(6) months of the Term, Landlord shall notify Tenant, within five (5) business days after Landlord's receipt of such written request, of any then current leasing agreements relative to the Premises (or any portion thereof) for a term commencing following the termination of this lease, which may give rise to indemnification obligations of Tenant pursuant to this Section 11. No occupancy by Tenant after the expiration or other termination of this lease shall be construed to extend the Term. The provisions of this Section 11 shall not be deemed to limit or constitute a waiver of any rights or remedies of Landlord as provided herein or at law or equity.

      12. RULES AND REGULATIONS. Tenant agrees to observe and not to interfere with the rights reserved to Landlord contained in Section 13 hereof and elsewhere in this lease and agrees, for itself, its employees, agents, invitees, licensees and contractors, to accept and comply with the rules and regulations set forth in Exhibit D attached to this lease, and elsewhere in this lease, and such other rules and regulations as may be adopted from time to time by

Landlord pursuant to Section 13(o) or any other Section of this lease. The rules and regulations in Exhibit D and all other rules and regulations made in accordance with this lease are intended and shall be construed to supplement and not limit or restrict in any way any of Landlord's rights or Tenant's obligations contained in Section 13 or any other Section of this lease. Nothing contained in this lease shall be construed to impose upon Landlord any duty or obligation to enforce any of said rules and regulations or the terms, covenants or conditions of any other lease against any other tenant or any other person. Landlord shall not, however, discriminatorily enforce against Tenant rules and regulations applicable to office tenants of the Building generally.

      13. RIGHTS RESERVED TO LANDLORD. Landlord reserves and shall have the following rights, each of which shall, unless expressly provided otherwise, be exercisable without notice and without liability of Landlord, its constituent members, or any of their respective agents, partners or employees, to Tenant for damage or injury to property, person or business or for loss or interruption of business, or for any other matter, and without effecting an eviction or disturbance of Tenant's use or possession, in whole or in part, actual or constructive, or giving rise or entitling Tenant to any claim for set-off, abatement or reduction of Rent or relieving Tenant from the performance of or affecting any of Tenant's obligations under this lease:

            (a) To change the name or, upon not less than sixty (60) days' notice, the street address of the Building; provided that if Landlord voluntarily changes the Building's street address (i.e., as opposed to being directed to do so by the United States Postal Service or other governmental agency) it shall reimburse Tenant for any reasonable printing costs incurred by Tenant to replace obsolete stationery and business cards, not exceeding, in any event, the sum of $5,000.00.

            (b) To install and maintain or remove signs on the exterior and interior of the Building and the Project (provided that Landlord shall have no right to install or maintain signage within the Premises except as otherwise may be required by applicable law).

            (c) To prescribe the location and style of the suite number and identification sign or lettering for the Premises (except for Tenant's signage located wholly within the Premises and not readily visible from common corridors or from external portions of the Building).

            (d) To retain at all times, and to use in appropriate instances, pass keys and other entry devices for all doors into and within the Premises.

            (e) To grant to anyone the right to conduct any business or render any service in any part of the Project.

            (f) To enter the Premises for supplying janitor service or other services to be provided to Tenant hereunder, or in the exercise of Landlord's rights hereunder, and upon reasonable prior notice (except for routine services to be performed by Landlord hereunder, or where this lease otherwise permits entry without notice or in the event of an emergency, in which case immediate entry shall be permitted) for other reasonable purposes.

            (g) To require all persons entering or leaving the Project or any part thereof during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise and to establish their right to enter or leave in accordance with Landlord's security controls. Landlord shall not be liable in damages or otherwise for any error with respect to admission to or eviction or exclusion from the Project or any part thereof of any person. Notwithstanding anything contained herein to the contrary, in case of fire, casualty, invasion, insurrection, mob, riot, act of terrorism, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Project or any part thereof during the continuance of the same, halt elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures reasonably deemed necessary by Landlord for the safety or security of the tenants or other occupants of the Project or the protection of the Project and the property in or about the Project. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord from time to time.

            (h) To control, restrict and prevent access to any areas of the Project, provided that reasonable access to the Premises shall be maintained.

            (i) To rearrange, relocate, enlarge, reduce or change corridors, exits, elevators, stairs, lavatories, doors, entrances in or to the Building (but not within any portion of the Premises, unless required by applicable law or by an emergency situation or as expressly provided elsewhere in this lease) and to decorate and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Land or the Project or any part thereof (but not within any portion of the Premises, unless required by applicable law or by an emergency situation or as expressly provided elsewhere in this lease) and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Land or the Project in conjunction with any adjoining or adjacent building or buildings or pedestrian ways, now existing or hereafter constructed, provided that Landlord uses good faith efforts to maintain reasonable access to the Premises and to minimize unreasonable interference with the conduct of Tenant's business. In that regard, Landlord may erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations to enter upon the Premises upon reasonable prior notice and take into and upon or through any part of the Project, including the Premises, all materials that may be required to do such work or make such decorations, repairs, alterations, improvements or additions, and in connection with any of the foregoing, to close public entryways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord. Landlord may at its option do any such work and make any such decorations, repairs, alterations, improvements and additions in and about the Project and the Premises during ordinary business hours and, if Tenant desires to have the same done during other than ordinary business hours, Tenant shall pay all overtime and additional expenses resulting therefrom.

            (j) To establish controls for the purpose of regulating all property and packages to be taken into or removed from the Building and Premises.

            (k) To regulate delivery of supplies and services in order to ensure the cleanliness and security of the Project and to avoid congestion of the loading docks, receiving areas and freight elevators.

            (l) To approve the weight, size and location of safes, vaults, books, files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the design live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devises of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord.

            (m) To show the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term or to prospective mortgagees, ground lessors or purchasers of the Land or Building or both at any time upon prior written or oral notice to Tenant and, if vacated or abandoned, to show the Premises to prospective tenants at any time and to demolish, alter, remodel or otherwise prepare the Premises for re-occupancy.

            (n) To erect, use and maintain concealed pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises in walls, below the floor and above the suspended ceiling (provided that in performing any such work, Landlord shall use reasonable efforts to minimize disruption of Tenant's business activities at the Premises and provided further, that Landlord shall restore any damage to the Premises caused by any such work, to the extent such damage was not caused by Tenant's negligence or willful misconduct or Tenant's breach of its obligations hereunder).

            (o) From time to time to make and adopt such rules and regulations, in addition to or as an amendment to rules and regulations contained in Exhibit D attached to this lease or other Sections of this lease, or adopted pursuant to this or other Sections of this lease, for the use, entry, operation or management of the Premises or the Project or for the protection or welfare of the Project or its tenants or occupants, or any property therein, as Landlord may reasonably determine, all subject to the terms of Article 12 hereof, and Tenant agrees to accept, abide by and comply with all such rules and regulations.

            (p) To designate and/or approve, prior to installation, all types of window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises.

            (q) To have access for Landlord and other tenants of the Building to any mail chute and boxes located in or on the Premises as required by any applicable rules of the Building or of the United States Post Office.

      14. ALTERATIONS.

            (a) CONSENT; CONDITIONS. Tenant shall not perform any Tenant Alterations without first obtaining the prior written consent of Landlord; provided that such consent shall not be required for "Decorating Improvements" as hereinafter described. Without limitation on the foregoing, Landlord may impose such conditions with respect to Tenant Alterations as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish to Landlord for its approval prior to commencement of any work or entry by Tenant's contractors into the Premises or the Building, security for the payment of all costs to be in connection with any such Tenant Alterations, insurance against liabilities which may arise out of the Tenant Alterations and plans and specifications and permits necessary for the Tenant Alterations.

      Landlord agrees not to unreasonably withhold or delay its consent to any Tenant Alterations; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord's opinion, such work: could adversely affect building systems, the structure of the Building or the safety of its occupants; would increase Landlord's cost of repairs, insurance or furnishing services or otherwise adversely affect Landlord's ability to efficiently operate the Building or furnish services to Tenant or other tenants; involves toxic or hazardous materials; could be costly or hazardous to remove or demolish; requires entry into another tenant's premises or use of public areas; or is prohibited by any mortgage on the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may reasonably withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing.

      In addition, Tenant may perform certain interior decorating or other non-structural alterations to the Premises such as carpeting, painting (so long as the odors from the same do not interfere with any other tenant's operations), hanging artwork or wall coverings, installing furniture systems, or other similar interior decorating improvements, without obtaining Landlord's consent therefor (but subject to the remaining requirements of this Section 14), but only if (i) such items do not affect the Building structure or systems, the public areas of the Building or any other tenant space, (ii) the cost of such items does not exceed, in any twelve-month period, $50,000.00 and (iii) Tenant gives prior written notice to Landlord of such items, including a description of the contemplated work and the types of materials being used. Neither delivery nor approval of plans and specifications shall be required for the foregoing interior decorating items (herein, the "DECORATING IMPROVEMENTS") where plans and specifications are not reasonably appropriate for the work to be performed.

            (b) CONTRACTORS. Tenant Alterations shall be done at Tenant's expense by agents or contractors hired by Tenant who are reasonably acceptable to Landlord and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants, contractors or service providers at the Building, or at Landlord's election, by Landlord's employees or contractors hired by Landlord. Before employing any such contractors, Tenant shall submit to Landlord the names and addresses of such contractors.

            (c) COSTS; MECHANIC LIENS. Tenant shall promptly pay the cost, when due, of all Tenant Alterations. In addition to the cost of such Tenant Alterations, Tenant shall also pay to Landlord or to its designated agent, as Landlord shall direct, an amount equal to five percent (5%) of the costs of all Tenant Alterations, as a supervisory fee and overhead charge allocable to any Tenant Alterations; provided that such fee shall be in an amount as mutually agreed upon by the parties to the extent Landlord is requested by Tenant, and Landlord so agrees, to perform construction management services with respect thereto. No fee as described in the previous sentence shall be due Landlord with respect to any Decorating Improvements performed by Tenant or with respect to any Tenant Alterations installed prior to the Commencement Date (provided that with respect to the "Tenant's Work", the terms of the Workletter shall govern and control relative to any amounts due to Landlord in connection therewith). Upon completion of any Tenant Alterations, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services and materials sufficient to waive all rights to liens under the Illinois Mechanic's Lien law arising or from the work done. Tenant shall not permit any lien or claim for lien of any mechanic, labor or supplier or any other lien to be filed against the Building, the Land or the Premises or any part thereof, arising out of any Tenant Alterations or other work performed or alleged to be performed, by or at the direction of Tenant. If any such lien or claim for lien is filed, Tenant shall, within ten (10) business days of receiving notice of such lien or claim, (i) have such lien or claim for lien released of record, or (ii) deliver to Landlord a bond or other security in form, content, and amount satisfactory to Landlord relative to such lien or claim for lien (provided that, if Tenant elects this option (ii), Tenant shall, in any event, have such lien or claim for lien discharged and released of record prior to final enforcement thereof). Without limitation of the foregoing, Tenant shall indemnify, defend and hold harmless, Landlord and the other Landlord Parties, from and against any such lien or claim for lien, and the foreclosure or attempted foreclosure thereof. If Tenant fails to take the actions described in subclause (i) or subclause (ii) above, then Landlord, without investigating the validity of such lien or claim for lien, may, upon ten (10) days prior written or oral notice to Tenant, pay or discharge the same, and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the payment so paid by Landlord, including Landlord's expenses and attorneys' fees related thereto.

            (d) GENERAL. Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord and the other Landlord Parties, and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys' fees and expenses, arising in connection with any Tenant Alterations. All Tenant Alterations done by Tenant or its contractors, including work done pursuant to Section 9, shall be performed in a first class workerlike manner using only good grades of materials and shall comply with all insurance requirements of Landlord and all Laws. Within thirty (30) days after substantial completion of any Tenant Alterations (other than Decorating Improvements, if the terms of the last sentence of Section 14(a) above shall apply) by or on behalf of Tenant, Tenant shall furnish to Landlord "as built" drawings of such Tenant Alterations. All Tenant Alterations shall be performed in accordance with Landlord's standard construction rules and regulations for the Building. In no event shall any


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
      supervision or right to supervise by Landlord, nor shall any approvals given by Landlord hereunder, constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of the Tenant Alterations, or impose any liability upon Landlord in connection with the performance of such work.

      15. ASSIGNMENT AND SUBLETTING.

            (a) PROHIBITIONS. Except as provided in Section 15(h) below, Tenant shall not, either prior or subsequent to the commencement of the Term, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this lease or Tenant's interest herein by operation of law,
      (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 6 of this lease or by anyone other than Tenant and Tenant's employees. Landlord has the absolute right to withhold its consent to any of such acts without giving any reason whatsoever, except as herein expressly provided to the contrary in Section 15(d) or Section 15(h) below. In no event shall this lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, except as provided by law, and in no event shall this lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law. Any of the foregoing performed or attempted in violation of the provisions of this Section shall be null and void.

            (b) CONTINUING LIABILITY. No assignment, subletting, use, occupancy, transfer or encumbrance by Tenant shall operate to relieve Tenant from any covenant, liability or obligation hereunder except to the extent, if any, expressly provided for in any such written consent of Landlord to the foregoing, and none of the foregoing, and no consent to any of the foregoing, shall be deemed to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance. Tenant shall pay all of Landlord's reasonable costs, charges and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.

            (c) NOTICE OF PROPOSED ASSIGNMENT OR SUBLEASE; RECAPTURE. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) nor more than one hundred eighty (180) days after the date of the giving of Tenant's notice to Landlord) to assign this lease or sublet all or any part of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) days after its receipt of Tenant's notice, (1) to terminate this lease with respect to the space described in Tenant's notice as of the date stated in Tenant's notice for the commencement of the proposed sublease (provided that Landlord shall only have the right to exercise the termination right under this option (1) with respect to a transaction involving a proposed sublease for space on any floor where Tenant is not leasing the entirety of such floor hereunder, and then only if the term of the proposed sublease,


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
inclusive
      of options, is three years or more and the subleased premises under the proposed sublease does not also include the entirety of any full floor being leased by Tenant hereunder), or (2) to consent or refuse to consent to the proposed assignment or sublease, as described in Section 15(d) below. Landlord's failure to respond within said 15-day period shall be deemed an election to refuse to consent, as described in option (2) above. Tenant's notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information, as Landlord deems reasonably necessary, to permit Landlord to determine (i) the financial responsibility and character and the nature of the business of the proposed assignee or subtenant, and (ii) whether Landlord has the right under this lease to withhold consent to the proposed assignment or sublease. If Landlord exercises its right to terminate this lease with respect to such space described in Tenant's notice, then as of the date stated in Tenant's notice for the commencement of the proposed sublease, the Base Rent and Tenant's Proportionate Share shall be adjusted on the basis of the number of square feet of Rentable Area retained by Tenant, and this lease as so amended, shall continue thereafter in full force and effect. Notwithstanding any of the foregoing to the contrary, if Landlord notifies Tenant that Landlord has elected to terminate this lease with respect to the space described in a notice from Tenant regarding a prospective sublease transaction, as described in clause (1) above, Tenant shall have the right, at its election, to rescind its earlier notice to Landlord regarding such transaction, which rescission shall be exercised by notice to Landlord no later than five (5) days following Tenant's receipt of Landlord's election (time being of the essence), whereupon this lease shall continue in full force and effect, and Tenant's earlier notice to Landlord of a desire to make the subject sublease shall be deemed null and void.

      (d) GROUNDS FOR WITHHOLDING CONSENT. If Landlord, upon receiving Tenant's notice with respect to any such space, does not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold or delay its consent to Tenant's assignment of this lease or subletting the space covered by Tenant's notice. Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment of this lease or to a proposed sublease of part or all of the Premises if its consent is withheld because: (i) Tenant is then in default beyond applicable notice and cure periods hereunder (provided that if Tenant is then in default under this lease, Landlord shall have the right to condition any consent to a proposed assignment or subletting to Tenant first having cured such default); (ii) any notice of termination of this lease or termination of Tenant's right of possession shall have been given under Section 19; (iii) either the portion of the Premises which Tenant proposes to sublease, or the remaining portion of the Premises, or the means of ingress or egress to either the portion of the Premises which Tenant proposes to sublease or the remaining portion of the Premises is of such nature that it will violate any applicable Law, is of such accessibility, size or irregular shape so as not to be suitable for normal renting purposes as space on a multi-tenant floor within the Building; (iv) the proposed use of the Premises by the proposed assignee or subtenant does not conform with the use set forth in Section 6 hereof, or will violate any applicable Law, will impose any obligation upon Landlord or increase Landlord's obligations under or cost of compliance with any Laws, or will violate any exclusive right Landlord has granted or contemplates granting in the future to any tenant of any part of the Project; (v) in the reasonable judgment of Landlord the proposed assignee or subtenant is of a


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
      character or is engaged in a business which would be deleterious to the reputation of the Project, Landlord or any of the constituent members of Landlord; (vi) in the reasonable judgment of Landlord, the proposed assignee or subtenant is not sufficiently financially responsible to perform its obligations under the proposed assignment or sublease; (vii) the proposed assignee or subtenant is a government (or subdivision or agency thereof); or (viii) the proposed assignee or subtenant is an occupant of the Building (or a "control group affiliate", as hereinafter defined, of such occupant) or is a person or entity (or a control group affiliate thereof) that Landlord is then in "active negotiations" (as hereinafter defined) with or has been in "active negotiations" with during the prior four (4) months with regard to leasing of space in the Building and Landlord has space available and suitable for it in the Building; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples, and Landlord may consider all relevant factors in determining whether to give or withhold its consent. For purposes of the foregoing, the term "ACTIVE NEGOTIATIONS" shall mean either that (1) Landlord and the prospective tenant have entered into a written letter of intent for the leasing of space in the Building, or (2) Landlord or the prospective tenant (as the case may be) has submitted a proposed lease draft to the other relative to the leasing of space at the Building, and the other has responded with written comments to such lease draft, which have been delivered to the party originally presenting the proposed lease. Further, for purposes of the foregoing, the term "CONTROL GROUP AFFILIATE" shall mean any person or entity which results from a merger or consolidation with the subject party, or which acquires all or substantially all of the assets of the subject party, or which is controlled by, controls, or is under common control with, the subject party (with "CONTROL" for purpose of the foregoing, meaning the power to directly or indirectly direct or cause the direction of the management and policies of the subject party, through the ownership of voting securities or other ownership interests, or otherwise). Tenant agrees that all publicly disseminated advertisements (as opposed to simply listing the Premises for assignment or subletting with a listing broker) by Tenant or on Tenant's behalf with respect to the assignment of this lease or subletting of any part of the Premises must be approved in writing by Landlord prior to publication (which approval shall not be unreasonably withheld, delayed or conditioned).

            (e) EXCESS RENT PAYMENT. If Tenant (as Tenant or debtor-in-possession) shall assign this lease or sublet the Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this lease, then Tenant shall pay to Landlord as additional Rent one-half (1/2) of any such excess rent or other consideration immediately upon receipt under any such assignment or, in the case of a sublease, (i) on the later of the first day of each month during the term of any sublease, or the fifth (5th) day following receipt from such subtenant, one-half (1/2) of the excess of all rent and other consideration paid by the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this lease for said month (or if only a portion of the Premises is being sublet, one-half (1/2) of the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this lease for said month which is allocable on a Rentable Area


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
      basis to the space sublet), and (ii) immediately following the receipt thereof, one-half (1/2) of any other consideration realized by Tenant from such subletting. Landlord shall not be responsible for any deficiency if Tenant shall assign this lease or sublet the Premises or any part thereof at a rental less than that provided for herein. Whenever reference is made to the "excess" of rent or other consideration, such excess shall be reduced by charging (i.e., on an amortized basis over the term of the sublease or assignment) against the rent or other consideration paid by such assignee or subtenant, reasonable brokerage commissions, advertising expenses, reasonable attorneys' fees and leasehold improvements which Tenant has paid in connection with assigning this lease or subleasing the applicable portion of the Premises.

            (f) LEASE ASSUMPTION; SUBTENANT ATTORNMENT. If Tenant shall assign this lease, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument provided by Landlord and delivered to Landlord not later than ten (10) days prior to the effective date of the assignment. If Tenant shall sublease any part of the Premises, Tenant shall obtain and furnish to Landlord, not later than ten (10) days prior to the effective date of such sublease and in form reasonably satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord's option and written request (at Landlord's sole election), if this lease terminates before the expiration of the sublease. Tenant shall, not later than fifteen (15) days after the effective date of any such assignment or sublease, deliver to Landlord a certified copy of the instrument of assignment or sublease.

            (g) CORPORATION, PARTNERSHIP AND LIMITED LIABILITY COMPANY TRANSFERS. If Tenant is a corporation, any transaction or series of transactions (including without limitation any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this lease by Tenant subject to the provisions of this
      Section 15; provided, however, if the stock of Tenant is publicly traded, then any changes in control of Tenant arising from the sale of Tenant's stock on any nationally recognized public stock exchange shall not be deemed to be a voluntary assignment hereunder. If Tenant is a partnership or limited liability company, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or member or any change in any partner's or member's interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this lease by Tenant subject to the provisions of this Section 15. The term "control" as used in this lease means the power to directly or indirectly direct or cause the direction of the management and policies of Tenant, through the ownership of voting securities or other ownership interests.

            (h) PERMITTED TRANSFERS. Notwithstanding any of the foregoing, Landlord's consent shall not be required for an assignment or sublet to a Tenant Affiliate (as hereinafter defined), and Landlord shall not terminate this lease with respect to the

      Premises or any portion of the Premises or otherwise collect any excess rent under subparagraph (e) above as a result of such assignment or sublet to a Tenant Affiliate, as long as (i) Tenant gives reasonable prior notice to Landlord of the proposed assignment or sublet (unless such disclosure is prohibited by applicable State and/or Federal securities laws, in which case such notice shall be given to Landlord as soon as legally permitted); and (ii) if an assignment, such assignee assumes the obligations of Tenant under this lease. As used herein, the term "TENANT AFFILIATE" shall mean any entity (i) which results from a merger or consolidation with the Tenant under this lease or (ii) which acquires all or substantially all of the assets of the Tenant under this lease for a purpose other than to circumvent the provisions of this Article 15; or (iii) which is controlled by, controls, or is under common control with the Tenant under this lease. For purposes of the foregoing, the term "control" shall have the meaning described in Section 15(g) above. Except as provided in this subparagraph
      (h), all of the terms and conditions described in Section 15 above shall apply with respect to any assignment or subletting to a Tenant Affiliate (including, without limitation, the terms of Section 15(b) above regarding the continuing liability of the original named Tenant and each such subsequent permitted Tenant Affiliate assignee hereunder).

      16. WAIVER OF CERTAIN CLAIMS, INDEMNITY BY TENANT.

            (a) GENERAL WAIVER. In addition to and without limiting or being limited by any other releases or waivers of claims in this lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Landlord and Tenant each releases and waives any and all claims for, and rights to recover, damages against and from the other, and the other's respective agents, members, partners, shareholders, officers and employees (collectively, the "RELEASED PARTIES"), for loss, damage or destruction to any of its property (including the Premises, the Building and their contents), the elements of which are insured against or which would have been insured against had such party suffering such loss, damage or destruction maintained the property or physical damage insurance policies required under Section 22 hereof. In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Released Parties other than the right to recover damages for loss, damage or destruction to property, or (ii) to benefit any third party other than the Released Parties.

            (b) INDEMNITY. In addition to and without limiting or being limited by any other indemnity in this lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord and the Landlord Parties, and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including court costs and reasonable attorneys' fees and expenses, in connection with injury to or death of any person occurring within the Premises or elsewhere at the Project, or with respect to damage to or theft, loss or loss of the use of any property, occurring in or about the Premises or elsewhere at the Project, but only to the extent that the foregoing losses, damages, liabilities, claims, liens, costs and expenses arise from or are caused by the undertaking by Tenant or its agents, employees or contractors of Tenant Alterations (including, without limitation, the Tenant's Work) or repairs at the Premises, or from any breach or default on the part of Tenant in the


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
      performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this lease, or from any other negligent act or omission or willful misconduct of Tenant, or any of its employees, agents, licensees, invitees or contractors.

            (c) WAIVER. To the extent permitted by law, Tenant releases Landlord and the Landlord Parties from, and waives all claims for, damage or injury to person or property sustained by the Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Project or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Project or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord's agents and servants, except where resulting from the neglect or willful act of Landlord or any of the Landlord Parties. Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of any injury or damage occurring at or about the Building.

            (d) LANDLORD'S NEGLIGENCE. Subject to the provisions of Section 16(a) and Section 16(c) to the extent permitted by law, no agreement of Tenant in this lease shall be deemed to exempt Landlord from liability or damages for injury to persons or damage to property caused by or resulting from the negligence of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or Building.

            (e) LANDLORD INDEMNITY. In addition to and without limiting or being limited by any other indemnity in this lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Landlord agrees to indemnify, defend by counsel reasonably acceptable to Tenant and hold Tenant, its constituent members, and their respective officers, directors, members, partners, agents, employees, successors and assigns (collectively, the "TENANT PARTIES") harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including court costs and reasonable attorneys' fees and expenses, imposed on them in connection with injury to or death of any person occurring in connection with Landlord's performance of the Landlord's Work or any other activities by or on behalf of Landlord in the Premises, or otherwise occurring within the common areas of the Building, or with respect to damage to or theft, loss or loss of the use of property of any person occurring within the common areas of the Building, but only to the extent that the foregoing losses, damages, liabilities, claims, liens, costs and expenses arise from or are caused directly or indirectly by any negligent act or omission or willful misconduct of Landlord, or any of its employees, agents, officers, directors or partners, or from any breach of Landlord's obligations under this lease.

      17. DAMAGE OR DESTRUCTION BY CASUALTY.

            (a) TERMINATION OF LEASE; REPAIR BY LANDLORD. If the Premises or the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building and the Premises so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the core and shell of the Building and the Premises, as the case may be, necessitated by such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred forty (240) days from the date such damage occurred, then either Landlord or Tenant (but Tenant shall have such right only if the damage was not caused by the neglect or willful act of Tenant, its agents, employees, contractors, or invitees, and only if all or a substantial portion of the Premises is rendered untenantable and the estimated time required for Landlord to substantially complete such repair or restoration to render the Premises tenantable will exceed such two hundred forty (240) day period) shall have the right to terminate this lease as of the date of notice of such election by giving notice to the other at anytime within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate); provided, however, that Landlord shall not have the right to so terminate this lease on account of any such fire or other casualty unless Landlord also terminates the leases of all similarly affected office tenants at the Building. Unless this lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building or the Premises so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred forty (240) days. However, if such repairs and restoration are not completed by a date ("OUTSIDE DATE") which is twelve (12) months after the date of such fire or other casualty (or one hundred twenty-five (125) days after the expiration of the time period estimated by Landlord as aforesaid, if longer than two hundred forty (240) days and neither party terminated this lease as permitted), which Outside Date shall be extended (as to Tenant's ability to terminate only) by all periods of delay attributable to the acts or omissions of Tenant or Tenant's agents, employees or contractors, for any reason whatsoever, then either party may terminate this lease, effective as of the date of notice of such election, by giving written notice to the other party within thirty (30) day period after said Outside Date as extended as aforesaid, but prior to substantial completion of repair or restoration. Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section 17 to repair or restore any portion of Tenant's Alterations or by other improvements, additions or alterations made by or on behalf of Tenant in the Premises, including improvements performed by Landlord or Tenant pursuant to this lease and/or the Workletter, if any; (ii) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration, or if any Mortgagee applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration; or (iii) if any such damage rendering all or substantial portion of the Premises or Building untenantable shall occur during the last eighteen (18) months of the Term, either party (but as to Tenant's right, only if all or a substantial portion of the Premises is rendered untenantable) shall have the option to terminate this lease by giving written notice to the other within thirty (30) days after the date such damage occurred, and if such option is so exercised, this lease shall terminate as of the date of such notice.

            (b) REPAIR BY TENANT. If this lease is not terminated pursuant to this Section 17, Tenant shall, in accordance with Section 14, proceed with reasonable promptness to repair and restore all Tenant's Alterations and all other alterations, additions and improvements in the Premises, other than any repairs or restoration required to be made by Landlord pursuant to Section 17(a) above, to as near the condition which existed prior to the fire or other casualty as is reasonably possible. Tenant agrees and acknowledges that Landlord shall be entitled to the proceeds of any insurance coverage carried by Tenant relating to improvements and betterments to the Premises, to the extent Landlord is obligated under this Section 17 to repair or restore damage to those items covered by such insurance or if this lease terminates.

            (c) ABATEMENT OF RENT. Except to the extent arising from the negligence or willful acts of Tenant or its agents, employees, contractors or invitees, in the event any such fire or casualty damage renders the Premises untenantable and if this lease shall not be terminated pursuant to the foregoing provisions of this Section 17 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair or restoration required hereunder. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Rentable Area of the Premises which is untenantable and not used by Tenant from time to time bears to the Rentable Area of the entire Premises. In the event of termination of this lease pursuant to this Section 17, Rent shall be apportioned on a per diem basis and be paid to the date of the termination.

            (d) UNTENANTABILITY. As used in this lease, the term "untenantable" means reasonably incapable of being occupied for its intended use due to damage to the Premises or Building. Notwithstanding anything contained to the contrary in this Section 17, neither the Premises nor any portion of the Premises shall be deemed untenantable if Landlord is not required to repair or restore same (or if Landlord is required to repair or restore same, then following such time as Landlord has substantially completed the repair and restoration work required to be performed by Landlord under this Section 17), or if Tenant continues to actually occupy the subject portion of the Premises.

            (e) CORE AND SHELL. The term "CORE AND SHELL" shall include all base Building improvements at the Building or within the Premises (as the case may be), but specifically excludes any work related to tenant improvements constructed or to be


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
      constructed by or for Tenant or other tenants or installed within the Premises or within any other tenant's premises.

      18. EMINENT DOMAIN.

            (a) SUBSTANTIAL TAKING. If the entire Project or the entire Building, or a substantial part of either of them, or any part of the Project which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this lease shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Project, the taking or damaging of which would, in Landlord's reasonable opinion, prevent the economical operation of the Project, or if the grade of any street or alley adjacent to the Land or the Building is changed or any such street or alley is closed by any competent authority, and such taking, damage, change of grade or closing makes it necessary or desirable to remodel the Building to conform to the taking, damage, change of grade or closing, Landlord shall have the right to terminate this lease upon written notice to Tenant given not less than one hundred twenty (120) days prior to the date of termination designated in the notice. In either of the events above referred to, Rent shall be apportioned on a per diem basis and be payable to the date of the termination.

            (b) TAKING OF PART. In the event a part of the Building or the Premises is taken or condemned by any competent authority and this lease is not terminated as provided in Section 18(a) above, this lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of any Tenant's Alterations, or any other improvements made by or on behalf of Landlord or Tenant) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit.

            (c) COMPENSATION. Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord all of Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Alterations paid for by Tenant without any credit or allowance from Landlord and with respect to Tenant's trade fixtures and moving expenses, so long as there is no diminution of Landlord's award as a result, and subject to the rights of any ground lessor or mortgagee of Landlord with respect thereto.

      19. DEFAULT; LANDLORD'S RIGHTS AND REMEDIES.

            (a) DEFAULT. The occurrence of any one or more of the following matters constitutes a "Default" by Tenant under this lease:

                  (i) Failure by Tenant to pay any Rent when due, if such
            failure continues for five (5) business days after written notice to Tenant that such payment was not received when due;

                  (ii) Failure by Tenant to pay any other money required to be paid by Tenant under this lease when due, if such failure continues for ten (10) business days after written notice to Tenant of such failure;

                  (iii) Failure by Tenant to observe or perform any of the
            covenants in respect of assignment and subletting set forth in
            Section 15;

                  (iv) Failure by Tenant to cure forthwith, promptly after
            receipt of notice from Landlord, any hazardous condition which Tenant has created or permitted in violation of law or of this lease;

                  (v) Failure by Tenant to complete, execute and deliver any instrument or document required to be completed, executed and delivered by Tenant pursuant to Section 20 or Section 24 of this lease, within the time required for such instrument or document in accordance with such Sections;

                  (vi) Failure by Tenant to observe or perform any other
            covenant, agreement, condition or provision of this lease, if such failure shall continue for fifteen (15) business days after written notice thereof from Landlord to Tenant; provided that such 15 business day period shall be extended for the time reasonably required to complete such cure (not to exceed, in any event, an additional 75-day period), if such failure cannot reasonably be cured within said 15 business day period and Tenant commences to cure such failure within said 15 business day period and thereafter diligently and continuously proceeds to cure such failure;

                  (vii) The levy upon execution or the attachment by legal
            process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released or discharged within thirty (30) days from the date of such filing;

                  (viii) Tenant vacates or abandons the Premises for a period in excess of ten (10) business days, or fails to take possession of the Premises, within thirty (30) days after notice from Landlord that the Premises are available for occupancy. The transfer of a substantial part of the operations, business and personnel of Tenant to some other location shall be deemed, without limiting the meaning of the term "vacates or abandons", to be a vacation or abandonment within the meaning of this clause (viii), whether or not Tenant thereafter continues to pay the Rent due under this lease;

                  (ix) Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

                  (x) A trustee or receiver is appointed for Tenant or for a major part of its property, without Tenant's application therefor or consent thereto, and is not discharged within sixty (60) days after such appointment; or

                  (xi) Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law or similar law for the relief of debtors, is instituted (A) by Tenant, or (B) against Tenant and is allowed against it or is consented to by it or is not dismissed within sixty
            (60) days after such institution.

            (b) LANDLORD'S RIGHTS AND REMEDIES. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it at law or in equity:

                  (i) Landlord may terminate this lease, in which event the Term of this lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

                  (ii) Landlord may terminate the right of Tenant to possession of the Premises without terminating this lease, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

                  (iii) Landlord may enforce the provisions of this lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including without limitation distraint for rent, injunctive relief, recovery of all money due or to become due from Tenant under any of the provisions of this lease and recovery of damages incurred by Landlord by reason of the Default.

                  (iv) Landlord may cure or correct such Default or take steps to perform any covenant, agreement, condition or provisions of this lease, and all costs and expenses incurred by Landlord in so doing (including reasonable attorneys' fees) shall be paid by Tenant to Landlord as additional rent upon demand plus interest at the Default Rate (defined in Section 28(i)) from the date of expenditure. Landlord's proceeding under the rights reserved to Landlord under this Section 19(b)(iv) shall not in any way prejudice or waive any rights as Landlord might otherwise have against Tenant by reason of that or any other Default.

            (c) SURRENDER. If Landlord exercises any of the remedies provided for in subparagraphs (i) and (ii) of Section 19(b), Tenant shall surrender possession of and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license so to do being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary in compliance with applicable law, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer, and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by law or in equity.

            (d) TERMINATION OF RIGHT OF POSSESSION. If Landlord terminates the right of Tenant to possession of the Premises without terminating this lease, as provided for by subparagraph (ii) of Section 19(b), then Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorneys' fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover from Tenant from time to time, and Tenant shall remain liable for, all Rent and all other additional sums thereafter accruing as they become due under this lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord shall use reasonable efforts as required by applicable law to mitigate damages by reletting the Premises for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this lease), in such portions and upon such terms as Landlord in Landlord's discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Landlord may give priority over leasing the Premises to any other space Landlord desires to lease in the Building and shall not be required in any case to offer rent, length of terms or other terms for the Premises which are or would be less favorable to Landlord than being offered for comparable space of Landlord in the Building. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and in connection therewith Landlord may change the locks to the Premises, and Tenant shall upon written demand pay the cost thereof together with Landlord's expenses of reletting. Landlord may collect the rents from any such reletting and shall apply the same first to the payment of the expenses of reentry, redecoration, repair, alterations and reletting and second to the payment of Rent herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent, if any, due and owing or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue, and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to such a credit against Rent in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined had no Default occurred. No such re-entry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on


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
      Landlord's part to terminate this lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

            (e) TERMINATION OF LEASE. In the event of the termination of this lease by Landlord as provided for by subparagraph (i) of Section 19(b), Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorneys' fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover an amount equal to the present value (calculated using a discount rate equal to seven percent (7%) per annum) of the aggregate Base Rent and Additional Rent payable for the period from the termination date stated in Landlord's notice terminating this lease until the date which would have been the Expiration Date but for such termination, less the present value (calculated using a discount rate equal to seven percent (7%) per annum) of the fair rental value of the Premises for the same period (which fair rental value shall be calculated so as to include a reasonable vacancy period for reletting the Premises and deductions for reasonable expenses and inducements incurred by Landlord to achieve such reletting, including without limitation attorneys' fees and expenses, brokerage fees, advertising costs, rent abatements, tenant improvement allowances and the like).

            (f) TENANT'S PROPERTY. All property of Tenant removed from the Premises by Landlord or which becomes Landlord's property pursuant to any provisions of this lease or by law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and for storage charges for such property so long as the same shall be in Landlord's possession or under Landlord's control. Without limitation of other rights or remedies available to Landlord on account of Tenant's default hereunder, it is understood and agreed that all property of Tenant which is not removed from the Premises or retaken from storage by Tenant on or before the end of the Term, however terminated, or the termination of Tenant's right of possession, shall, at Landlord's option, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale, without further payment or credit by Landlord to Tenant.

            (g) BANKRUPTCY ACCEPTANCE OR REJECTION. If Landlord shall not be permitted to terminate this lease or Tenant's right of possession of the Premises under the Bankruptcy Code, Tenant on behalf of itself as a tenant-in-possession or on behalf of any bankruptcy trustee for Tenant (alternatively referred to as "Tenant" in this Section 19(e)) agrees, within sixty (60) days after request by Landlord to the bankruptcy court having jurisdiction over Tenant's bankrupt estate (the "BANKRUPTCY COURT"), to assume or reject this lease, and Tenant agrees not to seek or request any extension or continuation of such time in any bankruptcy proceeding to assume or reject this lease.

            Tenant's right to assume this lease as aforesaid shall be expressly conditioned upon Tenant fully satisfying the requirements under Section 365(b)(1) of the Bankruptcy Code, as such Section may be amended from time to time. In no event after such assumption of this lease shall any then existing Default remain uncured for a period in excess of the earlier of ten (10) business days or the time period for curing such default as set forth herein. Failure to cure such default within such time shall constitute a Default hereunder.

            Landlord and Tenant agree that adequate assurance of performance of this lease, as set forth in Section 365(b)(1) of the Bankruptcy Code, as such Section may be amended from time to time, with respect to any monetary Default under this lease, shall be in the form of cash or immediately available funds in an amount equal to at least the amount of such monetary Default so as to assure the Landlord that it will realize the amount of such Default.

            If Tenant assumes this lease and proposes to assign this lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this lease, then notice of such proposed assignment, setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under this lease, shall be given to Landlord by Tenant within twenty (20) days after receipt of such offer by Tenant and in no event later than ten (10) business days prior to the date that Tenant shall make application to the Bankruptcy Court for authority and approval to enter into such assumption and assignment. In addition, Landlord shall thereupon have the right of first refusal, to be exercised by notice to Tenant given within ten (10) business days prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person or entity, less any brokerage commissions which may be payable out of any consideration to be paid by such person or entity for the assignment of this lease.

            Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this lease on and after the date of such assignment; provided, however, that any options to renew or extend the Term of this lease, and any right of offer or refusal or other options or rights to lease additional space in the Building shall be terminated effective as of the date on which such petition was filed with the Bankruptcy Court. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption of this lease on such terms. Nothing contained in this Section shall, in any way, constitute a waiver of any provisions of this lease relating to assignment or subletting.

            All monies or other considerations payable by Tenant or otherwise to be delivered to or on behalf of Landlord under this lease, whether or not expressly denominated as Rent hereunder, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code, as such Section may be amended from time to time, and be the sole property of Landlord.

            From and after the date of the filing of any petition with the Bankruptcy Court, to the extent permitted by applicable law, Landlord shall have no obligation to provide any services or utilities to the Premises as herein required, unless and until Tenant shall have paid and be current in all payments or other charges therefor. Such payments and charges shall constitute administrative charges or expenses under Section 507(a)(1) of the Bankruptcy Code, as such Section may be amended from time to time.

            (h) WAIVER OF NOTICES NOT PROVIDED FOR IN THIS LEASE. Except for notices specifically required hereunder, Tenant expressly waives the service of any notice of intention to terminate this lease or to reenter the Premises and waives the service of any demand for payment of rent or for possession and waives the service of any and every other notice or demand prescribed by any ordinance, statute or other law (except as expressly otherwise provided in this lease) and agrees that the breach of any covenants or agreements provided in this lease shall, in and of itself, without the service of any notice or demand whatever (except as expressly otherwise provided in this lease), constitute a forcible detainer by Tenant of the Premises.

            (i) WAIVER OF TRIAL BY JURY. Landlord and Tenant hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. If Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, except that Tenant may interpose any mandatory counterclaim (i.e., any claim that Tenant may not lawfully pursue in any other or separate proceedings).

      20. RIGHTS OF MORTGAGEES AND GROUND LESSORS .

            (a) SUBORDINATION OF LEASE. Landlord may have heretofore or may hereafter encumber with a mortgage or trust deed the Building, the Land, the Project, any part thereof or any interest therein, may sell and lease back the Land, or any part of the Project, and may encumber the leasehold estate under such a sale and leaseback arrangement with a mortgage or trust deed. (Any such mortgage or trust deed is herein called a "MORTGAGE" and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a "MORTGAGEE." Any such lease of the Land or other part of the Project is herein called a "GROUND LEASE" and the lessor under any such lease is herein called a "GROUND LESSOR.") This lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to any Mortgage and to any Ground Lease now or hereafter existing, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute and deliver to Landlord such further instruments consenting to or confirming the subordination of this lease to any Mortgage and to any Ground Lease and containing such other provisions which may be requested in writing by Landlord within ten (10) business days after Tenant's receipt of such written request; provided that any such instrument with respect to future Mortgages or Ground Leases shall also include recognition and non-disturbance provisions to the effect that the Mortgagee or Ground Lessor, as the case may be, will not disturb Tenant's continued occupancy of the Premises under this lease so long as Tenant is not in Default (i.e., meaning beyond applicable notice and cure period) hereunder, which recognition and non-disturbance provisions may contain such other terms and conditions as are contained in the Mortgagee's or Ground Lessor's customary form of subordination, non-disturbance and attornment agreement (which may include the provisions set forth below in this Section 20). Without limitation of the foregoing, Tenant hereby agrees to execute and deliver to Landlord, upon Landlord's or Tenant's request, three (3) originals of the existing Mortgagee's standard form of Subordination Nondisturbance and Attornment Agreement, subject to any commercially reasonable modifications as are mutually agreeable to Tenant and such Mortgagee (herein, the "INITIAL SNDA"). Landlord shall use commercially reasonable efforts to cause the existing Mortgagee to execute and return one (1) fully executed original of the Initial SNDA to Tenant within thirty (30) days following the date hereof.

            (b) NOTICE OF AND OPPORTUNITY TO CURE DEFAULTS. Tenant agrees that if Landlord defaults in the performance or observance of any covenant or condition of this lease required to be performed or observed by Landlord hereunder, Tenant will give written notice specifying such default by certified or registered mail, postage prepaid, to any Mortgagee or Ground Lessor of which Tenant has been notified in writing, and before Tenant exercises any right to terminate this lease which Tenant may have on account of any such default of Landlord, such Mortgagee or Ground Lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default (or if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any Mortgagee or Ground Lessor has commenced and is diligently pursuing the remedies necessary to cure such default, including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the mortgaged or leased estate, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or Ground Lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the mortgaged or leased estate by reason of Landlord's bankruptcy.

            (c) RIGHTS OF SUCCESSORS. If any Mortgage is foreclosed, or Landlord's interest under this lease is conveyed or transferred in lieu of foreclosure, or if any Ground Lease is terminated:

                  (i) No person or entity which as the result of any of the
            foregoing has succeeded to the interest of Landlord in this lease (any such person or entity being hereafter called a "Successor") shall be liable for any default by Landlord or any other matter which occurred prior to the date such Successor succeeded to

            Landlord's interest in this lease, nor shall such Successor be bound by or subject to any offsets or defenses which Tenant may have against Landlord or any other predecessor in interest to such Successor (provided, however, that except as expressly provided in this Section 20, nothing herein shall be deemed to limit such Successor's obligations under this lease which are required to be performed and which first arise or accrue from and after the date such Successor succeeds to Landlord's interest hereunder, as well as obligations under this lease which have not been performed by any prior owner and which continue to be unperformed at the time of the succession and which directly affect, in any material respect, Tenant's quiet enjoyment of the Premises and are reasonably curable by the Successor, such as required maintenance, repairs, restoration and furnishing of service).

                  (ii) Upon request of any Successor, Tenant will attorn to such
            Successor, as Landlord under this lease, subject to the provisions of this Section 20(c) and Section 20(e), and will execute and deliver such instruments as may be necessary or appropriate to evidence such attornment within ten (10) days after receipt of a written request to do so.

                  (iii) No Successor shall be bound to recognize any prepayment by more than thirty (30) days of Base Rent or Additional Rent.

                  (iv) No Successor shall be bound to recognize any amendment or modification of this lease made without the written consent of the Mortgagee or Ground Lessor (as the case may be), to the extent such consent was required pursuant to any agreement between Landlord and any Mortgagee or Ground Lessor.

            (d) SUBORDINATION OF MORTGAGE. Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its Mortgage to this lease by sending Tenant notice in writing subordinating all or any part of such Mortgage to this lease, and Tenant agrees to execute and deliver to such Mortgagee such further instruments consenting to or confirming the subordination of all or any portion of its Mortgage to this lease and containing such other provisions which may be requested in writing by such Mortgagee within ten (10) business days after Tenant's receipt of such written request.

            (e) LIABILITY OF MORTGAGEE AND GROUND LESSOR. Whether or not any Mortgage is foreclosed or any Ground Lease is terminated, or any Mortgagee or Ground Lessor succeeds to any interest of Landlord under this lease, no Mortgagee or Ground Lessor shall have any liability to Tenant for any security deposit paid to Landlord by Tenant hereunder, unless such security deposit has actually been received by such Mortgagee or Ground Lessor. Without limitation of the foregoing, Landlord agrees to deliver any security deposit held by Landlord hereunder to the respective Mortgagee or Ground Lessor, on or before such time as said Mortgagee or Ground Lessor (as the case may be) succeeds to the interest of Landlord under this lease.

            (f) REQUESTS BY MORTGAGEE OR GROUND LESSOR. Should any prospective Mortgagee or Ground Lessor require a modification or modifications of this lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) business days following written request therefor. Should any prospective Mortgagee or Ground Lessor require execution of a memorandum of this lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this lease), Tenant agrees to execute such memorandum of lease and deliver the same to Landlord within ten (10) business days following the request therefor.

      21. DEFAULT UNDER OTHER LEASES. If the term of any lease, other than this lease, heretofore or hereafter made by Tenant for any space in the Building shall be terminated or terminable after the making of this lease because of any default by Tenant under such other lease, such fact shall empower Landlord, at Landlord's sole option, to terminate this lease by written notice to Tenant or to exercise any of the rights or remedies set forth in Section 19.

      22. INSURANCE AND SUBROGATION.

            (a) TENANT'S INSURANCE. Tenant shall carry insurance during the entire Term hereof insuring Tenant, and insuring Landlord, Landlord's constituent members and agents, all Mortgagees and Ground Lessors and their respective agents, partners and employees, with terms, coverages and in companies satisfactory to Landlord, and with such changes in insured parties and increase in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:

                  (i) Public liability insurance with the broad form commercial liability endorsement, including contractual liability insurance covering Tenant's indemnity obligations hereunder, insuring against claims for death, bodily injury, personal injury and property damage occurring upon, in or about the Premises in an amount not less than $1,000,000.00 per occurrence and having a general aggregate amount on a per location basis of not less than $2,000,000.00, together with an "umbrella" policy having an aggregate amount of not less than $5,000,000.00. Landlord shall be named as an additional insured on such policy.

                  (ii) "All risk" physical damage insurance including fire,
            sprinkler leakage, vandalism and extended coverage for the full replacement cost of all Landlord's Work, Tenant's Alterations, and all other additions, improvements and alterations to the Premises (providing that Landlord is an additional named insured as its interest may appear) and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises.

                  (iii) Workers' Compensation and Employers' Liability insurance in an amount of not less than $1,000,000.00, both in accordance with the laws of the State of Illinois.

                  (iv) Such other insurance or coverage as Landlord reasonably requests.

            Tenant shall, prior to the commencement of the Term and from time to time during the Term (and, in any event, not less than ten days prior to the expiration of any such policy), furnish to Landlord certificates of insurance (with proof of payment) and, if requested by Landlord, copies of all policies, evidencing the foregoing insurance coverage. Except for the insurance coverage described in Section 22(a)(iii) above, Tenant's policies shall state that such insurance coverage may not be amended, cancelled or not renewed without at least thirty (30) days' prior written notice to Tenant (except for non-payment of premiums, for which ten days' notice shall be sufficient), and shall further provide that the policy shall not be invalidated should the insured party have waived in writing prior to a loss, any and all rights of the insured party against any other party for losses covered by such policy. Tenant shall provide copies to Landlord of any and all written notices from its insurer or insurance company agent of any amendment, cancellation or non-renewal, promptly after Tenant's receipt thereof.

            Notwithstanding anything to the contrary contained in this Section 22(a), Tenant's obligations to carry the insurance provided for herein may, to the extent permitted by law, be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Section 22 are otherwise satisfied. The amount of the total insurance allocated to the Premises, which amount shall be not less than the amounts required pursuant to this Section 22(a), shall be specified either (i) in each such "blanket" policy or (ii) in a written statement, which Tenant shall deliver to Landlord from the insurer thereunder.

            (b) WAIVER OF SUBROGATION. Landlord and Tenant each agree to have all property or physical damage insurance which it may carry endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named in Section 22(a) above or Released Parties described in Section 16(a) entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Tenant's policy shall provide further that the insurer waives all rights of subrogation which such insurer might have against any of the parties named in Section 22(a) above. Tenant further agrees to first seek recovery under any applicable insurance policy before proceeding against Landlord. Notwithstanding the foregoing or anything contained in this lease to the contrary, any release or waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

            (c) LANDLORD'S INSURANCE. Landlord shall carry during the Term hereof replacement cost property insurance on the Building core and shell (including all base Building improvements at the Building but excluding Landlord's Work, Tenant Alterations and all other alterations, additions or improvements to the Premises) against fire and other extended coverage perils in an amount sufficient to prevent Landlord from being deemed a co-insurer of the risks insured under the policy.

      23. NONWAIVER. No waiver of any condition expressed in this lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition, whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting Landlord's rights under the provisions of Section 11, it is agreed that no receipt of money by Landlord from Tenant after the termination in any way of the Term or of Tenant's right of possession hereunder or after the giving any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such money. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any money due, and Landlord's receipt and collection of said money shall not waive or affect any said notice, suit or judgment.

      24. ESTOPPEL CERTIFICATE. Tenant agrees that from time to time upon not less than ten (10) business days' prior request by Landlord, or any existing or prospective Mortgagee or Ground Lessor, Tenant will, and Tenant will cause any subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant, to complete, execute and deliver to Landlord or Landlord's designee or to any existing or prospective Mortgagee or Ground Lessor, a written estoppel certificate certifying (a) that this lease is unmodified and is in full force and effect (or if there have been modifications, that this lease, as modified, is in full force and effect and setting forth the modifications); (b) the amounts of the monthly installments of Base Rent and Additional Rent Estimate then required to be paid under this lease; (c) the date to which Rent has been paid; (d) that to the best of Tenant's knowledge, Landlord is not in default under any of the provisions of this lease, or if in default, the nature thereof in detail and what is required to cure same; and (e) such other information concerning the status of this lease or the parties' performance hereunder reasonably requested by Landlord or the party to whom such estoppel certificate is to be addressed. Tenant hereby appoints any one of Landlord or any of Landlord's beneficiaries as attorney-in-fact for Tenant (such power of attorney being coupled with an interest) with full power and authority to execute and deliver for and in the name of Tenant any such estoppel certificate so requested by Landlord or any existing or prospective Mortgagee or Ground Lessor if not executed and delivered by Tenant within such ten (10) business day period. Tenant's failure to complete, execute and deliver such estoppel certificate within the aforesaid 10 business day period, shall be deemed to be a Default under Section 19 of this lease.

      25. TENANT CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP. In case Tenant is a corporation or a limited liability company, (a) Tenant represents and warrants that this lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and (b) if Landlord so requests, Tenant shall deliver to Landlord, concurrently with the delivery of this lease executed by Tenant, resolutions of the board of directors or board of managers (and shareholders and/or members, if required) of Tenant authorizing Tenant's execution and delivery of this lease and the performance of Tenant's obligations hereunder, certified as true and correct by any authorized representative of Tenant. In case Tenant is a partnership, (a) Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this lease on behalf of Tenant, or that this lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms, to the extent permitted by law, and (b) if Landlord so requests, Tenant shall deliver to Landlord, concurrently with the delivery of this lease executed by Tenant, authorization of the general partners (and limited partners, if required) of Tenant authorizing Tenant's execution and delivery of this lease and the performance of Tenant's obligations hereunder, certified as true and correct by a general partner of Tenant. Also, it is agreed that each and every present and future individual general partner, if Tenant is a partnership, in Tenant shall be and remain at all times jointly and severally liable hereunder, to the extent permitted by law, and that the death, resignation or withdrawal of any such partner shall not release the liability of such partner under the terms of this lease unless and until Landlord shall have consented in writing to such release. If Tenant is a partnership, limited liability company or corporation whose stock is not publicly traded, Tenant represents and warrants to Landlord that it has disclosed in writing to Landlord the persons or entities who individually or collectively own a controlling interest in Tenant as of the date of the execution of this lease.

      26. REAL ESTATE BROKERS. Tenant represents and warrants to Landlord that Tenant did not deal with any broker in connection with this lease other than the Brokers identified in Section 1(b). Landlord hereby agrees to pay the brokerage commissions payable to said Brokers in accordance with a written agreement between Landlord and such Broker. Tenant shall indemnify, defend and hold Landlord, its agents and their respective partners and employees, and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys' fees and expenses, arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with Tenant in connection with this lease or with whom Tenant hereafter deals or whom Tenant employs.

      27. NOTICES. All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (a) if delivered personally or by same-day courier messenger, when delivered, (b) if sent by nationally required overnight courier, on the first
(1st) business day after deposit with said courier, and (c) if mailed, on the third (3rd) business day after deposit in the United States Mail, certified or registered, postage prepaid, return receipt requested.

         If to Landlord:          303 Wacker Realty L.L.C.
                                  c/o Hines
                                  303 East Wacker Drive
                                  Chicago, Illinois 60601
                                  Attention:  Property Manager

                                  with an additional copy to:

                                  Hines Interests Limited Partnership
                                  70 West Madison Street
                                  Suite 440
                                  Chicago, Illinois 60602
                                  Attention:  Thomas J. Danilek

         and to                   303 Wacker Realty L.L.C.
                                  c/o J.P. Morgan Fleming Asset Management Inc. 522 Fifth Avenue
                                  New York, New York 10036
                                  Attention:  Mark Bonapace

         If to Tenant:            iManage, Inc.
                                  950 Tower Lane - Suite 500
                                  Foster City, California  94404
                                  Attn:  General Counsel

         And to:                  Cushman & Wakefield of Illinois, Inc.
                                  455 North Cityfront Plaza Drive
                                  Suite 2800
                                  Chicago, Illinois  60611
                                  Attn:  J. Frank Franzese

or to such other address(es) or addressee(s) as any party entitled to receive notice hereunder shall designate to the others in the manner provided herein for the service of notices. Rejection or refusal to accept or inability to deliver because of changed address or because no notice of changed address was given, shall be deemed receipt.

      28. MISCELLANEOUS.

            (a) SUCCESSORS AND ASSIGNS. Each provision of this lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any assignment, subletting, mortgage, lien, charge, or other transfer or encumbrance contrary to the provisions of this lease.

            (b) AMENDMENT. No modification, waiver or amendment of this lease or of any of its conditions or provisions shall be binding upon Landlord unless the same shall be in writing and signed by Landlord.

            (c) OFFER. Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this lease to Landlord, or its agents, shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for fifteen (15) days after such delivery.

            (d) TENANT. The word "TENANT" whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Tenant, (a) the liability of each shall be joint and several and (b) any one person or entity comprising Tenant may give any notice or approval required or permitted to be given by Tenant under this lease and such notice or approval shall be deemed binding upon all persons or entities comprising Tenant and may be relied upon by Landlord as if such notice or approval had been given by all persons or entities comprising Tenant.

            (e) EXPENSES OF ENFORCEMENT. The non-prevailing party shall pay upon demand all of the reasonable costs, charges and expenses (including the court costs and fees and out-of-pocket expenses of counsel, agents and others retained by the prevailing party) incurred by the prevailing party in enforcing the terms of this lease, and a party shall also pay such costs and expenses incurred by the other party in any litigation, negotiation or transaction in which said party causes the other party without the other party's fault to become involved or concerned. Any amount due from Tenant to Landlord pursuant to this Section shall be deemed to be additional Rent due under this lease.

            (f) EXHIBITS AND RIDERS. Exhibits and riders, if any, referred to in or affixed to this lease are made an integral part hereof.

            (g) APPROVAL OF PLANS AND SPECIFICATIONS. Neither review nor approval by or on behalf of Landlord of any plans and specifications for any Tenant Alterations or any other work by Tenant or its agents, employees and contractors shall constitute a representation or warranty by Landlord, any of Landlord's constituent members, or any of their respective agents, partners or employees, that such plans and specifications either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Laws, it being expressly agreed by Tenant that neither Landlord, nor any of Landlord's constituent members, nor any of their respective agents, partners or employees, assume any responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.

            (h) TIME OF ESSENCE. Time is of the essence of this lease and of each and all provisions hereof.

            (i) DUE DATE; INTEREST. Except as otherwise specifically provided in this lease, all amounts owed by Tenant to Landlord pursuant to any provision of this lease shall be paid by Tenant within five (5) business days after Landlord's written demand, and all such amounts (including, without limitation, Base Rent and Additional Rent) shall bear interest from the date due until paid at the annual rate equal to the Default Rate (hereinafter defined), unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged. The term "Default Rate" means of the rate of interest announced from time to time by The First National Bank of Chicago, Chicago, Illinois (or any successor), as its "prime rate" or "corporate base rate," changing as and when such rate changes, or if such rate is no longer in existence, then such other "prime rate" as may be designated by Landlord (herein, the "PRIME RATE"), plus three (3) percentage points. The provisions of this subparagraph shall in no way relieve Tenant of the obligation to pay Rent or any other sums due hereunder on or before the date on which payment is due, nor shall the collection by Landlord of any amount under this subparagraph impair the ability of Landlord to collect any amount under Section 19 of this lease.

            (j) INTERPRETATION. The invalidity of any provision of this lease shall not, to the extent commercially reasonable, impair or affect in any manner the validity, enforceability or effect of the rest of this lease.

            (k) FORCE MAJEURE. If either party fails to perform timely any of the terms, covenants or conditions of this lease on such party's part to be performed, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, riot, insurrection, act of terrorism, war, accident, fire or other casualty, adverse weather condition, act of God, governmental inaction, restrictive governmental law or regulation, inability to procure materials, electricity, gas, other fuel or water or other utilities at the Building after reasonable effort to do so, act or event caused directly or indirectly by or by default of the other party or any of the other party's employees or agents, or any cause beyond the reasonable control of such party, then such party shall not be deemed in default under this lease as a result of such failure so long as such party continues to take all commercially reasonable efforts to cure such failure. Nothing in this Section 28(k) shall affect, in any manner, such party's obligations to pay amounts otherwise due and owing under this lease as and when due, and failure to timely pay such amounts shall not be subject to "force majeure" delays or extensions.

            (l) APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

            (m) CUMULATIVE REMEDIES; ILLINOIS LAW. The rights and remedies of Landlord under this lease are cumulative and none shall exclude any other rights or remedies allowed by law or equity. This lease is for the lease of space in a building located in the State of Illinois and is declared to be an Illinois contract, and all of its terms shall be construed according to the laws of the State of Illinois.

            (n) COUNTERPARTS. This lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

            (o) RELATIONSHIP. Landlord and Tenant disclaim any intention to create a joint venture, partnership or agency relationship.

            (p) ACTION ON BEHALF OF LANDLORD. Any service which may be provided by Landlord under this lease may be provided by Landlord, any of its constituent members, or any agent or contractor of any of them, and the cost to Landlord of any such agent or contractor shall be included in any charge to Tenant for such service. Except as provided in the following sentence, any right reserved to Landlord under this lease may be exercised by Landlord, any of its constituent members, or any agent, contractor or designee of any of them. Any notice, demand, consent or approval which may be given by Landlord under this lease may be given only by Landlord, any constituent member of Landlord, or any agent or attorney of any of them.

            (q) ENTIRE AGREEMENT. This lease contains the entire agreement between Landlord, and Tenant with respect to its subject matter, and all negotiations, considerations, representations, understandings and agreements, oral or written, which may have been previously made between any of the foregoing parties are incorporated and merged into this lease. In executing and delivering this lease, Tenant has not relied on any representation, warranty or statement by Landlord, any of Landlord's constituent members, or any of their respective agents, partners or employees, which is not set forth in this lease, including without limitation any representation as to the amount of any Additional Rent, or any component thereof, or any representation that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis.

            (r) FINANCIAL STATEMENTS. At Landlord's request (which request, in the absence of any default by Tenant hereunder, shall be made no more than once in any calendar year), Tenant shall deliver to Landlord, within thirty (30) days after written request by Landlord, Tenant's most recent then available annual financial statements and any more recent financial statements then available, including balance sheets and income statements, prepared in accordance with generally accepted accounting principles consistently applied; provided, however, that without limitation of the financial information and Audited Statement requirements set forth below in this Section 28(r), it is agreed that Tenant shall not be required to deliver to Landlord such reports as described above in this Section 28(r) so long as Tenant is a publicly traded company on a nationally recognized stock exchange and Tenant's financial reports are publicly available. Such financial statements shall be certified by the chief financial officer of Tenant as being true, accurate and complete in all material respects. Tenant shall also, upon Landlord's reasonable request from time to time, deliver to Landlord such other financial information regarding Tenant as may be reasonably available. Without limitation of the foregoing, Tenant shall deliver to Landlord, no later than thirty (30) days prior to any "Security Deposit Reduction Date" under
      Section 29 below, and as a condition to any "Permitted Security Deposit Reduction" described in Section 29 below, an audited annual financial statement (the "AUDITED STATEMENT") for the most recent concluded fiscal year of Tenant preceding the respective "Security Deposit Reduction Date", prepared in accordance with generally accepted accounting principles consistently applied, and prepared based on the "Statement of Operations" format currently in use by Tenant in its reporting as of the date hereof (a copy of which Statement of Operations having heretofore been delivered to Landlord in assessing the financial strength of Tenant), evidencing a positive net earnings for the fiscal year at issue, all as and to the extent more particularly described in Section 29 below.. Landlord shall not disclose any financial information disclosed in financial statements delivered under this Section 28(r) to any third party other than its lenders, partners, members, agents, consultants, advisors, attorneys, accountants and other representatives, or as may be otherwise required by a government or governmental agency or pursuant to court order. For purposes hereof, it is acknowledged and agreed that Tenant is on a [calendar year?] fiscal year, and Tenant shall not, during the Term, change its fiscal year for reporting purposes under this Section 28(r) without Landlord's consent, at its discretion.

            (s) LANDLORD RIGHT TO PERFORM TENANT'S DUTIES. If Tenant fails to timely perform any of its duties under this lease, then, subject to the terms and conditions expressly set forth in this lease, Landlord shall have the right (but not the obligation), and without limiting any other rights or remedies available to Landlord, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty, together with interest thereon at the Default Rate accruing from and after the time so expended or incurred by Landlord until repaid by Tenant, shall be deemed to be additional Rent under this lease and shall be due and payable upon demand by Landlord.

      29. SECURITY DEPOSIT. Within three (3) business days after Tenant's execution and delivery of this lease to Landlord (time being of the essence), and as an express condition of Landlord's obligation to fund any portion of the "Allowance" or the "Space Plan Allowance" under the Workletter or Tenant's right to perform any Tenant's Work at the Premises, Tenant shall deposit with Landlord an unconditional and irrevocable letter of credit (as the same may be increased or decreased as hereinafter provided, the "LETTER OF CREDIT SECURITY DEPOSIT") in the amount of $1,000,000.00 in form and issued by a bank with a Chicago, Illinois office (i.e. wherein said letter of credit may be drawn) reasonably satisfactory to Landlord, as security for the full and faithful performance of every provision of this lease to be thereafter performed by Tenant (the Letter of Credit Security Deposit, as the same may be increased or decreased as expressly provided in this Section 29, together with (1) any cash from time to time held by Landlord as part of the security deposit following a draw on the Letter of Credit Security Deposit or (2) any cash from time to time held by Landlord as part of the security deposit under this Section 29 and Landlord's agreement, at its sole discretion, to accept such cash deposit, is sometimes referred to herein as the "SECURITY DEPOSIT"). The Security Deposit shall be increased, either by delivery to Landlord of an amendment to the existing Letter of Credit Security Deposit, or by delivery to Landlord of an additional or replacement Letter of Credit Security Deposit, all to the extent provided in Sections 34 or 35 below or as otherwise included as part of any "Market Rental Rate" determinations thereunder. If Tenant defaults with respect to any provision of this lease, including but not limited to the provisions relating to the payment of Rent, and such default remains uncured beyond applicable cure periods provided under this lease, then Landlord may, as applicable, (i) use, apply or retain all or any part of the Security Deposit which is then held by Landlord in the form of cash (herein, the "CASH SECURITY DEPOSIT"), or (ii) draw on any Letter of Credit Security Deposit, in whole or in part, in either case to the extent necessary in Landlord's reasonable judgment to cure such default (provided that Landlord may draw upon any Letter of Credit Security Deposit in whole in the event Tenant defaults in its obligation to timely deliver a replacement letter of credit as required hereunder), and Landlord may use, apply or retain all or any part of the proceeds thereof, for the payment of any Rent and any other sum in default, or for the payment of any other amount which Landlord is entitled to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Cash Security Deposit or proceeds from a draw on any Letter of Credit Security Deposit is so used or applied, Tenant shall, within thirty (30) days after written demand therefor, as applicable, deposit cash with Landlord in an amount sufficient to restore the Cash Security Deposit to its original amount or cause the issuing bank to restore any Letter of Credit Security Deposit to its original amount, and Tenant's failure to do such shall be a material breach of this lease. Landlord shall not be obligated to keep any Cash Security Deposit or any proceeds from a draw on the Letter of Credit Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on either. If Tenant shall fully and faithfully perform every provision of this lease to be performed by it, the Cash Security Deposit, the Letter of Credit Security Deposit, or any balance thereof, as applicable, shall be returned to Tenant (or at Landlord's option to the last assignee of Tenant's interest hereunder) within fifteen (15) business days after the expiration of the Term of this lease and Tenant's vacation of the Premises being leased hereunder.

      Landlord shall deliver the Cash Security Deposit or the Letter of Credit Security Deposit to the purchaser of Landlord's interest in the Building, in the event that such interest is sold, and thereupon Landlord shall be discharged from any further liability with respect to same. Tenant hereby agrees not to look to any Mortgagee as mortgagee, mortgagee in possession, or Successor in title to the Building for any Cash Security Deposit or Letter of Credit Security Deposit required by Tenant hereunder, unless such items have actually been received by said mortgagee as security for Tenant's performance of this lease. Landlord agrees to deliver the Security Deposit required to be held by Landlord hereunder to any such Mortgagee on or before such time as the Mortgagee succeeds to Landlord's interest hereunder.

      Nothing in this Section 29 shall be construed to limit the amount of damages recoverable by Landlord or any other remedy to the Security Deposit. Further, nothing herein shall be construed to require Landlord to accept any portion of the Security Deposit in the form of a Cash Security Deposit (i.e., as opposed to the form of a Letter of Credit Security Deposit), and Landlord shall have the right, at any time, to require Tenant to convert any then Cash Security Deposit held by Landlord to the form of a Letter of Credit Security Deposit meeting the requirements set forth herein.

      Any letter of credit delivered by Tenant hereunder as the Letter of Credit Security Deposit shall expire no earlier than twelve (12) months after issuance and shall provide for automatic renewals of one-year periods unless the issuer has provided Landlord written notice of non-renewal at least forty-five (45) days prior to the then expiration date (whereupon Tenant shall be obligated to provide a replacement letter of credit meeting the requirements of this Section 29 no later than thirty (30) days prior to the expiration date of the then outstanding and expiring letter of credit as provided below). Any subsequent replacement letter of credit shall expire no earlier than twelve (12) months from the expiration date of the then outstanding and expiring letter of credit and shall provide for automatic 1-year renewals as described above. Subject to the terms of the next succeeding paragraph relative to permitted reductions in the amount of the Security Deposit, Tenant shall ensure that at all times during the Term of this lease and for fifteen (15) business days after expiration of the Term, cash or one or more unexpired letters of credit in the aggregate amount of the Security Deposit required hereunder shall have been delivered by Tenant to Landlord. To the extent that Tenant is obligated to furnish a replacement Letter of Credit Security Deposit hereunder, Tenant shall deliver cash or a replacement letter of credit to Landlord no later than thirty (30) days prior to the expiration date of the then outstanding and expiring letter of credit; provided, however, that the replacement letter of credit shall not be required to have an effective date earlier than the expiration date of the then existing letter of credit being so replaced (it being the intent that Tenant not be required to have two outstanding letters of credit covering the same required Security Deposit amount at any one time). Failure by Tenant to deliver cash or any replacement letter of credit as required above shall entitle Landlord to draw under the outstanding letter(s) of credit and to retain the entire proceeds thereof for application as the Security Deposit under this lease (provided that Tenant shall thereafter continue to have the right to substitute a Letter of Credit Security Deposit for such Cash Security Deposit then being held by Landlord, and Landlord may thereafter demand such substitution, all in accordance with the requirements of this Section 29). Each letter of credit shall be for the benefit of Landlord and its successors and assigns, shall be expressly transferable, and shall entitle Landlord or its successors or assigns to draw from time to time under the letter of credit in portions or in whole upon presentation of (i) a sight draft, and
(ii) a statement executed by Landlord stating that Landlord is entitled to make the subject draw pursuant to the terms of this lease.

      In the event that (A) Tenant is not in default with respect to any provision of this lease as of any respective "Security Deposit Reduction Date," hereinafter described, and (B) Tenant has met the "Positive Net Earnings Test" (as defined in the next succeeding paragraph) as of any such respective "Security Deposit Reduction Date" hereinafter described, then, notwithstanding anything contained hereinabove to the contrary, but subject to the terms of the next succeeding paragraph in this Section 29, (i) Landlord shall return to Tenant, upon Tenant's request therefor, that portion of any Cash Security Deposit then being held by Landlord hereunder corresponding to the amount of the "Permitted Security Deposit Reduction" permitted as of such Security Deposit Reduction Date (as hereinafter set forth), or (ii) Tenant shall have the right to deliver a replacement letter of credit as a substitute for any Letter of Credit Security Deposit then being held by Landlord hereunder, which replacement letter of credit (together with any other letter(s) of credit which remain in Landlord's possession) shall be in the amount of the "Remaining Balance of Security Deposit" corresponding to such Security Deposit Reduction Date (as hereinafter set forth), or (iii) Tenant can elect a combination of items (i) and
(ii) such that Landlord retains, as the Security Deposit hereunder, cash and one or more letter(s) of credit which in the aggregate is in an amount which is not less than the "Remaining Balance of Security Deposit" described below.

              SECURITY DEPOSIT   PERMITTED SECURITY    REMAINING BALANCE
              REDUCTION DATE     DEPOSIT REDUCTION    OF SECURITY DEPOSIT
              --------------     -----------------    -------------------
              August 1, 2006        $300,000.00           $700,000.00
              August 1, 2007        $200,000.00           $500,000.00
              August 1, 2008        $200,000.00           $300,000.00
              August 1, 2009        $100,000.00           $200,000.00
              August 1, 2010        $100,000.00           $100,000.00

      For purposes hereof, the term "POSITIVE NET EARNINGS TEST" shall mean that Tenant has realized a positive net earnings in the most recent concluded fiscal year preceding the respective Security Deposit Reduction Date, as evidenced by the Audited Statement delivered to Landlord pertaining to such fiscal year as described in Section 28(r) above. If Tenant is not entitled to a reduction in the Security Deposit solely because Tenant is in default under this lease as described in the preceding paragraph, then Tenant shall not be entitled to any further reduction in the Security Deposit amount required hereunder; provided, however, that notwithstanding the foregoing, Tenant may again take the benefit of such reduction if and when such default and all other subsequent defaults have been cured within applicable cure periods provided under this lease. If Tenant is not entitled to a reduction in the Security Deposit as of any respective Security Deposit Reduction Date as a result of Tenant not satisfying the corresponding Positive Net Earnings Test, then the corresponding Permitted Security Deposit Reduction for which Tenant did not receive, and each subsequent Permitted Security Deposit Reduction set forth in the above-described schedule, shall be deferred by one year, and the schedule described above shall be deemed to be automatically modified accordingly. To illustrate the foregoing, if Tenant is not entitled to the first scheduled Permitted Security Deposit Reduction as of August 1, 2006 as a result of Tenant not meeting the Positive Net Earnings Test as of such date, then the $300,000 Permitted Security Deposit Reduction shall be deferred until the next succeeding Security Deposit Reduction Date (i.e., meaning August 1, 2007) and each of the subsequent scheduled Permitted Security Deposit Reductions shall be deferred for one year, accordingly, such that the final Permitted Security Deposit Reduction of $100,000.00, scheduled above for August 1, 2010, shall instead occur on August 1, 2011, assuming that there are no further deferrals of the schedule based upon subsequent failures of Tenant to satisfy the Positive Net Earnings Test as of any subsequent Security Deposit Reduction Date.

      30. SUBSTITUTION FOR PARTIAL FLOOR PREMISES.

            (a) RIGHT OF SUBSTITUTION. At any time hereafter, Landlord shall have the right to substitute for any portion of the Premises which is less than a full floor of the Building ("PARTIAL FLOOR PREMISES") other premises within the Building (the "NEW PREMISES"), provided that the New Premises (i) shall be of substantially comparable size as the Partial Floor Premises, (ii) shall be in a substantially comparable location on the floor in the Building as that of the Partial Floor Premises, (iii) shall be on the same or higher floor in the Building as the floor in which the Partial Floor Premises is located, (iv) shall have an amount of First Offer Space (as defined in Section 34 below and as contemplated by Section 34(i) below) located on the floor in which the New Premises is located which is substantially comparable to the then remaining First Offer Space located on the floor in which the Partial Floor Premises is located, determined as of the date Landlord gives notice of substitution under this Section 30, and (v) shall either have substantially the same configuration of the Partial Floor Premises or a configuration substantially as usable for the purposes for which the Partial Floor Premises are being used by Tenant (or, if possession of the Partial Floor Premises has not yet been delivered to Tenant, then for the purposes for which the Partial Floor Premises are to be used by Tenant).

            (b) SUBSTITUTION PRIOR TO TENANT'S POSSESSION. If possession of the Partial Floor Premises has not yet been delivered to Tenant, then a substitution shall be effective as of the date Landlord gives notice of such substitution.

            (c) SUBSTITUTION AFTER TENANT'S POSSESSION. Without limitation of the other provisions set forth in this Section 30, the following additional provisions of this subsection (c) shall also apply if possession of the Partial Floor Premises has already been delivered to Tenant as of the date Landlord gives notice of substitution. Tenant shall vacate and surrender the Partial Floor Premises on or before the later of
      (A) the ninetieth (90th) day after the date Landlord gives notice of substitution or (B) the fifteenth (15th) business day after Landlord has substantially completed the work to be done by Landlord in the New Premises pursuant to this subsection (c), and the substitution shall be effective as of the earlier of the date of such vacation and surrender or the date when such vacation and surrender is required. Landlord shall (i) pay the actual and reasonable out-of-pocket expenses incurred by Tenant in connection with moving its property from the Partial Floor Premises to the New Premises, and (ii) improve the New Premises so that they are substantially similar to the Partial Floor Premises and promptly reimburse Tenant for its actual and reasonable out-of-pocket costs incurred in connection with the relocation of any telephone or other communications equipment from the Partial Floor Premises to the New Premises. However, instead of paying Tenant's expenses incurred in connection with moving its property, Landlord may elect to either move Tenant's property or provide personnel to do so under Tenant's direction, in which event such move may not be made except during evenings, weekends or holidays, so as to incur the least inconvenience to Tenant.

            (d) NO COMPENSATION OR DAMAGES. Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant's business, nor to any abatement or reduction in Rent, nor shall Tenant's obligations under this lease be otherwise affected, as a result of the substitution of the New Premises, except as otherwise expressly provided in this Section
      30. Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Section 30. Without limiting the generality of the preceding sentence, Tenant agrees to promptly provide to Landlord such approvals, instructions, plans, specifications and other information as may be reasonably requested by Landlord in connection with such obligations.

            (e) MISCELLANEOUS. Upon substitution of the New Premises for the Partial Floor Premises, the Rentable Area of the New Premises shall be substituted for the Rentable Area of the Partial Floor Premises. Further, in the event the Rentable Area of the New Premises is less than the Rentable Area of the Partial Floor Premises, Tenant's Proportionate Share and Base Rent shall be recalculated and adjusted based on the new Rentable Area of the New Premises (it being understood that there will be no such recalculation if the New Premises are larger than the Partial Floor Premises). At Landlord's request, Tenant shall execute a supplement to this lease confirming the substitution of the New Premises for the Partial Floor Premises. Any failure of Tenant to surrender possession of the Partial Floor Premises as and when required by this Section 30 shall be deemed a holding over by Tenant pursuant to
      Section 11 of this lease.

      31. LANDLORD. The term "LANDLORD" as used in this lease means only the owner of Landlord's interest in the Premises from time to time. In the event of any assignment, conveyance or sale, once or successively, of Landlord's interest in the Premises or any assignment of this lease by Landlord, said Landlord making such assignment, conveyance or sale shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such assignment, conveyance or sale, and Tenant agrees to look solely to such assignee, grantee or purchaser with respect thereto. The holder of a Mortgage (or assignment in connection with a Mortgage) shall not be deemed such an assignee, grantee or purchaser under this Section 31 unless and until the foreclosure of the Mortgage or the conveyance or transfer of Landlord's interest under this lease in lieu of foreclosure, and then subject to the provisions of
Section 20. This lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the assignee, grantee or purchaser.

      32. TITLE AND COVENANT AGAINST LIENS. Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Premises or any part of the Project, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only.

      33. COVENANT OF QUIET ENJOYMENT. Landlord agrees that Tenant, on paying the Rent and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises, subject to the terms, covenants, conditions, provisions and agreements of this lease, free from hindrance by Landlord or any person claiming by, through or under Landlord.

      34. RIGHT OF FIRST OFFER. Subject to the provisions hereinafter set forth (including, without limitation, the terms of Section 34(g) below regarding certain rights which are superior to Tenant's first offer rights hereunder), Landlord hereby grants to Tenant the right to lease, on the terms and conditions hereinafter set forth, each portion of space on the 26th floor of the Building and on the 27th floor of the Building (collectively, the "FIRST OFFER SPACE"), which Landlord proposes to lease for any term commencing during the First Offer Period (as hereinafter defined).

            (a) If Landlord is in serious discussions with a party other than Tenant concerning a lease of any portion of the First Offer Space for a term commencing during the First Offer Period (which shall include, in order to constitute serious discussions, delivery by Landlord to such party of an initial proposal for the leasing of such portion of the First Offer Space), and in any event prior to leasing any portion of the First Offer Space for a term commencing during the First Offer Period, Landlord shall give Tenant written notice (herein, a "LANDLORD NOTICE") of the location and Rentable Area of such portion of the First Offer Space, the date of commencement of the term of the demise, as determined by Landlord, with respect to such portion of the First Offer Space (the "FIRST OFFER SPACE COMMENCEMENT DATE") and the rental rate (including any proposed improvements and/or concessions) for such portion of the First Offer Space (determined as hereinafter provided). The First Offer Space Commencement Date shall not be less than forty-five (45) days after the date such Landlord Notice is given by Landlord. In no event shall the First Offer Space Commencement Date be earlier than the Commencement Date of the Term hereof.

            (b) Tenant's right to lease the First Offer Space described in such a Landlord Notice from Landlord shall be exercisable by written notice from Tenant to Landlord of Tenant's election to exercise said right (a "FIRST OFFER EXERCISE NOTICE") given not later than seven (7) business days after the applicable Landlord Notice is given, time being of the essence. If such right is not so exercised, Tenant's right of first offer shall thereupon terminate as to such portion of the First Offer Space, and Landlord may thereafter lease and re-lease and/or grant options to lease all or any portion of such First Offer Space without notice to Tenant and free of any right in Tenant (and in such event, such applicable portion of the First Offer Space shall thereafter be deleted from the definition of "First Offer Space" for all purposes hereof);

            (c) Tenant may only exercise its right to lease a portion of the First Offer Space, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said right and on the pertinent First Offer Space Commencement Date this lease is in full force and effect and Tenant is not in monetary default (i.e., irrespective of whether any applicable notice or cure periods have then elapsed) or non-monetary "Default" (i.e., beyond any applicable notice and cure periods hereunder) under this lease (provided that if Tenant is in non-monetary default as of either such date, then the effectiveness of any exercise by Tenant of its first offer option hereunder shall, at Landlord's option, be conditioned upon Tenant curing such default within applicable cure periods under this lease), and (inasmuch as this right of first offer is intended only for the benefit of the original Tenant named in this lease) not less than seventy-five percent (75%) of the Rentable Area of the Premises are occupied by the original Tenant named herein and/or a permitted Tenant Affiliate under Section 15 hereof, and said Tenant has not assigned this lease (other than to a permitted Tenant Affiliate) or sublet greater than twenty-five percent (25%) of the Rentable Area of the Premises (other than to a permitted Tenant Affiliate). Without limitation of the foregoing, no sublessee or assignee (other than an assignee which is a permitted Tenant Affiliate under Section 15 hereof) shall be entitled to exercise any right hereunder, and no exercise of any right hereunder by the original Tenant named herein or by a permitted Tenant Affiliate assignee shall be effective in the event said Tenant assigns this lease (other than to a permitted Tenant Affiliate) or subleases all or greater than twenty-five percent (25%) of the Rentable Area of the Premises (other than to a permitted Tenant Affiliate) prior to the pertinent First Offer Space Commencement Date. If the original Tenant named in this lease has assigned the lease to any permitted Tenant Affiliate assignee under this lease as of the time of Tenant's exercise of any first offer rights under this Section 34 or as of the pertinent First Offer Space Commencement Date, then, at Landlord's option, any such exercise of the first offer right under this Section 34 shall need to be executed by the original named Tenant in this lease and each such permitted Tenant Affiliate assignee in order to be effective for purposes hereof (unless, however, the original named Tenant no longer exists as a separate and distinct entity as a direct result of the transaction giving rise to the assignment to such permitted Tenant Affiliate assignee, such as is the case of a merger, in which event only the permitted Tenant Affiliate assignee shall be obligated to execute such first offer exercise notice hereunder). Notwithstanding anything herein to the contrary, Landlord shall have the right, at its election, to waive any of the conditions precedent to Tenant's valid exercise of its first offer rights under this Section 34, as such conditions are described above in this
      Section 34, whereupon Tenant's prior exercise of such first offer rights shall be valid and in full force and effect in all respects. Any such waiver by Landlord must be in writing in order to be effective for purposes of the preceding sentence.

            (d) If Tenant has validly exercised its right to lease a portion of the First Offer Space, then effective as of the First Offer Space Commencement Date such portion of the First Offer Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this lease, except that:

                  (i) Base Rent per square foot of Rentable Area for such
            portion of the First Offer Space shall be equal to the Market Rental Rate (as defined in Section 36 below) for such First Offer Space;

                  (ii) the Rentable Area of the Premises shall, for all purposes
            (including for purposes of determining Tenant's Proportionate Share hereunder), be increased by the Rentable Area of such portion of the First Offer Space;

                  (iii) the term of the demise covering such portion of the
            First Offer Space shall commence on the First Offer Space Commencement Date and shall expire simultaneously with the expiration of the Term of this lease, including any extension or renewal thereof; and

                  (iv) the First Offer Space shall be rented in its "as is"
            condition as of the First Offer Space Commencement Date (inasmuch as tenant improvement work and allowances, if any, will be reflected in the Market Rental Rate pursuant to Section 36 below).

            (e) If Tenant has validly exercised its right to lease a portion of the First Offer Space, within thirty (30) days after request by either party hereto Landlord and Tenant shall enter into a written amendment to this lease confirming the terms, conditions and provisions applicable to such portion of the First Offer Space as determined in accordance herewith.

            (f) In the event Landlord should be unable for any reason to deliver possession on the pertinent First Offer Space Commencement Date of a portion of the First Offer Space which Tenant has exercised its right to lease, Landlord shall not be subject to any liability for failure to deliver possession. Such failure to deliver possession shall not affect either the validity of this lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of this lease either as to such portion of the First Offer Space or the balance of the Premises; provided, however, that under such circumstances, rent shall not commence as to such portion of the First Offer Space until Landlord is able to deliver possession, and provided further, however, that Tenant shall have the right to terminate its earlier election to lease such First Offer Space if possession thereof is not delivered within one hundred twenty (120) days following the pertinent First Offer Space Commencement Date (which termination right shall be exercised, if at all, by delivery of written notice thereof to Landlord within ten (10) days following such 120-day period and prior to delivery of possession of such space, time being of the essence). Landlord shall use commercially reasonable efforts to deliver possession of any given First Offer Space as of the pertinent First Offer Space Commencement Date.

            (g) Tenant's rights to lease the First Offer Space are subject and subordinate to any expansion or other lease rights existing under any lease for space at the Building in effect as of the date hereof (as each such lease may be amended from time to time) relative to all or any portion of the First Offer Space, and to Landlord's right to extend or renew any lease of a current or future occupant of all or any portion of the First Offer Space or of any tenant which has superior option rights relative to all or any portion of the First Offer Space, even if such extension or renewal is not pursuant to an option contained in the subject lease.

            (h) As used herein, the term "FIRST OFFER PERIOD" shall mean the Term of this lease (i.e., commencing on the Commencement Date) and all extensions and renewals thereof, provided, however, that the First Offer Period shall not include the last two (2) years of the initial or any extension or renewal term unless, as to the Initial Term, Tenant has then exercised the option granted to Tenant in this lease to extend the Term hereof or renew this lease for the additional period following such Initial Term (in which case, the First Offer Period shall not include the last two (2) years of such renewal period).

            (i) In the event Landlord, pursuant to Section 30 hereof, elects to relocate Tenant's premises located on the 27th floor of the Building to any other floor (herein, the "RELOCATION FLOOR") at the Building, then, from and after the date of such election, the First Offer Space shall no longer include the 27th floor of the Building, and, in lieu thereof, the First Offer Space shall include all space on the Relocation Floor, all subject to any then existing lease or option rights relative to such space, and to Landlord's right to extend or renew leases as provided in
      Section 34(g) above.

      35. RENEWAL OPTION. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant an option to extend the Term of this lease on the same terms, conditions and provisions as contained in this lease, except as otherwise provided herein, for one period of five (5) years (the "RENEWAL PERIOD") after the expiration of the Initial Term, which Renewal Period shall commence on the first day of the fourteenth (14th) Lease Year (the "RENEWAL PERIOD COMMENCEMENT DATE") and end on the last day of the eighteenth (18th) Lease Year.

            (a) Said option shall be exercisable by written notice from Tenant to Landlord of Tenant's election to exercise said option given not later than the date which is twelve (12) months prior to the Renewal Period Commencement Date, time being of the essence. If Tenant's option is not so exercised, said option shall thereupon expire.

            (b) Tenant may only exercise said option, and an exercise thereof shall only be effective, if at the time of Tenant's exercise of said option and on the Renewal Period Commencement Date this lease is in full force and effect and Tenant is not in "Default" (i.e., beyond any applicable notice and cure periods hereunder) under this lease (provided that if Tenant is in default under this lease as of either such date, then the effectiveness of any exercise by Tenant of its renewal option hereunder shall, at Landlord's option, be conditioned upon Tenant curing such default with applicable cure periods under this lease), and (inasmuch as said option is intended only for the benefit of the original Tenant named in this lease) not less than seventy-five percent (75%) of the Rentable Area of the Premises are occupied by the original Tenant named herein and/or a permitted Tenant Affiliate under Section 15 hereof, and said Tenant has not assigned this lease (other than an assignee which is a permitted Tenant Affiliate under Section 15 hereof) or sublet greater than twenty-five percent (25%) of the Rentable Area of the Premises (other than to a permitted Tenant Affiliate). Without limitation of the foregoing, no sublessee or assignee (other than an assignee which is a permitted Tenant Affiliate under Section 15 hereof) shall be entitled to exercise said option, and no exercise of said option by the original Tenant named herein or by a permitted Tenant Affiliate assignee shall be effective in the event said Tenant assigns this lease (other than to a permitted Tenant Affiliate) or subleases all or greater than twenty-five percent (25%) of the Rentable Area of the Premises (other than to a permitted Tenant Affiliate) prior to the Renewal Period Commencement Date. In the event of an assignment to a permitted Tenant Affiliate assignee under this lease as of the time of Tenant's exercise of said option under this Section 35 or as of the Renewal Period Commencement Date, then, at Landlord's election, any exercise of said option under this Section 35 must be signed by both the original named Tenant and each such permitted Tenant Affiliate assignee in order to be effective (unless, however, the original named Tenant no longer exists as a separate and distinct entity as a direct result of the transaction giving rise to the assignment to such permitted Tenant Affiliate assignee, such as is the case of a merger, in which event only the permitted Tenant Affiliate assignee shall be obligated to execute such renewal exercise notice hereunder). Notwithstanding anything herein to the contrary, Landlord shall have the right, at its election, to waive any of the conditions precedent to Tenant's valid exercise of its renewal rights under this Section 35, as such conditions are described above in this Paragraph 35(d), whereupon Tenant's prior exercise of such renewal rights shall be valid and in full force and effect in all respects. Any such waiver by Landlord must be in writing to be effective for purposes of the preceding sentence.

            (c) Rent per square foot of Rentable Area of the Premises payable during the Renewal Period with respect to all space included in the Premises as of the Renewal Period Commencement Date shall be equal to the Market Rental Rate for the Premises. Landlord shall give Tenant written notice of the Market Rental Rate within thirty (30) days following written request by Tenant made not earlier than fifteen (15) months prior to the Renewal Period Commencement Date.

            (d) If Tenant has validly exercised said option, within thirty (30) days after request by either party hereto Landlord and Tenant shall enter into a written amendment to this lease confirming the terms, conditions and provisions applicable to the Renewal Period as determined in accordance herewith, with such revisions to the rental provisions of this lease as may be necessary to conform such provisions to the Market Rental Rate.

            (e) Tenant shall not have any option to extend the Term of this lease beyond the expiration of the Renewal Period.

      36. MARKET RENTAL RATE.

            (a) As used herein, the term "MARKET RENTAL RATE" per square foot of Rentable Area shall mean (i) the annual rate of net or base rent reasonably determined by Landlord to be the prevailing market net or base rental rate for comparable space in the downtown Chicago, Illinois area which has been built out for occupancy (taking into consideration, when comparing the same against the Premises hereunder, the age and scope of the then existing tenant build-out at the other comparable space, the duration of the terms for which such space is being leased, the location and/or floor level within the applicable building, when the applicable rate becomes effective, and the quality and location of the applicable building), and reflecting (i.e., reduced, if applicable, to reflect any prevailing concessions which are not being provided to Tenant in kind) prevailing concessions such as, but not limited to, rental concessions, tenant improvement work, allowances, brokerage commissions, time for construction of tenant improvements, etc, for terms commencing on or about the commencement date for the term for which Market Rental Rate is being determined hereunder, plus (ii) additional components of the Market Rental Rate reasonably determined by Landlord consistent with additional components of rent charged for comparable space in the downtown Chicago, Illinois area, which may include, among the other then prevailing components of rent, periodic adjustments or additions to a fixed rent based on a share of real estate taxes and other expenses (such as Tenant's Proportionate Share of Expenses and Taxes) and increases to adjust for inflation, and which may also include an additional market-level security deposit based upon security deposits being imposed upon other tenants at comparable first-class office buildings in downtown Chicago leasing comparable space and having comparable concession packages and being of comparable credit worthiness as that of Tenant. Comparable arms length lease transactions (and, as it relates to a determination under Section 35 above, renewal transactions) at the Building and/or bona fide written proposals or offers to lease comparable space at the Building (and, as it relates to a determination under Section 35 above, to renew leases of comparable space) received by Landlord from third parties (at arm's length) or given by Landlord to third parties (at


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      arm's length) may be used by Landlord as an indication of Landlord's position as to the Market Rental Rate.

            (b) If Tenant disagrees with Landlord's determination of Market Rental Rate with respect to Tenant's renewal option under Section 35 above (which Tenant must do, if at all, in writing setting forth Tenant's determination of Market Rental Rate within thirty (30) days after Tenant's receipt of notice of Landlord's determination of Market Rental Rate), and if the parties cannot agree on the Market Rental Rate within thirty (30) days thereafter (the "Discussion Period"), then, at Tenant's election, and provided that Tenant has theretofore exercised its renewal option under
      Section 35 for which Market Rental Rate is being determined, such dispute shall be determined by arbitration as hereinafter provided (it being understood and agreed that the binding arbitration process described in this Section 36(b) may only commence if and to the extent Tenant has validly exercised its renewal option for which Market Rental Rate is being so determined). Tenant may initiate the arbitration process by written notice to that effect given to Landlord within thirty (30) days after the expiration of such 30-day Discussion Period (time being of the essence), and if Tenant fails to so timely deliver such notice so initiating the arbitration process, then Tenant shall be deemed to have waived such right, and Landlord's determination of Market Rental Rate shall be deemed the applicable Market Rental Rate for all purposes. If Tenant timely exercises such right to initiate the foregoing arbitration process, as described in the preceding sentence, then, within twenty (20) business days after the giving of such notice, Landlord and Tenant will each select an arbitrator who shall be disinterested and shall be a person that has been actively engaged in the development or leasing of first-class office buildings in the downtown Chicago area for a period not less than seven
      (7) years immediately preceding his or her appointment. Within five (5) business days after the selection of both arbitrators, Landlord and Tenant shall each simultaneously submit to the arbitrators a determination of Market Rental Rate with such supporting materials as they deem appropriate ("MARKET RATE SUPPORTING MATERIALS:). (If no submittal is made by a part, that party shall be deemed to have submitted its original determination.) The arbitrators shall be directed to select, within fifteen (15) business days after the receipt of such submittals, from the two determinations submitted by Landlord and Tenant the one that is closer to the Market Rental Rate as determined by the arbitrators, and said selection shall thereafter be deemed the Market Rental Rate. If the two arbitrators so appointed failt o agree, within such fifteen (15) business day period, as to which of the determinations submitted by Landlord and Tenant is closer to the actual Market Rental Rate, the two arbitrators shall, within ten
      (10) business days thereafter, appoint a third arbitrator, using the criteria described above, to decide upon which of the two determinations submitted is closest to the actual Market Rental Rate. In the event the two arbitrators are not able to so agree upon a third arbitrator within such ten (10) business day period, then either party may request that the third arbitrator be appointed by the American Arbitration Association, using the criteria described above. The third arbitrator shall be directed to select, within ten (10) business days after his or her appointment, from the two determinations submitted by the parties the one that is closer to the Market Rental Rate as determined by the third arbitrator, and that selection shall thereafter be deemed the Market Rental Rate. The cost of the foregoing arbitration process shall be borne by the losing party. The determination made by the two arbitrators or the third arbitrator, as the case may be, will be final and binding


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      upon Landlord and Tenant, and will not be subject to reconsideration by the two arbitrators or the third arbitrator, as the case may be, or to review, appeal, or challenge in any court. The determination made by the two arbitrators or the third arbitrator, as the case may be, will have the same force and effect as if a court of final resort had entered a final and binding and unappealable judgment enforcing that determination, and the determination will be an enforceable term of this lease. If no determination is made prior to the date for commencement of payment of rent for which Market Rental Rate must be determined, then Landlord's determination shall be used until the arbitration process is completed. If Tenant's determination is later selected, Landlord shall promptly refund any overpayments to Tenant.

      37. BUILDING DIRECTORY. At no cost or expense to Tenant, Landlord shall provide Tenant with space on any Building directory existing from time to time in the lobby of the Building for entries for the name of Tenant and a reasonable number of Tenant's designated personnel (but with total entries not exceeding Tenant's Proportionate Share of total available directory space unless Landlord otherwise agrees in its sole discretion). Tenant shall pay Landlord for Landlord's cost (if any) of any substitution in name entries following the initial installation of Tenant's directory entries (i.e., meaning any substitutions occurring later than three (3) months following the Commencement
Date).

      38. PARKING. During the Term, Tenant shall be entitled to have up to six
(6) cars parked in the garage below the concourse level of the Building, at no charge, (the "PRIMARY SPACES"), all subject to the terms and conditions, including parking rules and regulations, applicable from time to time to parking in the garage. In addition, Tenant shall have the right, during the Term, to use up to ten (10) additional parking spaces in said garage (the "ADDITIONAL SPACES") subject at all times to availability, and so long as Tenant pays the parking charges in effect from time to time (at monthly rates, if monthly rates are then being charged), and all subject to the terms and conditions, including parking rules and regulations, applicable from time to time to parking in the garage. In connection with the Primary Spaces and any Additional Spaces, Tenant may be required to periodically execute parking agreements. If Tenant elects to use one or more of the Additional Spaces, and Landlord has availability in the garage to accommodate such request, then Tenant shall pay parking charges for all such Additional Spaces provided for hereunder, whether or not Tenant does, in fact, utilize such parking. Thereafter, if Tenant, at any time, fails to contract for, or otherwise pay the parking charges relating to, any one or more of the Additional Spaces being made available to Tenant under this Section (each such parking space being referred to as a "WAIVED SPACE"), then Tenant shall forfeit its rights relative to each such Waived Space, and Landlord shall have no further obligation to offer such Waived Space to Tenant during the balance of the Term hereof. Landlord shall not be liable to Tenant in damages or otherwise under any circumstances for failure to provide parking if at any time Landlord or the garage operator is legally restricted from operating a parking garage or providing parking below the concourse level of the Building or otherwise unable to do so for reasons beyond its reasonable control, and in no event shall Tenant have any right to terminate this lease due to Landlord's failure to make parking available as required under this Section. Spaces will not be reserved for Tenant.


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      39. SIGNAGE.

            (a) LOBBY/EXTERIOR SIGNAGE. So long as the original named Tenant and/or any permitted Tenant Affiliates continue to occupy not less than seventy-five percent (75%) of the Rentable Area of the Premises for the conduct of business operations therefrom, then (i) Tenant shall have the non-exclusive right to install and maintain interior identification signage for Tenant located at the elevators serving the Premises in the first floor lobby of the Building (and, if Tenant so installs such signage, Landlord shall reimburse Tenant for the reasonable documented out-of-pocket initial cost incurred by Tenant for materials used on and the installation of such signage) and (ii) if Landlord, at any time during the Term, at its sole discretion, installs an additional monument base on the exterior of the Building for identification of one or more tenants at the Building, and if Landlord allows any "Comparable Sized Tenant" (as hereinafter defined) to install identification signage thereon, Tenant shall have the non-exclusive right to install and maintain, at Tenant's expense, identification signage for Tenant located on such exterior monument (herein, in any case under subclause (i) or (ii) above, the "IDENTIFICATION SIGNAGE"), all in accordance with the following terms and conditions. The parties hereby agree that (i) the foregoing Identification Signage permitted hereunder shall be limited to the name of the original named Tenant or the name of a permitted Tenant Affiliate assignee under
      Section 15 designated by Tenant in writing to Landlord (it being understood that only one such party shall have the right, at any given time, to have Identification Signage hereunder and if Tenant or any such Tenant Affiliate assignee replaces signage previously installed, Tenant (or such assignee, as applicable) shall be fully responsible for removing, at its sole cost and expense, any then existing signage being so replaced), (ii) the width and length of the letters comprising the Identification Signage permitted hereunder shall, as it relates to exterior signage, be equal to or otherwise reasonably consistent with (and no larger than) the length and width of the letters comprising the identification signage installed by any other Comparable Sized Tenant on such monument, (iii) unless otherwise mutually agreed upon by Landlord and Tenant (at their discretion), the length and width of the letters comprising the Identification Signage permitted in the lobby of the Building and the design and color of and materials used for any Identification Signage in the lobby of the Building shall be consistent with Landlord's building-standard lobby signage requirements, and the design and color of and materials used for any Identification Signage located external to the Building shall be consistent with Landlord's building standard exterior identification signage requirements; and (iv) all Identification Signage shall otherwise be located at an exact area designated by Landlord. Upon Tenant's request for Identification Signage, and provided that the conditions for Tenant's signage rights under this
      Section 39(a) have then been satisfied, Tenant shall cause its architect to prepare plans and specifications relative to the Identification Signage (which plans and specifications shall be consistent with the requirements specified above), which plans and specifications shall be delivered to Landlord for its review and approval. All work performed under this
      Section 39(a) shall comply with the terms and conditions described in the Workletter (i.e., if included as part of the Tenant's Work) or in Section 14 of this Lease (i.e., if included as subsequent Alterations); provided however, that Landlord reserves the right, at is discretion, to install any such Identification Signage on Tenant's behalf, using Landlord's designated contractors, agents or employees, all at Tenant's cost and expense (other than the initial


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      cost of the interior lobby signage for which Landlord was otherwise required to reimburse Tenant as described above in this subclause (a), the cost of which shall instead be paid by Landlord). The signage rights of Tenant set forth in this Section 39(a) are personal to the original named Tenant hereunder and any permitted Tenant Affiliate assignee under Section 15 and may not be exercised by any assignee (other than a Tenant Affiliate assignee under Section 15 hereof and so designated by Tenant in writing to Landlord) or sublessee, or any other party, unless Landlord otherwise consents thereto (at Landlord's sole discretion). For purposes hereof, the term "COMPARABLE SIZED TENANT" shall mean any tenant at the Building which, at the time such tenant installs any exterior signage on a new exterior Building monument installed by Landlord, is leasing rentable space at the Building which is of a size which is less than or equal to or no larger than 110% of the Rentable Area of the Premises then being leased by Tenant hereunder.

            (b) DOOR SIGNAGE. Tenant shall have the right to install and maintain, during the Term, at Tenant's expense, identification signage for Tenant and/or any of its permitted assignee(s) or subtenant(s) located on the entry doors of the Premises hereunder ("ENTRY DOOR IDENTIFICATION"). Such Entry Door Identification shall be designed, and use materials, and be of size and color, consistent with Landlord's building-standard entry door signage requirements, and plans and specifications therefor shall be subject to the review and approval of Landlord, such approval not to be unreasonably withheld. All work performed under this Section 39(b) shall comply and be performed in accordance with the terms and conditions described in the Workletter (i.e., if included as part of the Tenant's
      Work) or in Section 14 of this Lease (i.e., if included as subsequent Alterations), in either case subject to the terms and conditions therein described; provided, however, that Landlord reserves the right, at its discretion, to install any such Entry Door Identification on Tenant's behalf, using Landlord's designated contractors, agents or employees, all at Tenant's cost and expense.

      40. SATELLITE DISH. Subject to the terms and conditions hereinafter set forth, Landlord grants to Tenant, during the Term, the right to install, maintain, repair and replace one (1) satellite dish relating to Tenant's business in the Premises on the roof of the Building where designated by Landlord, for receiving signals relayed by satellite and, except as otherwise provided, to connect such equipment through existing mechanical shafts to the Premises. Such satellite dish or microwave dish shall be no greater than eighteen (18) inches in diameter.

            (a) If Tenant desires to exercise such right, Tenant shall give a written notice to that effect to Landlord (a "SATELLITE NOTICE"). The Satellite Notice shall specify in detail the requirements of such installation, all of which shall be subject to the approval of Landlord. Landlord shall not unreasonably withhold its approval provided that the use of the roof for such purposes shall (i) be compatible with Landlord's use of the roof, (ii) be subject to Landlord's supervision, (iii) be non-penetrating and shall not adversely affect the structural safety or integrity of the Building, (iv) meet reasonable aesthetic and other standards of Landlord and Landlord's architect and (v) satisfy other conditions hereinafter set forth. If Landlord approves Tenant's use of the roof for such purposes, Landlord shall designate by written notice to Tenant an appropriate area for such installation ("INSTALLATION AREA"). Landlord shall use good faith efforts to select an Installation Area which will be consistent with adequate reception. The right granted to


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      Tenant under this Section shall be subject to the following conditions precedent: (1) there must be available space on the roof and existing mechanical shafts from the roof to the Premises for Tenant's proposed installation; (2) Landlord's architect shall approve of the location of the Installation Area (acting reasonably) and the appearance of those portions of the equipment to be visible to the public; (3) Landlord's structural engineer shall approve of the location of the Installation Area (acting reasonably), the design and specifications of the equipment, the load caused on the roof of the Building by such equipment, and other structural requirements of the installation; (4) the installation must comply with the applicable requirements of any covenant, condition or restriction of record and any municipal, county, state, federal or other governmental ordinance, law, rule or regulation including, but not limited to zoning ordinances; (5) the installation and operation of such equipment shall not interfere with the safety or operations of the Building or reduce or affect its structural integrity, and shall comply with the terms of this lease; and (6) at Landlord's election, Tenant shall enter into Landlord's standard lease or license agreement used at the Building for roof-top satellite dish purposes.

            (b) Tenant shall pay all costs and expenses of any kind related to the installation, operation, maintenance or removal of its communication equipment, including any out-of-pocket costs incurred by Landlord for architect's or engineering fees incurred in connection with required approvals, but Tenant shall not be obligated to pay any fee for the roof or access thereto. Tenant shall maintain all such equipment in good repair. Tenant shall be responsible for any damage, loss or injury to the Building or other property and for any injury to persons caused by installation, operation, maintenance or removal of such equipment. Upon the expiration or earlier termination of this Lease or Tenant's right to possession hereunder, Tenant shall, at its sole cost and expense, (i) remove the communication equipment and restore that portion of the roof of the Building where the communications equipment was located to its condition existing prior to the installation thereof, ordinary wear and tear excepted, and (ii) repair any damage or destruction caused by such removal. Restoration and repair herein required to be performed by Tenant shall be completed under the supervision of Landlord or Landlord's representative. Notwithstanding the foregoing, Tenant shall not remove, and shall not be reimbursed for the cost thereof, any portion of the communication equipment which is embedded or permanently attached in or to the Building including, but not limited to, cables and other wiring, unless Landlord so directs otherwise.

      41. ERISA MATTERS.

            (a) EMPLOYEE BENEFIT PLANS/RETIREMENT AGREEMENTS. Tenant acknowledges that it has been advised that an affiliate of Landlord is a collective investment fund (the "FUND") which holds the assets of one or more employee benefit plans or retirement arrangements which are subject to Title I the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE") (each a "PLAN"), and with respect to which Morgan Guaranty Trust Company of New York ("MGT") is the Trustee and that, as a result, Landlord may be prohibited by law from engaging in certain transactions.


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            (b) EXISTING 10% PLAN. Landlord hereby represents and warrants to
      Tenant that, as of the date hereof, the only Plans whose assets are invested in the Fund which, together with the interests of any other Plans maintained by the same employer or employee organization, represent a collective interest in the Fund in excess of ten percent (10%) of the total interests in the Fund (each, a "10% PLAN") are referenced on EXHIBIT F (collectively, the "EXISTING 10% PLAN").

            (c) PARTY IN INTEREST. Tenant represents and warrants that as of the date hereof, and at all times while it is a Tenant under this Lease, one of the following statements is, and will continue to be, true: (1) Tenant is not a "PARTY IN INTEREST" (as defined in Section 3(14) of ERISA) or a "DISQUALIFIED PERSON" (as defined in Section 4975 of the Code) (each a "PARTY IN INTEREST") with respect to the Existing 10% Plan or, (2) if Tenant is a Party in Interest, that:

                  (i) neither Tenant nor its "AFFILIATE" (as defined in Section
            V(c) of PTCE 84-14, "AFFILIATE") has, or during the immediately preceding one (1) year has, exercised the authority to either: (i) appoint or terminate MGT as the qualified professional asset manager (as defined in Section V(a) of PTCE 84-14, "QPAM") of any of the assets of the Existing 10% Plan with respect to which Tenant or its Affiliate is a Party in Interest; or (ii) negotiate the terms of the management agreement with MGT, including renewals or modifications thereof, on behalf of the Existing 10% Plan; and

                  (ii) neither Tenant nor any entity controlling, or controlled by, Tenant owns a five percent (5%) or more interest (within the meaning of PTCE 84-14, "5% INTEREST") in MGT or JP Morgan & Co. Incorporated.

            (d) PROSPECTIVE 10% PLAN. In the event that Landlord or the Fund notifies Tenant in writing that a Plan other than the Existing 10% Plan may become a 10% Plan, Tenant will, within 10 days of such notification, inform the Fund in writing as to whether it can make the same representations which it made in subsection (c) of this Section with respect to such prospective 10% Plan. Thereafter, if based on such representations made by Tenant such Plan becomes a 10% Plan, Tenant represents and warrants that, at all times during the period Tenant is a tenant under the Lease, one of the statements set forth in subsection (c) will be true with respect to such 10% Plan.

      42. PRE-OCCUPANCY CONTRACTION/EXPANSION OPTION. Landlord and Tenant each acknowledge that the total Rentable Area of the portion of the Premises located on the 27th Floor (for purposes of this Section 42, the "27TH FLOOR SPACE") of the Building as of the date hereof is 8,314 square feet and that such Rentable Area may decrease by as much as 1,733 square feet and may increase by as much as 2,767 square feet, subject to and in accordance with the following terms and conditions.

            (a) Tenant shall have the one-time right to either delete space (the "CONTRACTION SPACE") from the 27th Floor Space or to add space (the "EXPANSION SPACE") to the 27th Floor Space, in either case by delivering written notice thereof to Landlord on or before the first to occur of (i) twenty-one (21) days after the date of


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      Tenant's execution and delivery of this lease to Landlord (herein, the
      "OUTSIDE EXERCISE DATE"), or (ii) the date Tenant takes "Physical Occupancy" of any portion of the 27th Floor Space (i.e., the term "PHYSICAL OCCUPANCY" meaning the first to occur of (A) the date Tenant or its contractors, agents or other representatives move any significant amount of materials, equipment or other items into any portion of the 27th Floor Space, or (B) the date any such parties commence performance of any of Tenant's Work within the 27th Floor Space), time being of the essence. The notice delivered by Tenant (herein, the "EXERCISE NOTICE") shall specify the exact area, configuration and location of the 27th Floor Space, as adjusted by the Contraction Space or Expansion Space (as the case may be), which Tenant desires to be included as part of the initial Premises hereunder; provided, however, that:

                  (i) the total Rentable Area of the 27th Floor Space, as
            adjusted by the deletion of any Contraction Space, shall not be less than 6,581 square feet;

                  (ii) the total Rentable Area of the 27th Floor Space, as
            adjusted by the addition of any Expansion Space, shall not be greater than 11,081 square feet;

                  (iii) the 27th Floor Space included as part of the initial
            Premises hereunder, after deletion of any such Contraction Space or addition of any such Expansion Space (as the case may be), shall be fully contiguous (i.e., without separation by any other leaseable office space) and the configuration of the balance of the 27th floor not then being leased by Tenant hereunder shall be reasonably marketable to other potential tenants; and

                  (iv) the adjustment of the total Rentable Area of the 27th
            Floor Space shall be reflected in the Plans (as defined in the Workletter), and the exact area, configuration and location of the 27th Floor Space (as adjusted by the Contraction Space or Expansion Space, as the case may be) shall be subject to the review and reasonable approval of Landlord (which approval or disapproval shall be given by Landlord within five (5) business days after Tenant's delivery of its Exercise Notice under this Section 42, and in the absence of such approval or disapproval within said 5-business day period, Landlord shall be deemed to have disapproved the same).

            (b) If and to the extent that Tenant validly exercises its rights under this Section 42, then Landlord and Tenant shall enter into an amendment to this lease confirming the terms and provisions applicable to the Premises (after adjustment for deletion of any such Contraction Space or addition of any such Expansion Space, as the case may be) determined in accordance herewith, pursuant to which:

                  (i) The Rentable Area of the Premises shall be amended to
            reflect the actual Rentable Area of the Premises as adjusted by the deletion of the Contraction Space or addition of the Expansion Space, as the case may be (as determined by Landlord's architect);


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                  (ii) The Tenant's Proportionate Share shall be adjusted in accordance with the definition thereof set forth in Exhibit C;

                  (iii) Base Rent described in Section 1(a) of this lease shall be amended based on the actual Rentable Area of the Premises after adjusting for deletion of the Contraction Space or addition of the Expansion Space, as the case may be; and

                  (iv) The total amount of the Allowance and the Space Plan
            Allowance described in the Workletter, as well as the minimum portion of the Allowance which may be utilized as a rental credit under Paragraph 9(g) of the Workletter, shall be adjusted to reflect the adjustment to the total Rentable Area of the Premises.

            (c) If Tenant does not exercise its rights under this Section 42 on or before the first to occur of (i) the Outside Exercise Date described above in this Section 42, or (ii) the date Tenant takes "Physical Occupancy" of any portion of the 27th Floor Space (as defined in Section 42(a) above), then such rights shall terminate as of such date and the provisions of this Section 42 shall thereafter be null and void.

            (d) Tenant shall not have the right to exercise both the expansion and the contraction right under this Section 42, and if Tenant exercises either such right it shall thereupon be precluded from exercising the other such right.

      43. STORAGE CLOSET/STORAGE AREA. Subject to the terms and conditions hereinafter set forth, Landlord grants to Tenant, during the Term, (i) the right to store furnishings, equipment and other personal property within that certain storage area ("STORAGE AREA") located on the 28th floor and identified on Exhibit A, and (ii) the right to operate, maintain, repair and replace certain items of Existing FF&E currently located within that certain storage closet ("STORAGE CLOSET") located on the 27th floor and identified on Exhibit A.

            (a) The rights granted to Tenant under this Section shall be subject to the following conditions precedent: (1) the use of the Storage Area and Storage Closet must comply with the applicable requirements of any rules and regulations of the Building from time to time relating thereto and of any municipal, county, state, federal or other governmental ordinance, law, rule or regulation existing from time to time; (2) the use of the Storage Area and Storage Closet, and the operation, repair, maintenance and replacement of any Existing FF&E located within the Storage Closet shall not interfere with the safety or operations of the Building or reduce or affect its structural integrity, and shall comply with the terms of this lease; and (3) at Landlord's election, Tenant shall enter into Landlord's standard license agreement used at the Building for comparable purposes.

            (b) Tenant's use of the Storage Closet and the Storage Area shall be subject to all of the same terms and conditions as otherwise set forth in this Lease relative to the "Premises" hereunder; provided, however, that
      (i) Tenant shall have no responsibility to pay any fees or rentals in connection with such Storage Closet and such Storage Area,


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      and (ii) Landlord shall not be obligated to perform any repairs or services relative to either such space.

      44. EXCULPATORY PROVISIONS. The liability of any Landlord under this lease or any amendment to this lease, or any instrument or document executed in connection with this lease, shall be limited to and enforceable solely against the assets of such Landlord constituting an interest in the Land or Building and not other assets of such Landlord. Assets of a Landlord which is a partnership or limited liability company do not include the assets of the partners or members of such Landlord, and any negative capital account of a partner or member in a partnership or limited liability company which is a Landlord, and any obligation of a partner or member to contribute capital to the partnership or limited liability company which is Landlord, shall not be deemed to be assets of the partnership or limited liability company which is the Landlord. No directors, officers, employees, managers, members, or shareholders of any corporation or limited liability company which is Landlord shall have any personal liability arising from or in connection with this lease. At any time during which Landlord is trustee of a land trust, all of the representations, warranties, covenants and conditions to be performed by it under this lease or any documents or instruments executed in connection with this lease are undertaken solely as trustee, as aforesaid, and not individually, and no personal liability shall be asserted or be enforceable against it or any of the beneficiaries under said trust agreement by reason of any of the representations, warranties, covenants or conditions contained in this lease or any documents or instruments executed in connection with this lease.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties have caused this lease to be executed as of the date first written above.

LANDLORD:                                           TENANT:

303 WACKER REALTY L.L.C.,                           IMANAGE, INC., a Delaware
a Delaware limited liability                        corporation
company

By: HINES THREE ILLINOIS CENTER ASSOCIATES
    LIMITED PARTNERSHIP, its managing member        By:
                                                        ------------------------
    By: HINES THREE ILLINOIS CENTER L.L.C., a
        general partner                                 Name:
                                                              ------------------

                                                        Title:
                                                              ------------------

        By: HINES INTERESTS LIMITED                 ATTEST:
            PARTNERSHIP, a member

            By: HINES HOLDINGS, INC., its           By:
                general partner                         ------------------------

                                                        Name:
                                                              ------------------

                                                        Title:
                                                              ------------------

                By:
                   ----------------------
                    Name:
                          ---------------
                    Title:
                          ---------------

                                    EXHIBIT A

                            FLOOR PLAN(S) OF PREMISES

                          [HINES FLOOR PLAN 27TH FLOOR]

                          [HINES FLOOR PLAN 28TH FLOOR]

                                    EXHIBIT B

                                   WORKLETTER

      THIS WORKLETTER is attached to and incorporated as part of that certain Office Lease by and between 303 WACKER REALTY L.L.C., a Delaware limited liability company ("Landlord"), and IMANAGE, INC., a Delaware corporation ("Tenant"), for space at the Building described below.

                              W I T N E S S E T H:

      WHEREAS, Landlord and Tenant have entered into an Office Lease (the "Lease") for certain Premises (as defined in the Lease) in the office building located at 303 East Wacker Drive, Chicago, Illinois (the "Building"); and

      WHEREAS, certain tenant improvement work is to be completed on the Premises;

      NOW, THEREFORE, for and in consideration of the agreement to lease the Premises and pay rent and the mutual covenants contained herein, the parties agree as follows:

      1. DELIVERY OF POSSESSION. Landlord shall deliver possession of the Premises to Tenant for performance of Tenant's Work on or before the Turnover Date described in Section 7 of the Lease.

      2. TENANT'S WORK. Tenant, at its sole cost and expense, but subject to payment of the Allowance (as hereinafter defined) as provided under Paragraph 9 below, shall perform, or cause to be performed, the Tenant's Work (as defined in the Lease) in the Premises provided for in the Plans (as hereafter defined) submitted to and approved by Landlord (which approval shall not be unreasonably withheld or delayed as described in paragraph 3(b) below). The Tenant's Work shall be constructed in a good and workmanlike fashion, in accordance with the requirements set forth herein and in compliance with all applicable statutes, laws, ordinances, orders, codes, rules, regulations, building and fire codes and other governmental requirements, including, without limitation, the ADA (as defined in the Lease), as well as with all building construction rules and regulations in effect from time to time. Landlord's review and approval of the Plans or any other submission of Tenant shall create no responsibility or liability on the part of Landlord for such compliance or for their completeness or design sufficiency. Tenant shall commence the construction of the Tenant's Work promptly following completion of the pre-construction activities provided for in Paragraph 3 below and shall diligently proceed with all such construction in order to endeavor to complete the Tenant's Work on or about the Commencement Date. Tenant shall coordinate the Tenant's Work so as avoid interference with any other work being performed by or on behalf of Landlord and other tenants at the Building.

      3. PRE-CONSTRUCTION ACTIVITIES.

      (a) On or before the commencement of construction of the Tenant's Work (and, in any event, on or before the Commencement Date), Tenant shall submit the following information and items to Landlord for Landlord's review and approval (which approval shall not be unreasonably withheld or delayed as described in paragraph 3(b) below):

            (i) A detailed construction schedule containing the major components of the Tenant's Work and the estimated time required for each, including the scheduled commencement date of construction of the Tenant's Work, milestone dates and the estimated date of completion of construction.

            (ii) An itemized statement of estimated construction costs, including permits and architectural and engineering fees.

            (iii) The names and addresses of Tenant's contractors (and the contractor's subcontractors and vendors) to be engaged by Tenant for the Tenant's Work and of any construction manager proposed to be engaged by Tenant for the Tenant's Work (collectively, "Tenant's Contractors"). Landlord has the right to approve or disapprove Tenant's Contractors, which approval shall not be unreasonably withheld or delayed. Tenant shall not employ as Tenant's Contractors any persons or entities so disapproved by Landlord. If Landlord has affirmatively approved only certain contractor(s) and/or subcontractor(s) from Tenant's list, Tenant shall employ as Tenant's Contractors only those persons or entities so approved. Without limitation of the foregoing, Landlord hereby pre-approves those contractors and/or subcontractors listed on Attachment 2 hereto for performance of the Tenant's Work or portions thereof.

            (iv) Tenant's Architect's (as hereinafter defined) written statement that Tenant's Architect has visited the site, inspected and verified existing conditions as such conditions affect the Plans and construction of the Tenant's Work and that Tenant's Architect has verified and confirmed the itemized statement of estimated construction costs delivered under Paragraph 3(a)(ii) above.

            (v) Security in form and substance acceptable to Landlord in order to secure Tenant's ability to pay any excess costs for the Tenant's Work above the Net Allowance (as defined in Paragraph 9 below) being provided by Landlord hereunder, but only if the cost of the Tenant's Work is estimated to cost more than 125% of said Net Allowance.

            (vi) Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant's Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

            (vii) The Plans for the Tenant's Work, which Plans shall be subject to Landlord's approval in accordance with Paragraph 3(b) below.

Tenant will update such information and items by notice to Landlord of any changes. Landlord shall promptly (or as otherwise required by this Workletter) review all submissions made by Tenant.

      (b) As used herein the term "Plans" shall mean full and detailed architectural and engineering plans and specifications covering the Tenant's Work (including, without limitation, architectural, mechanical, electrical, life safety, fire protection and plumbing working drawings for the Tenant's Work). The Plans shall include the minimum information shown on Attachment 1 attached hereto and incorporated herein. Subject to Landlord's payment of the Allowance (as hereinafter defined), Tenant shall pay all costs and expenses of preparing the Plans. The Plans shall be subject to Landlord's approval (not to be unreasonably withheld or delayed, as hereinafter described) and the approval of all local governmental authorities requiring approval, if any. Landlord shall give its approval or disapproval (giving reasons in case of disapproval) of the Plans within seven (7) business days after their delivery to Landlord. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord's opinion: (i) the Tenant's Work are likely to adversely affect Building systems, the structure of the Building or the safety of the Building and its occupants; (ii) the Tenant's Work would adversely affect Landlord's ability to furnish services to Tenant or other tenants; (iii) the Tenant's Work would increase the cost of operating the Building; (iv) the Tenant's Work would violate any governmental laws, rules or ordinances; (v) the Tenant's Work contains or would require the use of hazardous or toxic material in any unlawful manner; (vi) the Tenant's Work would adversely affect the appearance of the Building; or (vii) the Tenant's Work would require entry into, or otherwise affect, another tenant's premises or the public area of the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. Landlord shall cooperate with Tenant by discussing or reviewing preliminary plans and specifications at Tenant's request prior to completion of the full, final detailed Plans in order to expedite the preparation of and the subsequent approval process concerning the final Plans. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, then Landlord shall provide a written response to Tenant describing the nature of such changes required by Landlord, and Tenant shall submit to Landlord, for its approval, the Plans amended in accordance with the changes so required. Such submission of revised Plans shall be accompanied by a written point by point response from Tenant specifically responding to any disapprovals or other responses delivered by Landlord to Tenant. Landlord shall give its approval or disapproval (giving reasons in case of disapproval) of any such revised Plans within five (5) business days after their delivery to Landlord. The Plans shall also be revised, and the Tenant's Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector. Landlord's approval of the Plans shall in no way be deemed to be acceptance or approval of any element therein contained which is in violation of any applicable statutes, laws, ordinances, orders, codes, rules, regulations, building or fire codes or other governmental requirements.

      (c) At Tenant's request, upon Landlord's approval of the Plans, Landlord and Tenant shall agree in writing on any affixed appurtenances which are part of Tenant's Work which Tenant shall be allowed or required to remove upon the expiration of the Lease.

      (d) No Tenant's Work shall be undertaken or commenced by Tenant in the Premises until:

            (i) The Plans for the Premises have been submitted to and approved by Landlord (which approval shall not be unreasonably withheld or delayed as provided in Section 3(b) hereinabove).

            (ii)  All necessary building permits have been obtained by Tenant.

            (iii) All required insurance coverages have been obtained by Tenant, it being understood that failure of Landlord to receive evidence of such coverage upon commencement of the Tenant's Work shall not waive Tenant's obligations to obtain such coverages.

            (iv) Items described in Paragraph 3(a) above or elsewhere in the Workletter which are required to be submitted to Landlord prior to commencement of construction of the Tenant's Work have been so submitted and have been approved, where required (which approval shall not be unreasonably withheld or delayed, as provided herein).

      (e) Tenant, at Tenant's option, may retain Landlord as construction manager for all or any portion of Tenant's Work, if Landlord agrees to perform such construction management services. In the event that Tenant elects to retain Landlord as construction manager and Landlord agrees to perform such construction management services, Tenant and Landlord shall, at Landlord's request, enter into Landlord's standard form of workletter or tenant construction agreement for similar work in the Building, subject to Tenant's approval thereof and with mutually agreed upon changes thereto and mutually agreed-upon fees payable to Landlord in connection therewith. In the event Tenant does not so engage Landlord as construction manager, then Tenant shall have the right to retain its own construction manager or general contractor for construction of the Tenant's Work, subject to Landlord's reasonable approval as provided herein, whereupon Landlord shall not be entitled to any general coordination/supervision fee relative to the Tenant's Work, provided that, in lieu thereof, Tenant shall reimburse Landlord for Landlord's actual out-of-pocket costs paid or otherwise due and owing to third parties (e.g., including third-party engineer review costs, copying charges, other out-of-pocket disbursements, etc.) in connection with Landlord's general review and supervision of the Tenant's Work and for review of the Plans and other submittals hereunder (which amounts payable by Tenant shall not exceed $3,000.00, and shall be payable within ten (10) business days after Landlord's demand therefor from time to time).

      4. DELAYS. In the event Tenant fails to deliver or deliver in sufficient and accurate detail the information required under Paragraph 3 on or before the respective dates specified in said paragraph, or in the event Tenant, for any reason (other than Landlord Delay as hereinafter described), fails to complete the Tenant's Work on or before the Commencement Date, Tenant shall be responsible for Rent and all other obligations as set forth in the Lease from the Commencement Date, regardless of the degree of completion of the Tenant's Work on such date, and no such delay in completion of the Tenant's Work shall affect the Commencement Date, or relieve Tenant of any of its obligations under said Lease. Notwithstanding any of the foregoing, if the Tenant's Work within the Premises is not substantially completed on or before the later of (i) the Commencement Date set forth in the Lease and (ii) the date set forth in Tenant's construction schedule delivered under Section 3(a)(i) as the scheduled date for completion of such Tenant's Work within the Premises (herein, in each case, the "TARGET DATE"), and if any such delay in substantial completion of the Tenant's Work is attributable to Landlord Delay (as herein defined), then the Commencement Date shall be extended by the period of delay in substantial completion of the Tenant's Work beyond the corresponding Target Date which was attributable to the Landlord Delay (i.e., as opposed to being attributable to any other matter causing such delay), but not beyond the number of actual days of Landlord Delay, and in any event, not beyond the day Tenant first begins to conduct any portion of its business operations in the Premises. As used herein, the term "LANDLORD DELAY" means any delay in Landlord responding with its approval or disapproval of the Plans when required under Paragraph 3(b) above, or any delay in Tenant's substantial completion of the Tenant's Work resulting from Landlord's concurrent occupancy of space on the 28th floor to perform the Landlord's Work while Tenant is performing the Tenant's Work, in each case only to the extent delaying substantial completion of the Tenant's Work. Landlord Delay shall not include any delay that would in any event (i.e., even if the Landlord Delay had not occurred) have resulted from other causes. Tenant shall notify Landlord, in writing, of any claim for Landlord Delay, which notice shall be delivered within five (5) business days following the occurrence of the event claimed by Tenant to give rise to such Landlord Delay (time being of the essence); Tenant's failure to notify Landlord within said 5-business day period shall be deemed a waiver of the subject claim of delay.

      5. CHARGES AND FEES. Subject to Paragraph 9 below and the overall cap to Landlord of $3,000.00 described in Paragraph 3(e) above, Tenant shall be responsible for all costs and expenses attributable to the Tenant's Work, including payment to Landlord all of Landlord's actual out-of-pocket expenses for third-party consultant or engineering review (e.g.. structural and MEP) of the Tenant's Work, which payments to Landlord shall be made within ten (10) business days following Landlord's request therefor from time to time). Except as provided in the preceding sentence, or as provided in Paragraph 3(e) above, Landlord shall not be entitled to any supervision or other fee relative to the Tenant's Work.

      6. CHANGE ORDERS. All changes (other than deminimums changes based on field conditions which do not, in any event, affect Building structure or systems) to the final Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Tenant's Work. If and to the extent that Tenant is not required hereunder to obtain Landlord's approval to a given change (i.e., for "deminimus" field-condition changes as provided above in this Section 6), Tenant shall, nonetheless, deliver the applicable change order to Landlord within five (5) business days after issuance of same. Subject to Paragraph 9 below, Tenant shall be responsible for all costs and expenses attributable to any changes (including, without limitation, reimbursement to Landlord for Landlord's actual out-of-pocket costs paid or otherwise due and owing to third parties in connection with Landlord's supervision and review of the change order and corresponding work, as provided in Section 3(e) above, but subject to the overall cap of $3,000.00 as described in said Section 3(e), unless Landlord is acting as construction manager pursuant to Section 3(e) above, in which case such fees for the change order work shall be as mutually agreed to by the parties as contemplated by said Section 3(e)). All delays caused by Tenant initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the Commencement Date, or payment of Rent and performance of other obligations set forth in the Lease.

      7. STANDARDS OF DESIGN AND CONSTRUCTION AND CONDITIONS OF TENANT'S PERFORMANCE. All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 7, except as the same may be modified in the Plans approved by both Landlord and Tenant.

      (a) Tenant's Plans and all design and construction of the Tenant's Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord's fire insurance underwriters and the requirements of the ADA, and with all Building related construction rules and regulations in effect from time to time. Approval by Landlord of the Plans shall not constitute a waiver of this requirement or assumption by Landlord of responsibility for compliance. Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard.

      (b) Tenant shall, at its own cost and expense, but subject to payment by Landlord of the Allowance under Paragraph 9 below, obtain all required building permits and, when construction has been completed, shall, at its own cost and expense, obtain an occupancy permit for the Premises, which shall be delivered to Landlord. Tenant's failure to obtain such permits shall not cause a delay in the Commencement Date, or the payment of Rent and performance of other obligations under the Lease.

      (c) Tenant's Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's contractors and subcontractors and with other contractors and subcontractors in the Building. All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants, it being understood that in the event of any conflict, Landlord and its contractors and subcontractors shall have priority over Tenant and Tenant's Contractors; provided, however, notwithstanding such priority, Landlord shall not unreasonably inhibit Tenant's Contractors from performing their work and Landlord shall cooperate with Tenant and Tenant's Contractors in all reasonable respects relative to work coordination matters.

      (d) Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant (subject to application of the Allowance to the extent thereof), any work (i) which Landlord deems necessary to be done on an emergency basis or (ii) which pertains to structural components, building systems, the general utility systems for the Building or connecting the Tenant's Work with any other work in the Building. Landlord shall obtain Tenant's prior approval of the cost of work referred to in clause (ii), which approval shall not be unreasonably withheld, and shall not unduly interfere with or delay the performance of Tenant's Work by reason of undertaking any such work.

      (e) Tenant shall use only new, quality materials in the Tenant's Work, except where explicitly shown in the Plans approved by Landlord and Tenant. Tenant shall obtain, promptly after completion of the Tenant's Work, warranties of at least one (1) year duration from the completion of the Tenant's Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Tenant's Work, a copy of which warranties shall be delivered to Landlord upon Tenant's receipt of the same.

      (f) Tenant and Tenant's Contractors, in performing work, shall do so in conformance with the "303 East Wacker Drive Contractor Regulations and Guidelines for Tenant Improvements" (a copy of which has heretofore been made available to Tenant) and shall not unreasonably interfere with other tenants and occupants of the Building. Tenant and Tenant's Contractors shall make all reasonable efforts and take all reasonable steps appropriate to construction activities undertaken in a fully-occupied first-class office building so as not to interfere with the operation of the Building and shall, in any event, comply with all other construction-related rules and regulations existing from time to time at the Building. Tenant and Tenant's Contractors shall take all reasonable precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Tenant's Work and to properly police same. Tenant shall not permit noise or odors from construction of Tenant's Work to disturb other tenants in the Building. Tenant's Work which does so disturb other tenants shall be performed after regular working hours. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall reasonably direct so as not to burden the construction or operation of the Building.

      (g) Upon not less than twenty-four (24) hours' written or oral notice to Tenant and Tenant's failure to cure such matter within such 24-hour period (provided that no such notice or cure period shall be required in the case of an emergency), Landlord shall have the right to order Tenant or any of Tenant's Contractors who violate the requirements imposed on Tenant or Tenant's Contractors in performing work to cease work and remove its equipment and employees from the Building, to the extent Landlord determines that such violation is likely to have an adverse affect on the Building systems, structure or operations, the safety of the Building's occupants, or to otherwise create any other type of hazardous condition. A violation will be curable unless the particular violation by the particular Tenant's Contractor has previously been the basis for a notice to cease work. The foregoing cure period shall not limit the Landlord's right to require that violations cease immediately. No such action by Landlord shall delay the Commencement Date, or the payment of Rent and performance of other obligations under the Lease.

      (h) Except as expressly provided below in this subparagraph (h), utility costs or charges for any service (including, but not limited to, electrical) to the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Tenant's Work and shall be paid for by Tenant at Landlord's rates. Use of freight elevators is subject to reasonable scheduling by Landlord. Any use of the freight elevators outside of normal business hours of the Building will be at Tenant's expense, in an amount equal to the out-of-pocket expenses incurred by Landlord relative to security personnel and/or elevator attendant(s) necessitated by such after-hours freight elevator usage. Tenant shall also be responsible for HVAC charges for use of HVAC services outside of normal business hours of the Building, payable at rates fixed by Landlord for such after-hours HVAC services. Tenant shall have no responsibility for payment of HVAC charges or for charges for freight elevator usage during normal business hours of the Building prior to the Commencement Date of the Lease in connection with performance of the Tenant's Work and Tenant's initial move into the Premises. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building's waste containers.

      (i) Tenant shall permit access to the Premises upon reasonable notice (except that no notice shall be required in the case of an emergency, and the Tenant's Work shall be subject to inspection, by Landlord and Landlord's architects, engineers, contractors and other representatives, at all times during the period in which the Tenant's Work are being constructed and installed and within a reasonable period following completion of the Tenant's Work.

      (j) Tenant shall proceed with its work expeditiously, continuously and efficiently, from the date Landlord tenders possession of the Premises to Tenant for the construction of the Tenant's Work. Tenant shall notify Landlord upon completion of the Tenant's Work and shall furnish Landlord and Landlord's title insurance company with such further documentation as may be necessary under Paragraph 9 below.

      (k) Tenant shall have no authority to deviate from the Plans (other than in a deminimus manner) in performance of the Tenant's Work, except as authorized by Landlord and its designated representative in writing (which authorization shall not be unreasonably withheld or delayed in accordance with the same standards for approval as described in Section 3(b) above). Tenant shall furnish to Landlord "as-built" drawings of the Tenant's Work consisting of record drawings of the installed condition of each component of the Tenant's Work completed from the Plans marked up daily in the field by the various trades. Such record drawings shall be submitted in a final package by Tenant's general contractor to Landlord within ninety (90) days after completion of the Tenant's Work. Final disbursement of any remaining amounts of the Allowance will not occur until such record drawing have been received by Landlord.

      (l) In connection with its approval of the Plans, Landlord shall have the right to require Tenant to install and maintain proper access panels to utility lines, pipes, conduits, duct work and component parts of mechanical and electrical systems existing or installed in the Premises to the extent required by applicable laws or otherwise identified by Landlord as part of its approval of the Plans.

      (m) Tenant shall impose on and enforce all applicable terms of this Workletter against Tenant's architect, Tenant's engineer and Tenant's Contractors.

      8. INSURANCE AND INDEMNIFICATION.

      (a) In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant's Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and limits of liability:

            (i) Worker's Compensation and Employer's Liability Insurance with limits of not less than $1,000,000.00, or such higher amounts as may be required from time to time by any employee benefit acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant's Contractors from liability under the aforementioned acts.

            (ii) Commercial General Liability Insurance including Broad Form Contractual, Broad Form Property Damage, Personal Injury, Completed Operations and Products coverages (such Completed Operations and Products shall be provided for a period of three (3) years after the date of final acceptance of the Tenant's Work), and deletion of any exclusion pertaining to explosion, collapse and underground property damage hazards, with limits of not less than $10,000,000.00 per occurrence and having a general aggregate amount on a per location basis of not less than $10,000,000.00.

            (iii) Comprehensive Automobile Liability Insurance including Owned,
                  Non-Owned and Hired Car coverages, with limits of not less than $2,000,000.00 combined single limit for both bodily injury and property damage.

            (iv) "All-risk" builder's risk insurance upon the entire Tenant's Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Tenant's Work and shall insure against the perils of fire and extended coverage and shall include "all-risk" builder's risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If portions of the Tenant's Work are stored off the site of the Building or in transit to said site and are not covered under said "all-risk" builder's risk insurance, then Tenant shall secure and maintain similar property insurance on such portions of the Tenant's Work. Any loss insured under said "all-risk" builder's risk insurance is to be adjusted between Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interests may appear.

All policies (except the worker's compensation policy) shall be endorsed to include as additional insured parties Landlord and its partners, directors, officers, members, employees and agents, Landlord's contractors, Landlord's architects, and such additional persons as Landlord may designate in writing to Tenant. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the worker's compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that the insurer and/or the insurance company agent on behalf of the insurer shall provide Tenant with thirty (30) days' prior written notice of any reduction, cancellation or non-renewal of coverage

(except that ten (10) days' notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause. Tenant shall provide copies to Landlord of any and all written notices from its insurer or the insurance company agent of any amendment, cancellation or non-renewal promptly after Tenant's receipt thereof.

      (b) Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Landlord's contractors and Landlord's architects and their partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Tenant's Work or the entry of Tenant or Tenant's Contractors into the Building and the Premises, including, without limitation, mechanic's liens or the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant's Contractors and bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others, except and to the extent that such claims, liabilities, losses, damages and expenses arise out of the negligent act or omission of Landlord, or from Landlord's breach of its obligations hereunder or under the Lease. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

      9. ALLOWANCE; PERIODIC PAYMENTS.

      (a) Landlord shall make a contribution (the "Allowance") towards the cost of Tenant's Work (including, without limitation, the costs of construction, permits and inspections, space plans and design drawings, architectural drawings, mechanical, electrical and plumbing drawings, architectural, engineering and consultants' fees, signage costs, costs of equipment and furnishings, and Landlord's charges described in Paragraph 3(e) and Paragraph 5 above) and toward (i) moving costs ("Moving Costs") and (ii) the termination fee payable by Tenant to its existing landlord in connection with the early termination of its existing lease for premises located at 55 E. Monroe in Chicago, Illinois (the "Termination Fee") and (iii) attorneys' fees in connection with the negotiation of this lease or otherwise relating to the lease transaction being effectuated hereby (the "Attorneys' Fees"), which overall Allowance shall be in the amount of $2,275,514.00 (which is $58.00 per square foot of Rentable Area of the Premises), all on the terms and conditions hereinafter set forth. In no event shall the portion of the Allowance to be disbursed (or which may be requested by Tenant to be disbursed) toward the Termination Fee exceed the sum of $1,000,000.00 and in no event shall the portion of the Allowance to be disbursed (or which may be requested by Tenant to be disbursed) toward the Attorneys' Fees exceed the sum of $20,000.00. The overall Allowance required hereunder, less the amount of the Allowance which Tenant, in accordance herewith, requests to be disbursed toward Moving Costs, Attorneys' Fees and the Termination Fee, is referred to herein as the "Net Allowance". If the cost of the Tenant's Work exceeds the Net Allowance, Tenant shall have sole responsibility for the payment of such excess cost, and shall, at Landlord's sole election, pay any such excess (based on the then most current estimate of the cost of the Tenant's Work submitted to and approved by Landlord under Paragraph 3(a) above or, in any event, based on certified cost statements delivered by Tenant to Landlord upon Landlord's request therefor from time to time) prior to disbursement or further disbursement of the Net Allowance. Further, if the actual Termination Fee exceeds the maximum portion of the Allowance required to be made available toward the Termination Fee hereunder (as described above), Tenant shall have the sole responsibility for the payment of such excess cost, and shall, and Landlord's sole election, pay any such excess to its existing landlord prior to Landlord's disbursement of the portion of the Allowance allocated as a contribution toward the Termination Fee. Provided that Tenant has delivered the Security Deposit required under the Lease, then Landlord agrees to disburse the portion of the Allowance allocated toward the Termination Fee within seven (7) days following Tenant's written request therefor setting forth reasonable direction to Landlord of where payment is to be made, and delivery to Landlord of (i) a statement from Tenant's existing landlord setting forth the amount of the Termination Fee due and owing under Tenant's existing lease, and (ii) either (A) evidence that Tenant has paid such amount to its existing landlord as the requisite termination fee under Tenant's existing lease (in which case, Landlord shall pay such portion of the Allowance allocated toward the Termination Fee directly to Tenant, as reimbursement for its payment to its existing landlord), or (B) a direction to pay the Termination Fee directly to Tenant's existing landlord (in which case, Landlord shall pay such portion of the Allowance allocated toward the Termination Fee directly to Tenant's existing landlord as direct payment of said Termination Fee); subject, in any event, to the terms and conditions described in the preceding sentence and in Paragraph 9(e) below. The balance of the Allowance not otherwise attributable to the Termination Fee shall be disbursed in accordance with the remaining terms and conditions of this Paragraph 9.

      (b) Periodically, but not more frequently than once per month, Tenant may submit to Landlord a payment request for costs of the Tenant's Work incurred and not previously paid naming the parties to be paid and the respective amounts of such payments, which payment request shall be accompanied by:

            (i) A statement in writing under oath signed by Tenant stating the various contracts entered into by Tenant for the Tenant's Work and with respect to each: the total contract price of all labor, work, services and materials; the amounts theretofore paid thereon; the amount requested for the current disbursement; and the balance due for such labor, work, services and materials, after payment of the current disbursement, to complete the Tenant's Work in accordance with the Plans;

            (ii) A written application for payment from each of Tenant's Contractors disclosed in the aforesaid sworn Tenant's statement wherein each of Tenant's Contractors certifies completion and the cost of that portion of the Tenant's Work for which payment is requested and further certifies that the cost to complete the Tenant's Work remaining to be done under said contract will not exceed the balance due thereunder (without including in such balance any required retainages) and a statement in writing under oath or verified by affidavit of Tenant's Contractor stating: the names of all persons, firms, associations, corporations or other parties by whom labor, materials, services or work will be rendered or furnished pursuant to the contract with Tenant's Contractor; the nature of labor, work, services and materials to be rendered or furnished by each of the foregoing; the amounts (in the case of firm subcontracts) and estimated amounts (in other cases) to be paid for such labor, work, services and materials; the amounts theretofore paid thereon; the amount requested for the current disbursement; and the balance due for such labor, work, services and materials, after payment of the current disbursement, to complete the work described in such subcontract;

            (iii) A statement from each of the subcontractors and materialmen disclosed in the aforesaid Tenant's Contractor's sworn statement, in writing under oath or verified by affidavit of a duly authorized agent of such subcontractor of the parties furnishing materials and labor to it or for their account, and of the amounts due or to become due each;

            (iv) Certificate for payment executed by an architect acceptable to Landlord on American Institute of Architect's Form G-703; and

            (v) Originals of partial waivers of lien from each of Tenant's Contractors and all materialmen and vendors requesting payment covering such requested payment.

Provided that the foregoing deliveries have been made, and so long as Tenant is not then in default hereunder, under the Lease, or under any separate Tenant Construction Agreement entered into with Landlord, as construction manager, Landlord shall disburse portions of the Allowance in the amount of the requested disbursement no later than thirty (30) days after each such request therefor (provided that if Tenant cures any such default within applicable notice or cure periods under such instruments, then Tenant shall again be entitled to disbursement of the Allowance in accordance with the other terms and conditions set forth in this Paragraph 9).

      (c) Except for the portion of the Allowance being disbursed toward Moving Costs, Attorneys' Fees or the Termination Fee, Landlord may make payments of the Allowance through a construction escrow established with Landlord's title insurance company pursuant to which escrow said title company shall examine the sworn statements and lien waivers provided by Tenant and Tenant's Contractors and, if so required by Landlord, insure against mechanic lien claims for work done through the date of Tenant's Contractors' most recent request for payment, in which case Tenant agrees to comply with the reasonable terms and conditions of such construction escrow. The escrowee's charges therefor shall be deemed part of the costs of the Tenant's Work. Notwithstanding anything to the contrary contained herein or in the Lease, in the event Landlord makes payments of the Allowance through a construction escrow as provided in this paragraph, Tenant's Contractors may, at their own expense, arrange to provide "trailing" waivers (lien waivers which are dated up to thirty (30) days earlier than the contractor's request for payment) if Landlord's lender so permits and Landlord's title insurance company nevertheless provides the insurance called for by this paragraph.

      (d) Within thirty (30) days after final completion and installation of the Tenant's Work, Tenant shall submit to Landlord a detailed breakdown of the total amount of the costs of the Tenant's Work, together with final waivers of liens, contractors' affidavits, and architects' certificates in such form as may be reasonably required by Landlord, Landlord's title insurance company and Landlord's lender, if any, from all parties performing labor or supplying materials or services in connection with the Tenant's Work, showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building.

      (e) Landlord has no obligation to disburse any portion of the Allowance during any period when Tenant is in default hereunder, under the Lease or under any tenant construction agreement or workletter agreement entered into with Landlord, as construction manager, applicable to the Tenant's Work (provided that if Tenant cures any such default within applicable notice or cure periods under such instruments, then Tenant shall again be entitled to disbursement of the Allowance in accordance with the other terms and conditions set forth in this Paragraph 9). Disbursement of any portion of the Allowance shall not be deemed a waiver of Tenant's obligation to comply with such provisions. Tenant shall be responsible for the appropriateness and completeness of the contractors' affidavits and waivers of lien and approval of any of such work; Landlord shall have no responsibility for any of the foregoing.

      (f) Except for that portion of the Allowance being disbursed toward Moving Costs, Attorneys' Fees or the Termination Fee, Landlord shall have the right to withhold a ten percent (10%) retainage from any Allowance payment requests submitted by Tenant from time to time. Landlord shall disburse such retainage, together with the balance of the Allowance, upon Tenant's satisfaction of the terms of Paragraph 9(b) and 9(d) above and Tenant's final request for payment (which request shall be made no earlier than the Commencement Date) and certification that the entire Tenant's Work has been performed and that the amounts for which payment is requested are due and owing, which disbursement shall be made within thirty (30) days after presentation by Tenant to Landlord of request for payment and appropriate and complete contractor's affidavits and waivers of lien showing that the work covered thereby has been performed in the Premises.

      (g) In the event that the cost of Tenant's Work and such other items for which the Allowance may be applied should for any reason be less than the full amount of the Allowance, Tenant shall be entitled to receive such difference as a credit against Base Rent next coming due under the Lease; provided that Tenant shall not be so entitled to any portion of such difference exceeding $196,165.00 (which is $5.00 per square foot of Rentable Area of the Premises).

      (h) Without limitation of the foregoing terms regarding the "Allowance" due and owing from Landlord hereunder, Landlord hereby agrees to make the following contribution (the "Space Plan Allowance") pursuant to the following terms and conditions:

            (i) A contribution toward the fees and costs due and owing from Tenant to its space planner in connection with the preparation of the initial space plans for Tenant's Work in the amount not to exceed $3,923.30 (i.e., being $.10 per square foot of Rentable Area of the Premises).

      Within thirty (30) days following submission by Tenant to Landlord of a payment request with respect to the Space Plan Allowance, which request shall include a copy of the invoice(s) showing amounts due and owing to Tenant's space planner in connection with said space plans, and, if requested by Landlord, a lien waiver from said space planner showing that all amounts so due and owing in connection with the preparation of the space plans have been fully paid, Landlord shall disburse the Space Plan Allowance to Tenant or, at Tenant's direction, directly to the aforedescribed space planner. Landlord has no obligation to disburse any portion of the Space Plan Allowance during any period when Tenant is in default hereunder or under the Lease or under any Tenant Construction Agreement applicable to the Tenant's Work (provided that if Tenant cures any such default within applicable notice or cure periods under such instruments, then Tenant shall again be entitled to disbursement of the Space Plan Allowance in accordance with the other terms and conditions set forth herein). Disbursement of any portion of the Space Plan Allowance shall not be deemed a waiver of Tenant's obligation to comply with such provisions. In the event that the fees and costs payable by Tenant to its space planner in connection with preparation of the foregoing space plans is, for any reason, less than the full amount of the Space Plan Allowance, then Tenant shall not be entitled to receive any such difference. In the event that the foregoing fees and costs are greater than the Space Plan Allowance, Tenant shall be fully responsible for the payment of all such excess costs and fees.

      10. MISCELLANEOUS.

      (a) Except as expressly set forth herein or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises.

      (b) Time is of the essence under this Workletter.

      (c) If Tenant fails to make any payment relating to the Tenant's Work as required hereunder, Landlord, at its option, may complete the Tenant's Work pursuant to the approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant's failure to pay any amounts owed by Tenant hereunder when due, which failure continues for five (5) business days after written notice to Tenant of such failure, or Tenant's failure to perform any other obligations hereunder, which failure continues for thirty (30) days after written notice to Tenant of such failure, shall, in each such case, also constitute a Default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

      (d) Notices under this Workletter shall be given in the same manner as under the Lease.

      (e) The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith shall be limited as provided in Section 44 of the Lease.

      (f) The headings set forth herein are for convenience only.

      (g) This Workletter, together with the Lease, sets forth the entire agreement of Tenant and Landlord regarding the Tenant's Work. This Workletter may only be amended if in writing, duly executed by both Landlord and Tenant.

      (h) Tenant has designated _______________________ (whose address is ___________________________, __________, Illinois) as its architect ("Tenant's
Architect")
for purposes of preparing the architectural portions of the Plans for the Tenant's Work and Tenant shall use ___________________________ (whose address is ____________________________, ___________________, Illinois) as its engineer
("Tenant's Engineer) for preparing the mechanical, plumbing, electrical, fire protection and life safety portions of the Plans.

      (i) This Agreement shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise, except as expressly provided in any amendment or supplement to the Lease.

      11. DESIGNATED REPRESENTATIVES; COOPERATION.

      (a) Landlord and Tenant shall each appoint one qualified and readily available representative with the authority to give and receive notices, other materials and information relating to the Tenant's Work, and approvals under this Agreement. Initially, Landlord's representative shall be Michael Kaiser, whose address is c/o Hines, 303 E. Wacker, Suite 1280, Chicago, Illinois and whose telephone number is (312) 819-3750, and Tenant's representative shall be ____________________________________, whose address is ________________________
__________________________, _____________________________, Illinois and whose telephone number is (___) ____________________.

      (b) Tenant and Landlord agree to make their respective architects and engineers available to the other to answer questions and provide clarifications and additional information as is reasonable for the timely progress and completion of the Tenant's Work.

                         [WORKLETTER ATTACHMENTS FOLLOW]

                           ATTACHMENT 1 TO WORKLETTER

                          MINIMUM INFORMATION FOR PLANS

      Plans and specifications (including architectural, engineering and structural, as applicable, working drawings) required for the supply, installation and finishing of the Tenant's Work and including, without limitation: finish schedule; material submittals; graphics and signage; interior and demising partitions; doors, frames and hardware; ceilings; wiring; lights and switches; telephone and electrical outlets; floor coverings; wall coverings; all millwork and built-ins; appliances; plumbing fixtures; HVAC systems and equipment; refrigeration equipment; reflected ceiling plans; and other equipment, equipment connections and facilities attached to and forming a part of the Building.

                                 Attachment 1-1

                           ATTACHMENT 2 TO WORKLETTER

                     PREAPPROVED CONTRACTORS/SUBCONTRACTORS

      -     Clune Construction Company

      -     Turner Construction

      -     Tishman Construction

      -     Development Solutions, Inc.


                                 Attachment 2-1

                                    EXHIBIT C

                                OTHER DEFINITIONS

      1. "ADA" shall have the meaning described in Section 9(f).

      2. "ADDITIONAL RENT" shall have the meaning described in Section 5.

      3. "ADDITIONAL RENT ESTIMATE" shall have the meaning described in Section 5(b).

      4. "ALLOWANCE" shall have the meaning described in the Workletter.

      5. "CALCULATION DATE" means the first day of the Term and each January 1 thereafter falling within the Term.

      6. "CALCULATION YEAR" means each calendar year during which a Calculation Date falls.

      7. "DEFAULT" shall have the meaning described in Section 19.

      8. "DEFAULT RATE" shall have the meaning described in Section 28(i).

      9. "EXPENSE ADJUSTMENT" shall have the meaning described in Section 5(a).

      10. "EXPENSES" shall mean all costs and expenses paid or incurred by or on behalf of Landlord for owning, managing, operating, maintaining, replacing and/or repairing the Building, the Land and the personal property used in conjunction therewith, including without limitation: the cost of maintaining adjoining pedestrian tunnels and walkways and related lighting, the cost of security and security devices and systems, snow and ice and trash removal, cleaning and sweeping, planting and replacing decorations, flowers and landscaping, maintenance, repair and replacement of utility systems, telephone building riser cable, elevators and escalators; electricity, gas, steam, water, sewers, fuel, heating, lighting, air conditioning; window cleaning; janitorial service; insurance (including but not limited to, fire, extended coverage, all risk, liability, worker's compensation, elevator, or any other insurance carried by the Landlord and applicable to the Project); painting; management fees; supplies; sundries; sales or use taxes on supplies or services; rent, telephone service, postage, office supplies, maintenance and repair of office equipment and similar costs related to operation of the building manager's office; licenses, permits and similar fees and charges related to ownership, management, operation, repair, replacement and/or maintenance of the Project; the share of costs and expenses allocated to the Building and the Land relating to the management, maintenance, operation and repair of any common lobby or other facilities connecting the Building or any of its facilities to any other adjoining building, facilities or land; cost of wages and salaries of all persons engaged in the operation, management, maintenance and repair of the Project, and so-called fringe benefits (including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, management, maintenance and repair of the Project); the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, managing, maintaining, replacing and/or repairing of the Project; legal and accounting expenses (including, but not limited to, such expenses as relate to preparation of statements of Expenses and Taxes and seeking or obtaining reductions in and refunds of real estate taxes); sales and excise taxes; or any other expense or charge which would be considered as an expense of owning, managing, operating, maintaining, replacing and/or repairing the Project.

      Expenses shall not include: costs or other items included within the meaning of the term "Taxes" (as hereinafter defined); costs of alterations and relocations of the premises of tenants of the Building; costs of capital improvements to the Building (including, without limitation, capital improvements made to cure violations of Laws existing at the Building as of the date of this lease) other than those specifically included in Expenses as set forth below; depreciation charges; interest and principal payments on mortgages; ground rental payments; legal fees in connection with negotiating leases with other tenants in the Building or in connection with enforcing lease obligations of other tenants in the Building; fines and penalties on late payments; real estate brokerage and leasing commissions; any expenditures for which Landlord has been reimbursed by tenants (other than pursuant to rent escalation or tax and operating expense reimbursement provisions in leases); salaries, wages or other benefits paid to any executive employee above the grade of regional building manager and regional building engineer (which are includable only to the extent that such regional building manager and regional building engineer, as the case may be, is engaged in servicing the Building); legal fees, space planners' fees, leasing commissions and advertising expenses incurred in connection with leasing space in the Building; expenses for repairs, maintenance or replacements for which Landlord is reimbursed from or pursuant to insurance or condemnation proceeds; costs of providing services to other tenants of the Building without a charge (other than through payment by such tenants of operating expenses and taxes, such as Expenses and Taxes) that are in excess of those services provided or made available to Tenant without a charge (other than through payment of Expenses and Taxes hereunder), to the extent of such excess; appraisal and accounting fees, disbursements and charges incurred in connection with disputes with tenants or other occupants of the Building; costs for which Landlord has received the direct actual reimbursement from any source (other than reimbursement through payment by tenants of operating expenses and taxes, such as Expenses and Taxes), to the extent of such actual direct reimbursement; costs of removal or other remediation of Hazardous Substances (as currently defined) existing in the Building on the date hereof and required by environmental Laws in effect on the date hereof; costs incurred by Landlord resulting directly from Landlord's tortious or negligent or other unlawful conduct; rental costs relating to leasing Building systems, elevators or other equipment ordinarily considered to be of a capital nature, except to the extent such amounts would otherwise have been included as Expenses under Paragraph (a) below had such systems, elevators or other equipment been purchased by Landlord; and fines or penalties incurred as a result of any violation by Landlord of any Law, provided the same is not caused by or the result of any acts or failure to act on the part of Tenant.

      Notwithstanding anything contained in the above definition of Expenses to the contrary:

            (a) The cost of any capital improvements to the Building (i) which are intended to reduce Expenses, or (ii) which are required under the ADA, or (iii) which are required under any other governmental laws, regulations or ordinances (collectively, the "Governmental Laws"), or (iv) which are intended to enhance the safety of the Building or its occupants, shall be included in Expenses in the year of installation and subsequent Calculation Years as hereinafter set forth; provided that if the Building is in violation of any such Governmental Laws (as now existing) as of the date of this lease (i.e., meaning that the Building was obligated to take action to comply with such Governmental Laws on or before the date of this lease, and has failed to do so), then the costs of any capital improvements made to the Building after the date of this lease in order to cure such violations of Governmental Laws shall not be so included in Expenses. In any Calculation Year, the portion of the cost of any capital improvements includable in Expenses as provided in the preceding sentence shall be the annual amortization of such cost using as the amortization period such reasonable period as Landlord shall determine, together with interest on the unamortized cost of any such improvements (at an annual rate equal to the greater of (i) 11%, or (ii) 2% over the "Prime Rate" described in Section 28(i) of the lease calculated as of the date the cost of such improvements was incurred). In the case of loss or damage to the Project due to fire or other casualty, the costs of repairing, restoring or replacing any portion of the Project which constitute capital improvements shall be included in Expenses to the extent of deductible amounts under insurance policies.

            (b) If the office area of the Building is not fully (at least 95% for the purposes of this paragraph) occupied by tenants during all or a portion of any Calculation Year, or if during all or a portion of any Calculation Year, Landlord is not furnishing to any tenant or tenants any particular service, the cost of which, if furnished by Landlord, would be included in Expenses, then Landlord may elect to make an appropriate adjustment in Expenses for the year, by adjusting those components of Expenses which vary with the occupancy level of the Building, to reflect the Expenses that would have been paid or incurred by Landlord for such year had the office area of the Building been 95% occupied by tenants and services been furnished to all such tenants during such entire Calculation Year. Any such adjustments shall be deemed costs and expenses paid or incurred by Landlord and included in Expenses for such year.

            (c) If any item of Expenses, though paid or incurred in one calendar year, relates to more than one calendar year, at the option of Landlord, such item may be proportionately allocated among such related calendar years.

      11. "GROUND LEASE" and "GROUND LESSOR" shall have the meanings described in Section 20.

      12. "HAZARDOUS SUBSTANCES" shall have the meaning described in Section
9(e).

      13. "HOLIDAYS" shall have the meaning described in Section 8(e).

      14. "LANDLORD PARTIES" shall have the meaning described in Section 9(e).

      15. "LANDLORD'S EXPENSE STATEMENT" shall have the meaning described in
Section 5(c)(i).

      16. "LANDLORD'S TAX STATEMENT" shall have the meaning described in Section 5(c)(ii).

      17. "LAWS" shall have the meaning described in Section 6.

      18. "MONTHLY BASE RENT" shall have the meaning described in Section 4(a).

      19. "MORTGAGE" and "MORTGAGEE" shall have the meanings described in
Section 20.

      20. "NEW PREMISES" shall have the meaning described in Section 30.

      21. "OUTSIDE DATE" shall have the meaning described in Section 17(a).

      22. "PROJECTION NOTICE" shall have the meaning described in Section 5(b).

      23. "PROJECTIONS" shall have the meaning described in Section 5(b).

      24. "RELEASED PARTIES" shall have the meaning described in Section 16(a).

      25. "RENT" shall have the meaning described in Section 3.

      26. "RENTABLE AREA" with respect to the Building means the rentable area of office space at the Building, on a square footage basis, measured in accordance with the Building Owners and Managers Association International method of measurement ("BOMA") existing as of the date of this lease (with such changes to said measurement standards as may be adopted by BOMA from time to time and as may be utilized, at Landlord's election, for measurement calculations at the Building).

      27. "RENTABLE AREA" with respect to any tenant space at the Building means rentable area of the applicable tenant space, on a square footage basis, measured in accordance with the BOMA method of measurement existing as of the date of this lease (with such changes to such measurement standards as may be adopted by BOMA from time to time and as may be utilized, at Landlord's election, for measurement calculations at the Building). Notwithstanding the foregoing, it is acknowledged and agreed that the Rentable Area of the "27th Floor Space" (as defined and described in Section 42) includes a full allocation of the usable area of that certain public corridor area identified on Exhibit A as "public corridor (tenant excess)", and such full allocation shall apply notwithstanding anything contained herein or in BOMA to the contrary. Based on the foregoing, and notwithstanding anything contained herein or in BOMA to the contrary, the Rentable Area of the Premises as of the date hereof is hereby stipulated by the parties to be the number of square feet set forth in Section 1 of this lease.

      28. "SUCCESSOR" shall have the meaning described in Section 20(c).

      29. "TAX ADJUSTMENT" shall have the meaning described in Section 5(a).

      30. "TAXES" shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges (to the extent not included as Expenses), transit taxes, taxes based upon leases or the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including estate, gift, succession or inheritance taxes, or any transfer taxes imposed upon Landlord's sale of the Building, or any income or franchise taxes or any other taxes imposed upon or measured by the Landlord's income or profits, except as provided herein), which may now or hereafter be levied, assessed or imposed against the Land or the Building or Landlord as a result of its ownership of the Project.

      Notwithstanding anything contained in the above definition of Taxes to the contrary:

      (a) If at any time the method of taxation then prevailing shall be altered so that any new or additional tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any Taxes or contemplated increase therein, or in addition to Taxes, and shall be measured by or be based in whole or in part upon the Project, the rents or other income therefrom or any leases of any part thereof, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, assessed or imposed against the Project to the extent that such items would be payable if the Project were the only property of Landlord subject thereto and the income received by Landlord from the Project were the only income of Landlord.

      (b) Notwithstanding the year for which any such taxes or assessments are levied, (i) in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest payable thereon, paid during a Calculation Year shall be included in Taxes for that year and (ii) if any taxes or assessments payable during any Calculation Year shall be computed with respect to a period in excess of twelve (12) calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for the Calculation Year when payable. Except as provided in the preceding sentence, all references to Taxes "for" a particular Calculation Year shall be deemed to refer to Taxes levied, assessed or otherwise imposed during such Calculation Year without regard to when such Taxes are payable.

      (c) Taxes shall also include any personal property taxes (attributable to the Calculation Year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems or appurtenances used in connection with the Building or the operation thereof.

      31. "TENANT'S PROPORTIONATE SHARE" shall mean a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the greater of (i) ninety-five percent (95%) of the Rentable Area of the Building, and (ii) the total Rentable Area of the Building leased to tenants (with the calculation under clause (ii) being made by Landlord on a weighted average basis over the calendar year at issue). If changes are made to this lease, the Premises, the Building, or BOMA measurement standards utilized for the Building, changing the rentable area of the Premises or the Building, Landlord may make an appropriate adjustment to Tenant's Proportionate Share (i.e., based upon the formula used in calculating Tenant's Proportionate Share as described in the preceding sentence).

                                    EXHIBIT D

                              RULES AND REGULATIONS

      (1) No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Premises and if visible from the outside or public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing.

      (2) Tenant shall not use the name of the Building for any purpose other than Tenant's business address; Tenant shall not use the name of the Building for Tenant's business address after Tenant vacates the Premises; nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

      (3) No article which is explosive or inherently dangerous is allowed in the Building.

      (4) Tenant shall not represent itself as being associated with any company or corporation by which the Building may be known or named.

      (5) Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Premises shall not be obstructed.

      (6) No animals (except for dogs in the company of a blind person), pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises.

      (7) Room-to-room canvasses to solicit business from other tenants of the Building are not permitted; Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates any code of ethics by any recognized association or organization pertaining to such business, profession or activities.

      (8) Tenant shall not waste electricity, water or air-conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building's heating and air-conditioning systems.

      (9) No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks. Tenant may not install any locks without Landlord's prior approval.

      (10) Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage; the Indemnitees shall not be liable for damage thereto or theft or misappropriation thereof. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured. All corridor doors shall remain closed at all times. If Tenant desires telegraphic, telephones, burglar alarms or other electronic mechanical devices, then Landlord will, upon request, direct where and how connections and all wiring for such services shall be installed and no boring, cutting or installing of wires or cables is permitted without Landlord's approval.

      (11) Except with the prior approval of Landlord, all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.

      (12) The weight, size and location of safes, furniture, equipment, machines and other large or bulky articles shall be subject to Landlord's approval and shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall direct and at Tenant's sole risk and cost. Prior to Tenant's removal of any of such articles from the Building, Tenant shall obtain written authorization of the Office of the Building and shall present such authorization to a designated employee of Landlord.

      (13) Tenant shall not overload the safe capacity of the electrical wiring of the Building and the Premises or exceed the capacity of the feeders to the Building or risers.

      (14) To the extent permitted by law, Tenant shall not cause or permit picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

      (15) Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Tenant may install and maintain vending machines, coffee/beverage stations and food warming equipment and eating facilities for the benefit of its employees or guests, provided the same are maintained in compliance with applicable laws and regulations and do not disturb other tenants in the Building with odor, refuse or pests.

      (16) Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises

      (17) No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord's prior written consent.

      (18) Tenant shall at all time maintain the window blinds in the lowered position, though Tenant may keep the louvers open.

      (19) Tenant shall only use the freight elevator for mail carts, dollies and other similar devices for delivering material between floors that Tenant may occupy.

      (20) No smoking, eating, drinking, loitering or laying is permitted in the common areas of the Building except in designated areas.

      (21) Landlord may require that all persons who enter or leave the Building identify themselves to security guards, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

      (22) Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency and shall cooperate and participate in all reasonable security and safety programs affecting the Building.

      (23) Tenant shall cooperate and participate in all recycling programs established for the Building by Landlord or any governmental agency.

                                    EXHIBIT E

                             CLEANING SPECIFICATIONS

                                   [Attached]

                             303 EAST WACKER DRIVE
                         LEASE CLEANING SPECIFICATIONS

The following are the Building Standard Janitorial Services. Landlord, at his sole discretion, reserves the right to make adjustments to the schedule of services:

A. Daily Services - General

      1. Empty trash receptacles and remove trash from Premises.
      2. Dust all horizontal surfaces, desks, chairs, files, telephones, picture frames, etc.
      3. Damp wash and wipe dry all plastic or formica desk tops.
      4. Clean and sanitize drinking fountains.
      5. Dust mop and spot clean all tiled areas.
      6. Vacuum all carpeted areas.
      7. Spot clean glass partitions and glass entry doors.
      8. Police stairways.

B. Daily Services - Restrooms

      1. Remove trash and clean receptacles.
      2. Clean and sanitize lavatories, commodes, powder rooms, and urinals.
      3. Clean out corners and edges.
      4. Clean mirrors and all metal surfaces.
      5. Spot clean wall tile and partitions.
      6. Replenish supplies.
      7. Sweep floors.
      8. Mop and disinfect floors.

C. Daily Services - Elevators

      1. Vacuum and spot clean carpets.
      2. Clean edges, corners and tracks.
      3. Wipe down walls and doors.
      4. Clean call buttons.

D. Daily Services - Plaza and Concourse

      1. Vacuum carpet areas nightly.
      2. Dust mop and damp mop all public areas.
      3. Spot clean walls, columns, directory boards, signs, and security console.
      4. Empty and clean cigarette urns.
      5. Dust all horizontal surfaces.
      6. Clean escalators.
      7. Clean glass entry doors, spot clean windows.

E. Weekly Services - General

      1. Damp mop all tile floors.

F. Weekly Services - Elevators

      1. Shampoo carpets.

G. Weekly Services - Plaza and Concourse

      1. Machine buff all hard surfaced floors.
      2. Clean escalators.

H. Weekly Services - Stairwells

      1. Sweep all stairs and landings.
      2. Dust doors, handrails, fire equipment, and communication devices.

I. Monthly Services - General

      1. Buff all uncarpeted areas
      2. High dusting of all vertical surfaces.

J. Monthly Services - Restrooms

      1. Buff all tiled floors.
      2. Spot clean walls, partitions and fixtures for water marks.
      3. High dusting of all vertical surfaces.

K. Quarterly Services - General

      1. Strip and recoat all the floors.

      2. Clean all venetian blinds.

L. Quarterly Services - Restrooms

      1. Wash down all restroom walls and partitions.

M. Quarterly Services - Stairwells

      1. High dusting of door closures, smoke dampers, etc.

N. Annual Services

      1. Clean all fluorescent light fixtures.
      2. Wet mop and dry all stairwells.

O. Exterior

      1. Police building perimeter for trash daily.
      2. Clean benches daily.

      3. Wash down sidewalks daily or as needed.
      4. Machine scrub sidewalks weekly.
      5. Clean exterior stairwells weekly.

P. Day Cleaning

      1. Spot clean doors, directory board and windows in Plaza.
      2. Sweep and pick up litter in elevator cabs.
      3. Police restrooms and replenish restrooms supplies.
      4. Police dock.
      5. Clean cigarette urns.

Q. Window Cleaning

      1. Clean exterior windows four (4) times per year.
      2. Clean Plaza windows once per week.

R. Services as Required

      1. Spot clean carpeted areas.
      2. Shampoo public areas outside tenant space.
      3. Shampoo elevator carpets.

                                    EXHIBIT F

                               EXISTING 10% PLANS


                                      None.

                                    EXHIBIT G

                          DESCRIPTION OF EXISTING FF&E

28th Floor
(45) Steelcase "Answer" workstations (4 workspaces each)
(4) Steelcase "Answer" workstations (3 workspaces each)
(187) Steelcase 2 drawer file cabinets
(3) Steelcase lateral filing cabinets
(21) Conference chairs (rolling)
(2) Office chairs (non-rolling)
(2) 3'x6' (4' tall) tables
(5) 3-Wall office desks
(1) Round office table
(4) Telecom racks
(1) Ice maker
(1) GE Dishwasher
(2) Fire Extinguishers
(2) 3 ton McQuay supplemental HVAC units (SE side)
(2) Powersmith current conditioner transformers (NW & SE sides)

27th Floor within premises
(18) Steelcase "Answer" workstations (4 workspaces each) - dismantled
(1) Steelcase "Answer" workstations (3 workspaces each) - dismantled
(17) Steelcase lateral filing cabinets
(1) Boardroom conference table (3 pieces)
(2) Conference room tables
(25) Conference chairs (rolling)
(3) Office chairs (non-rolling)
(2) Fire extinguishers
(1) 5 ton Liebert supplemental HVAC unit (server room)
(1) Cardkey access system (server room)
(1) Notifier Pre-Action System (storage room - serving server room)

27th Floor outside premises
(18) Steelcase "Answer" workstations (4 workspaces each)
(1) Steelcase "Answer" workstations (3 workspaces each)
(133) Steelcase 2 drawer file cabinets
(1) Steelcase lateral filing cabinets
(58) Conference chairs (rolling)
(12) Office chairs (non-rolling)
(13) Conference room tables
(6) 3-Wall office desks
(11) Round office tables

(1) Tall round breakroom table
(1) Freestanding shelf
(5) Telecom racks
(1) GE Refrigerator
(5) Fire extinguishers
(2) Current Technology 150 current conditioner (NE & SW sides) -
       Possible relocation pending evaluation of impact and Landlord approval.


                                      G-2